UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SEACOAST BANKING CORPORATION OF FLORIDA
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Seacoast
BANKING CORPORATION
OF FLORIDA

PROXY STATEMENT 2025

815 Colorado Avenue Stuart, Florida 34994

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

Monday, May 19, 2025
10:00 a.m. Eastern Time
Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) intends to hold its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) at the Hutchinson Shores Resort, 3793 NE Ocean Blvd, Jensen Beach, FL 34957, on Monday, May 19, 2025 at 10:00 a.m. Eastern Time.

ITEMS OF BUSINESS
The purpose of the Annual Meeting is to vote on the following proposals:
1.Election of Directors. To elect four Class II directors (“Proposal 1”);
2.Amend the Company's Amended and Restated Articles of Incorporation to Increase Authorized Common Stock. To approve the proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's common stock from 120,000,000 to 200,000,000 shares ("Proposal 2");
3.Amend the Company's Amended 2021 Incentive Plan to Increase Authorized Shares. To approve the proposed amendment to the Amended 2021 Incentive Plan to increase the number of shares authorized to be issued under the plan ("Proposal 3");
4.Advisory (Non-binding) Vote to Approve Compensation of Named Executive Officers. To hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement (“Proposal 4”);
5.Advisory (Non-binding) Vote to Approve Frequency of Holding Future Advisory Votes for Compensation of Named Executive Officers. To hold an advisory vote to approve the frequency of holding future advisory votes for compensation of the Company’s named executive officers (“Proposal 5”);
6.Ratification of Appointment of Independent Auditor. To ratify the appointment of Crowe LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2025 (“Proposal 6”); and
7.Other Business. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
RECORD DATE
You are eligible to vote if you were a shareholder of record on the close of business on March 24, 2025, which is the record date for the Annual Meeting. This Notice of the 2025 Annual Meeting of Shareholders and the accompanying proxy statement are sent by order of the Company’s Board of Directors.

YOUR VOTE IS IMPORTANT
Please review the voting instructions described in this proxy statement, as well as in the notice you received in the mail or by e-mail. By voting prior to the Annual Meeting, you will help ensure that we have a quorum and that your preferences will be expressed on the proposals that are being considered.

Chuck M. Shaffer
April 7, 2025	Chairman and Chief Executive Officer

To our fellow shareholders, customers, partners and friends:

The year 2024 highlighted our commitment to Seacoast’s core principles including our unwavering focus on relationship-based community banking and the careful, deliberate management of our balance sheet. We achieved strong results in 2024 and delivered value for our shareholders, generating net income of $121.0 million, or $1.42 per diluted share, while maintaining industry-leading capital levels, including a Tier 1 Capital ratio of 14.8%. We believe these results demonstrate the strength of the Seacoast franchise, including our disciplined approach to balance sheet management and our strong risk management framework.

After a period of successful integration of several acquisitions, and appropriate conservatism in response to the industry events in 2023, the Company returned to a more growth-focused lending posture in 2024. We made key investments, hiring 30 new bankers, appointing new regional presidents across the Florida footprint, expanding our treasury deposit product offerings, and broadening our marketing efforts. The value of these investments became evident as the loan pipeline quickly built. This culminated in loan growth returning to high-single-digit levels by the third quarter of 2024, with record loan production in the fourth quarter of 2024. That said, we have remained steadfast in our commitment to build franchise value through relationship lending, while prudently managing risk.

The tireless efforts of our dedicated team of associates continued to strengthen our competitive position in 2024, and our deposit market share in Florida ranks us among the top 15 banks operating the state. We are also proud to share some of our recent achievements in 2024. Seacoast Bank was named among American Banker’s Best Banks to Work For, marking the fifth consecutive year we have received this honor. Additionally, we earned the Great Place To Work Certification® for the second year in a row, with an impressive 91% of employees affirming that Seacoast is an outstanding place to work. Furthermore, Seacoast was recognized on Fortune’s 2024 Best Workplaces for Women list.

In February 2025, we announced our plans to grow in Central Florida with the acquisition of Heartland National Bank. The transaction, which is expected to close in the third quarter of 2025, exemplifies Seacoast’s M&A focus on consolidation or entry into attractive markets, low concentration risks, high-quality relationship supported franchises, and ease of execution that does not distract from our organic growth strategy.

Moving forward in 2025, we remain committed to upholding conservative balance sheet principles and a disciplined focus on building franchise value through customer acquisition in Florida. Profitability improvement remains a focus through increased scale to improve efficiency and deploying excess capital to enhance our return profile. With an ongoing emphasis on relationship-based banking and Florida’s economic strength, the company is well-positioned to create lasting value for shareholders and customers in the years ahead.

Charles M. Shaffer
Chairman and Chief Executive Officer

VOTING INFORMATION                    1
How to Cast Your Vote    1
How to View Proxy Materials Online     1

PROXY SUMMARY    2
About Seacoast    2
Executive Compensation Program Highlights    3
Summary of Proposals and Board Recommendations    4
Say on Pay Results    4
Our Director Nominees    4
Director Nomination Process    4
Board and Governance Highlights    6
Communications with the Board    6
Board Composition    6
Board Skills and Characteristics    7
Our Corporate Governance Framework     8

CORPORATE GOVERNANCE AT SEACOAST     9
The Board’s Role in Strategy and Risk Oversight     9
Governance Policies     9
Data Privacy and Information Security     9
Cybersecurity Risk Management and Governance     10
Board Oversight of Strategy and Risk     10
Board Composition     10
Shareholder Engagement     10
Corporate Governance Principles and Practices     11
Board Independence     11
Board Evaluation Process     11
Board Leadership Structure     11
Lead Independent Director     11
Non-Management Executive Sessions     11
Management Succession Planning and Development    12
Committee Structure    12
BOARD MEETINGS AND COMMITTEES    13
Board Meeting Attendance    13
Annual Meeting Attendance    13
Board Committees     13
Board Committee Membership and 2024
Committee Meetings    13
Key Committee Responsibilities    14
Audit Committee Report    15
Ownership of our Common Stock     16
Director, Executive Officers and Certain Beneficial
Stock Ownership     16
Delinquent Section 16(a) Reports     17
Named Executive Officers    18

EXECUTIVE COMPENSATION     19

COMPENSATION DISCUSSION & ANALYSIS     19
Executive Summary     19
2024 Performance Considerations     19
Say on Pay Results     19
Our Executive Compensation Design Priorities
and Prohibitions         19
2024 NEO Pay         20
Summary of Compensation Decisions in 2024     20
2024 NEO Mix of Total Direct Compensation 20

Base Salary          21
2024 Annualized Base Salary Action     21
Annual Short-Term Incentive     21
Equity Awards         22
Seacoast’s Equity Strategy    22
2024 Performance Stock Unit (“PSU”) Awards    22
Time-Based Restricted Stock Awards (“RSA”)    22
Overview of Executive Compensation    22
Role of the CGC    22
Role and Independence of the Compensation Consultant    23
Compensation Peer Group     23
Executive Compensation Framework Highlights    24

2024 EXECUTIVE COMPENSATION ACTIONS    25
2024 Pay Outcomes    25
Key Influences in Compensation Decisions    25
Performance Metrics    25
Individual Contributions    26
Other Elements of the 2024 Compensation Program
for Executive Officers    26
Change in Control Severance Benefits    26
Retirement and Employee Welfare Benefits    26
Supplemental Executive Retirement Plan Agreement     27
Executive Perquisites    27
Clawback Policy    27
Hedging & Pledging Policy    27
Stock Ownership Guidelines    27
Strategies to Ensure that Incentive Compensation
is Sensitive to Risk Considerations      28
Risk Analysis of Incentive Compensation Plans    28
Compensation and Governance Committee Report    28

EXECUTIVE COMPENSATION TABLES    29
2024 Summary Compensation Table    29
2024 Components of All Other Compensation    30
2024 Grants of Plan-Based Awards    30
Outstanding Equity Awards at Fiscal Year End 2024    31
2024 Option Exercises and Stock Vested    32
Supplemental Executive Retirement Plan (“SERP”)    32
2024 Pension Benefits    32
Executive Deferred Compensation Plan    33
2024 Nonqualified Deferred Compensation    33
Employment and Change in Control Agreements    34
2024 Other Potential Post-Employment Payments    36
CEO Pay Ratio    37
Equity Compensation Plan Information    37
2024 Pay Versus Performance    38
2024 Performance Measures    39
Visual Representation of the Information Provided in the
Pay versus Performance Table    39

PROPOSAL 1: ELECTION OF DIRECTORS    41
General    41
Manner for Voting Proxies    41
Nominees for Re-election at the Annual Meeting    42
Director Terms Extended Beyond the Annual Meeting    44

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DIRECTOR COMPENSATION                 48
    Non-Employee Director Compensation Structure    48
    Lead Independent Director Compensation    49
    Director Stock Ownership Policy    49
    2024 Director Compensation Table    49
    Stock Awards and Options Granted to Directors in 2024    50
    Directors’ Deferred Compensation Plan    50

PROPOSAL 2: AMEND THE COMPANY'S AMENDED AND
RESTATED ARTICLES OF INCORPORATION OF SEACOAST BANKING CORPORATION OF FLORIDA TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK    51

PROPOSAL 3: AMEND THE COMPANY'S AMENDED
2021 INCENTIVE PLAN TO INCREASE AUTHORIZED SHARES    53

PROPOSAL 4: ADVISORY (NON-BINDING) VOTE TO
APPROVE COMPENSATION OF NAMED EXECUTIVE
OFFICERS (SAY-ON-PAY)    59

PROPOSAL 5: ADVISORY (NON-BINDING) VOTE TO
APPROVE FREQUENCY OF VOTES FOR COMPENSATION      OF NAMED EXECUTIVE OFFICERS (SAY-ON-FREQUENCY)    59

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITOR     60
Relationship with Independent Registered Public
Accounting Firm    60
Independent Registered Public Accounting Firm’s Fees    60
Pre-Approval Policy    60

OTHER INFORMATION    61
    Certain Transactions and Business Relationships    61
    Related Party Transactions    61
Other Matters    62
    Principal Offices    62
    Availability of 10-K    62
    Solicitation of Proxies; Expenses    62
    Notice of Business to Come Before the Meeting    62
    Shareholder Proposals for 2026    62

ADDITIONAL VOTING INFORMATION    63

LOCATION OF THE 2025 ANNUAL MEETING            65

APPENDIX A – INFORMATION REGARDING NON-GAAP
FINANCIAL MEASURES        66

APPENDIX B – ARTICLES OF AMENDMENT OF THE AMENDED    AND RESTATED ARTICLES OF INCORPORATION OF SEACOAST
BANKING CORPORATION OF FLORIDA        68

APPENDIX C – AMENDED 2021 INCENTIVE PLAN OF SEACOAST
BANKING CORPORATION OF FLORIDA        69

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SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
VOTING INFORMATION

How to Cast Your Vote
You may vote if you were a shareholder of record as of the close of business on March 24, 2025.

ONLINE www.proxyvote.com	MAIL Complete, sign, date and return your proxy card in the envelope provided.

PHONE Call the number on your proxy card or voting instruction form.	IN PERSON Vote by ballot in person at the Annual Meeting.

For telephone and internet voting, you will need the 16-digit control number included in your notice, proxy card or voting instructions that accompanied your proxy materials. For shares held in employee plans, we must receive your voting instructions no later than 11:59 P.M. Eastern Time on May 15, 2025 (the “cut-off date”) to be counted. Otherwise, you may vote up until 11:59 P.M. Eastern Time on May 18, 2025.
Street Name Holders: If your shares of Seacoast common stock are held in a bank, brokerage or other institutional account (which is commonly referred to as holding shares in “street name”), you are a beneficial owner of these shares, but you are not the record holder. If your shares are held in street name, you are invited to attend the Annual Meeting; however, to vote your shares in person at the meeting, you must request and obtain a power of attorney or other authority from the bank, broker or other nominee who holds your shares and bring it with you to submit with your ballot at the meeting. In addition, you may vote your shares before the meeting by phone or over the internet by following the instructions set forth below or, if you received a voting instruction form from your brokerage firm, by completing, signing and returning the form you received by mail. Your voting instruction form will set forth whether internet or telephone voting is available to you.
If you are able to attend the Annual Meeting, you may vote your shares in person, even if you have previously voted by another means by revoking your proxy vote at any time prior to the meeting, pursuant to the procedures specified in “Revocation of Proxies”. If you hold your shares in street name, you must obtain a proxy from the record holder in order to vote in person.

How to View Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2025 Shareholder Meeting
Our 2025 proxy statement and 2024 Annual Report on Form 10-K (referred to collectively as the “proxy materials”) are available online at: www.proxyvote.com or at http://www.seacoastbanking.com/financials-regulatory-filings/2025-Annual-Meeting-Proxy-Materials.

We have mailed to certain shareholders a notice of internet availability of proxy materials on or about April 7, 2025. This notice contains instructions on how to access and review the proxy materials on the internet. The notice also contains instructions on how to submit your proxy on the internet or by phone, or, if you prefer, to obtain a paper or email copy of the proxy materials.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
PROXY SUMMARY

About Seacoast
As the largest publicly-traded community bank with a dedicated Florida footprint, Seacoast strives to meet the needs of all Floridians. The Florida economy continues to grow, as the top state for net in-migration in 2024, and with the highest percentage of population growth in the United States since 2020. Seacoast’s strategy balances organic franchise growth with a disciplined approach to acquisitions, leveraging deep expertise of Florida’s unique and varied markets to deliver lasting value for customers and shareholders. Please carefully review the information included throughout this proxy statement and as provided in the 2024 Annual Report on Form 10-K before you vote.

Relationship-Focused Florida Franchise

Seacoast is executing a balanced growth strategy, combining organic growth with strategic acquisitions in Florida's most attractive growing markets. Recently announcing the acquisition of Heartland Bancshares, Inc., its 17th bank acquisition since 2014, the Company is expanding its presence across the state, strengthening market share, increasing the customer base, and exercising prudent risk management practices while achieving efficiencies through economies of scale.

SEACOAST BANK FOOTPRINT
Seacoast Branches (79)
Heartland Branches (4)
Counties with Seacoast Bank Customers
Counties with Seacoast Bank Locations*
*Seacoast maintains banking centers, ATMs, and/or loan production offices (LPOs) including an LPO in Atlanta, GA

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Executive Compensation Program Highlights
The Compensation and Governance Committee (“CGC”) is committed to aligning our compensation strategies with our evolving business strategy, good governance and effective risk management practices, and our efforts to generate superior long-term returns for our shareholders. To this end, we emphasize pay-for-performance in executive compensation programs. We believe that our executive compensation strategy strongly aligns our CEO and other executives’ pay with our long-term shareholder interests. The CGC uses a peer group analysis to inform its design of the compensation structure and its compensation decisions. The following table summarizes the primary elements of our executive compensation for 2024:

Pay Element	Purpose	Determination	2024 Results
Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent.	Reflects the CGC’s assessment of the executive’s experience, skills and value to Seacoast.	Salary increases for our NEOs, including our CEO, were 5% or less in 2024, except for Ms. Kleffel whose salary was increased by 16% in recognition of her promotion to COO effective December 18, 2023.
Annual Short-Term Incentive Awards	Recognize achievement of our short-term business strategy objectives and individual executive performance. Incorporates both quantitative and qualitative goals.
Reflects the individual executive’s performance against pre-established individual goals, as well as relative bank performance. In 2024, these goals included return on average tangible assets, customer acquisition, and earnings per share. Qualitative goals were primarily related to achieving the Company’s strategic objectives. The final amount is determined by the CGC’s qualitative assessment of overall performance.

Individual and Company performance were evaluated in Q1 2025, with corresponding payout determinations approved in March 2025, reflecting Company performance in 2024, as well as subjective adjustments based on the achievement of individual goals and performance. Short-term incentive awards were paid out in the form of cash in April 2025.

Performance Stock Units (“PSUs”)	Align compensation with our business strategy and long-term shareholder value while providing a strong retention element.	The number of PSUs granted is determined by the CGC after consideration of each executive’s performance scorecard for the prior year. The number of PSUs that may be earned is based on the level of achievement of goals established by the CGC for a three-year performance period. In addition, PSUs only vest upon completion of a one-year continued service requirement following the close of the performance period. Value realized upon vesting varies based on stock price at the vesting date.	PSUs granted in 2024 vest based on the level of achievement of goals relating to average annual EPS growth and average annual return on average tangible common equity over a three-year period (2024-2026) relative to a peer group. PSUs for which performance goals are met will vest on December 31, 2027, subject to the grantee’s continued service.
Restricted Stock Awards (“RSAs”)	Provide a strong retention element and align executive and shareholder interests.
The amount of RSAs granted is determined by the CGC after consideration of each executive’s performance scorecard for the prior year. The realized value of RSAs is based on stock price at the vesting date.
RSAs granted in 2024 vest in equal annual installments over three years.

Please refer to the Compensation Discussion and Analysis and The Executive Compensation Tables in this proxy statement for additional details about our compensation programs.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Summary of Proposals and Board Recommendations

Item	Proposal	Board Voting Recommendation	Vote Required
1	Election of Four Class II Directors	FOR ALL	Plurality vote*
2	Amend the Company's Amended and Restated Articles of Incorporation to Increase Authorized Shares of Common Stock	FOR	Affirmative vote of a majority of votes cast
3	Amend the Amended 2021 Incentive Plan to Increase Authorized Shares	FOR	Affirmative vote of a majority of votes cast
4	Advisory (Non-binding) Vote to Approve Executive Compensation (Say on Pay)	FOR	Affirmative vote of a majority of votes cast
5	Advisory (Non-binding) Vote to Approve Frequency of Future Advisory Executive Compensation	ONE YEAR	Affirmative vote of a majority of votes cast
6	Ratification of Appointment of Crowe LLP as Independent Auditor for 2025	FOR	Affirmative vote of a majority of votes cast
* More fully described in Proposal 1 - Election of Directors, Manner of Voting Proxies.

Say on Pay Results
The Company includes in its proxy statement a separate advisory vote on the compensation paid to its executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related proxy disclosure, commonly known as a “say-on-pay” proposal. Independent surveys have shown that an annual vote is the preferred frequency of most institutional investors on say-on-pay proposals ("say-on-frequency"). Our shareholders also have expressed a preference for an annual vote. Our Board also endorses an annual vote as we believe it gives shareholders an opportunity to voice their concerns with respect to executive compensation. Shareholder support of our say-on-pay proposal at our 2024 annual meeting was 97%. (See “Outcome of our 2024 Say-On-Pay vote” in the table below.) Overall shareholder support of directors standing for election at the 2024 annual meeting was comparable to the prior year.
Our Director Nominees
Among other proposals, you are being asked to elect four Class II directors of Seacoast. All of the nominees are presently directors of Seacoast as of the record date. All of the nominees also serve as members of the board of directors of Seacoast’s principal banking subsidiary, Seacoast National Bank (the “Bank”). If elected, each director nominee will serve a three-year term expiring at the 2028 Annual Meeting of Shareholders and until their successors have been elected and qualified. Detailed information about each nominee’s background, skills and expertise can be found in Proposal I – Election of Directors.

Name	Age	Director Since	Current Occupation	Independent	No. of Other Public Boards
Dennis J. Arczynski	73	2013	Risk Management, Corporate Governance, Regulatory Affairs and Banking Consultant	✔	0
Eduardo J. Arriola	52	2024	Former Market Executive of Bank, and Former Chairman and CEO of Apollo Bank		0
Maryann Goebel	74	2014	Independent IT Management Consultant	✔	1
Robert J. Lipstein	69	2019	Retired Senior Partner at KPMG LLP	✔	1
Director Nomination Process
The CGC serves as the Company’s nominating committee. The CGC annually reviews and makes recommendations to the full Board of Directors regarding the composition and size of the Board of Directors and its committees. The committee recommends, from time to time, new candidates to the Board for nomination for election to the Board by the Company’s shareholders in addition to annually recommending current director nominees if determined to be in the best interest of the Company and its shareholders. The CGC’s goal is to ensure that the Board of Directors consists of a diverse group of members with the relevant expertise, skills, personal attributes and professional backgrounds who, individually and collectively, are appropriate to achieve the Company’s strategic vision and business objectives, and best serve the Company’s and shareholders’ long-term interests.
As part of the assessment process, the CGC evaluates whether the addition of a director or directors with particular attributes, experience, or skill sets could enhance the Board’s effectiveness. The CGC identifies director candidates through business, civic and legal contacts, and may consult with other directors and senior officers of the Company. The CGC may also utilize a search firm to help it identify, evaluate and conduct due diligence on potential director candidates. Once a candidate has been identified, the CGC confirms that the candidate meets the minimum qualifications for director nominees, and gathers information about the candidate

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
through interviews, questionnaires, background checks, or any other means that the CGC deems to be helpful in the evaluation process. Director candidates are interviewed by the Chair of the CGC and at least one other member of the committee. Each member of the committee participates in the review and discussion of director candidates. Where appropriate, directors who are not on the CGC are encouraged to meet with and evaluate the suitability of potential candidates. The CGC then evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board in relation to the Company’s strategic goals, and recommends nominees to the Board. The full Board formally nominates candidates to be included in the slate of directors presented for shareholder vote based upon the recommendations of the CGC following this process.
Given the evolving needs and business strategies of the Company, the CGC believes that the Board of Directors as a whole should have diversity of thought and experience, which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age. However, the CGC does not assign specific weights to any particular criteria. Its goal is to identify nominees that, considered as a group, will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities and advance the Company’s strategic mission. In addition, each director must have the qualifications set forth in the Company’s Bylaws, as well as the personal characteristics and core competencies described below as Director Eligibility Guidelines:

Director Eligibility Guidelines
Personal Characteristics	Core Competencies
•the highest ethical character
•a personal and professional reputation consistent with Seacoast’s values as reflected in its Code of Conduct
•the ability to exercise sound business judgement
•a willingness to listen to differing points of view and work in a mutually respectful manner

•substantial business or professional experience and ability to offer meaningful advice and guidance to the Company’s management based on that experience
•professional achievement through service as a principal executive of a major company, partner in a law or accounting firm, successful entrepreneur, prominent academic or similar position of significant responsibility

The CGC also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as a candidate’s:
•understanding of and experience in the financial services industry, as well as accounting, finance, legal, real estate, corporate governance and technology expertise;
•leadership experience with public companies or other major organizations, as well as civic and community relationships;
•availability and commitment to carry out the responsibilities as a director;
•knowledge, experience and skills that enhance the mix of the Board’s core competencies and provide a different perspective;
•the absence of any real or perceived conflict of interest that would impair the director’s ability to act in the best interest of shareholders; and
•qualification as an independent director.
In addition to nominations by the CGC, any Company shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director by providing advance notice of such proposed nomination to the Corporate Secretary at the Company’s principal offices at 815 Colorado Avenue, Stuart, Florida 34994. The written submission must comply with the applicable provisions in the Company’s Articles of Incorporation. To be considered, recommendations with respect to nominees for election as directors at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of the Company’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that the Company mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to the election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Company’s CGC. Candidates for director recommended by shareholders in compliance with these provisions and who satisfy the Director Eligibility Guidelines will be afforded the same consideration as candidates for director identified by Company directors, executive officers or search firms, if any, employed by the Company. For our 2025 Shareholder Meeting, no shareholder director nominee recommendations were received.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

Board and Governance Highlights
Communications with the Board

The Company’s Corporate Governance Guidelines provide for a process by which shareholders may communicate with the Board, a Board committee or the non-management directors as a group, or other individual directors. Shareholders who wish to communicate with the Board of Directors, a Board committee, the Lead Independent Director, other directors or an individual director may do so by sending written communications addressed to the Board of Directors, a Board committee or such group of directors or individual director, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P.O. Box 9012, Stuart, Florida 34995. All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors, a committee of the Board of Directors or the group of directors or individual director, as appropriate, at the next regular meeting of the Board.

Board Composition
In the past 12 years, we have refreshed our Board with new talent to increase the breadth of experience and to better align overall Board capability with our strategic objectives. Since 2013, we have added eight new directors with strong skill sets to help achieve our growth initiatives. As a result, our overall Board composition has been enhanced across several important aspects creating a vibrant Board culture focused on creating shareholder value over the long term. Seacoast continues to build a Board with experience aligned with our strategic mission to ensure a balanced mix of directors with a deep knowledge of Seacoast and its markets, as well as new members with fresh perspectives that best serve the needs of the Company.

Board Characteristics

Board Refreshment Timeline

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Board Skills and Characteristics
Our Board represents a range of skills, experience and background that aligns with our long-term strategy and culture. Below are the mix of skills, qualifications and experience characteristics of the members of our Board as of the record date:

Skills, Qualifications and Experience	Dennis J. Arczynski	Eduardo J. Arriola	Jacqueline L. Bradley	H. Gilbert Culbreth, Jr.	Christopher E. Fogal	Maryann Goebel	Dennis S. Hudson, III	Robert J. Lipstein	Alvaro J. Monserrat	Thomas E. Rossin	Charles M. Shaffer	Joseph B. Shearouse, III
Audit/Accounting/Finance experience is important in overseeing our financial reporting and internal controls	✓				✓		✓	✓	✓	✓	✓
Banking/Financial Services experience is important to guide product evolution and manage our business model and revenue generating initiatives	✓	✓	✓		✓	✓	✓	✓		✓	✓	✓
Executive Leadership experience is important to monitor strategy and performance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance experience is important to conduct decision-making and validate implementation in accordance with best practices and regulatory guidelines	✓					✓	✓	✓	✓	✓	✓
Digitalization/Business Intelligence experience is important for innovation and strengthening profitability and understanding customers	✓	✓				✓	✓		✓		✓	✓
Corporate Citizenship experience is important in understanding customer segments in markets served and implementing sustainability initiatives		✓	✓	✓	✓		✓		✓	✓	✓	✓
Customer Experience knowledge is important to assess brand loyalty, customer engagement and create valuable customer relationships and long-term profitability	✓	✓		✓			✓		✓		✓	✓
Legal and Regulatory Affairs experience is important to monitor compliance and regulatory requirements	✓	✓			✓		✓	✓	✓	✓	✓	✓
Risk Management experience is important in overseeing the risks throughout the organization	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Cybersecurity/Information Security experience is important to assess tools to enhance business operations, customer service and cyber and information security	✓					✓	✓	✓	✓		✓
Human Capital Management experience is important to assess compensation practices, talent, training programs and corporate culture within the company	✓	✓	✓		✓	✓	✓		✓		✓	✓

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Our Corporate Governance Framework

Board Independence	•A total of 9 of our 12 directors are considered independent as of the Annual Meeting date. •Our Chairman and CEO is the only member of management who serves as a director.
Board Refreshment
•We seek a board that, considered as a group, will possess a breadth of experience and differences with respect to personal, educational or professional experience, geographic representation, community involvement and age.
•We have a mix of new and longer tenured directors to help ensure fresh perspectives as well as continuity and experience.

Board Committees
•We have five standing Board committees—Audit; Compensation and Governance (“CGC”); Corporate Development (“CDC”), Enterprise Risk Management (“ERMC”); and Information Technology (“ITC”).
•The Audit Committee and CGC consist entirely of independent, non-management directors.
•Chairs of the committees shape the agenda and information presented to their committees.

Lead Independent Director
•Our independent directors elect a lead independent director annually.
•Our lead independent director chairs regularly scheduled executive sessions, without management present, at which directors can discuss management performance, succession planning, board informational needs, board effectiveness or any other matter.

Board Oversight of Strategy & Risk
•Our Board has ultimate oversight responsibility for strategy and risk management.
•Our Board directly advises management on development and execution of the Company’s strategy and provides oversight through regular updates.
•The CDC helps ensure that the strategic vision for the Company is fulfilled by challenging, proposing, reviewing, and monitoring corporate development initiatives of the Company relating to M&A activity, capital allocation and planning, corporate development strategies, and shareholder relations.
•Through an integrated process, key risks, including those related to data privacy and cybersecurity are reviewed and evaluated by the ITC in collaboration with the ERMC before they are reviewed by the Board.
•The ERMC oversees the integration of risk management at Seacoast, monitors the risk framework and makes recommendations to the Board regarding the Company’s risk appetite.
•The Audit Committee oversees the Company’s financial statements and internal accounting controls and processes.
•The CGC oversees risks and exposures related to the Company’s corporate governance, director succession planning, and compensation practices to ensure that they do not encourage imprudent or excessive risk-taking, assists with its leadership assessment and CEO succession planning and monitors the Company’s human capital management and sustainability efforts.

Accountability
•We have a plurality vote standard for the election of directors, with a director resignation policy for uncontested elections.
•Each common share is entitled to one vote.
•We have a process by which all shareholders may communicate with our Board, a Board committee or non-management directors as a group, or other individual directors.

Director Stock Ownership	•A minimum stock holding of three times the annual base retainer is required for each director, to be acquired within four years of joining the Board.
Succession Planning	•CEO and management succession planning is one of the Board’s highest priorities. Our Board ensures that appropriate attention is given to identifying and developing talented leaders.
Board Effectiveness
•The Board meets in a director-only session prior to each regular meeting to discuss the Company’s business condition. After each regular meeting, directors are offered the opportunity to meet in an executive session of non-management directors led by the lead independent director.
•The Board and its independent committees annually evaluate their performance.

Open Communication
•Our Board receives regular updates from business leaders regarding their area of expertise, as well as ongoing education and development.
•Our directors have access to all management and employees on a confidential basis.
•Our Board and its committees are authorized to hire outside consultants at their discretion and at the Company’s expense.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

CORPORATE GOVERNANCE AT SEACOAST
Our goal is to maintain a corporate governance framework that supports an engaged, independent board with varying perspectives and judgment that is committed to representing the long-term interests of our shareholders. We believe our directors should possess the highest personal and professional standards for ethics, integrity and values, as well as practical wisdom and mature judgment. Therefore, our Board, with the assistance of management and the CGC, regularly reviews our corporate governance principles and practices.

The Board’s Role in Strategy and Risk Oversight
The Board of Directors actively reviews our long-term strategy and the plans and programs that management develops to implement our strategy. While the Board meets formally at least once every year to consider overall long-term strategy, it generally reviews various elements of strategy, and our progress towards implementation thereof, at every regular meeting. Our directors are actively engaged in our strategic planning process and exercise robust oversight while challenging our strategies and implementation of such strategies.
The Board believes that strategic risk is an exceptionally important risk element among a number of risks that the Company faces. As a result, our Board works to ensure that this risk is appropriately managed in the context of the rapidly changing environment in which the Company and its customers operate. The Board does not believe this risk can be delegated and the Board as a whole regularly spends a significant amount of its time engaged with management and in executive session discussing our long-term strategies, the effectiveness of our plans to implement such strategies, and our progress against those plans.
The Board believes that an integral part of managing strategic risk is ensuring that the Board’s views are considered as our strategy evolves. The Board strongly believes that having active and engaged committee chairs and a lead independent director better ensures that the Board as a whole can serve as a credible challenge to management’s plans and programs and increases transparency.
The Board’s committees also work to ensure that we have the right alignment to support our long-term strategic direction including: (i) an active Board recruitment process focused on developing or acquiring the skill, experience and attributes of both individuals and the Board as a whole needed to support our strategy, (ii) ensuring an appropriate link is established between our compensation design and our long-term strategy to encourage and reward the achievement of our long-term goals and protect shareholder value by discouraging excessive risk taking, and (iii) ensuring that our risk management structure can effectively manage the inherent risks that underlie our strategy.
Other types of risks that the Company faces include:
•macro-economic risks, such as inflation, interest rate fluctuations, reductions in economic growth, or recession;
•political or regulatory risks, such as restriction on access to markets;
•event risks, such as global pandemics, natural disasters, acts of war or terrorism or cybersecurity breaches; and
•business-specific risks related to financial reporting, credit, liquidity, asset/liability management, market, operational execution (corporate governance, legal and regulatory compliance), and reputation both of the Company and the financial services industry generally.
Our ERMC of the Board of Directors regularly evaluates our overall risk profile and oversees our risk management programs, which are implemented by our chief risk officer.
Governance Policies
Seacoast is committed to long-term success through strong corporate governance and ethical business practices, with appropriate controls and transparency forming the foundation for achievement of our strategic mission.
Important elements of our corporate governance framework are our governance policies, which include:
• Corporate Governance Guidelines
• Compensation Recoupment Policy
• Code of Conduct
• Code of Ethics for Financial Professionals
• Charters for each of our Board committees
You may view these and other corporate governance documents on our investor relations website located at www.SeacoastBanking.com, or request a copy, without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995. Information included on our website, other than the proxy statement and form of proxy, is not a part of the proxy soliciting material and is not deemed incorporated herein.

Data Privacy and Information Security
The Company’s information security program is designed to protect sensitive information from unauthorized access, use, disclosure, alteration, or destruction, and to maintain the confidentiality, integrity, and availability of our information assets, including employee and customer non-public information, financial data, and internal operational information. Seacoast is committed to protecting our customers’ personal and financial information. The Company has adopted a Data Privacy Policy and Information Security Policy that are reviewed by the ITC and ERMC of the Board of Directors on an annual basis. Through an integrated process, key risks, including those related to privacy and cybersecurity are reviewed and evaluated by the ITC and ERMC before they are reviewed by the full Board. We have also adopted a Digital Banking Privacy Policy and Privacy Policy Statement to ensure compliance with requirements of the Gramm-Leach-Bliley Act.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Our Board recognizes the importance of maintaining the trust and confidence of our clients, employees and business partners. We strive to continuously assess and update our response to information security risks and changes in the cyber security landscape. Information security risks are identified using internal risk assessments, internal audits, regulatory exams and third-party testing. Identified risks are prioritized, tracked and managed with senior management oversight.
Our data security strategy includes a host of defense mechanisms that include, but are not limited to:
•Policies and procedures
•Annual mandatory employee training, educational opportunities and regular associate communications
•Third party program oversight
•Encryption technologies
•Incident response program
We provide our associates with ongoing training opportunities in addition to annual mandatory training and educational resources to strengthen cybersecurity awareness, keep abreast of cyber environment trends and continue to build knowledge in safeguarding against potential security and fraud risks. Additionally, our information security team maintains awareness of trends and best practices by pursuing professional certifications and educational opportunities with industry experts and professional organizations.
Periodic penetration tests are performed by independent third parties and are audited by an external firm with expertise in information security. Should an information security incident occur, we have resources to assist with forensic analysis, response strategies and crisis communications.
Cybersecurity Risk Management and Governance
The Company’s cybersecurity program, including our information security policies, is designed to align with regulatory guidance and industry practices. To protect our information systems, network, and information assets from cybersecurity threats, we use various security tools, products and processes that help identify, prevent, investigate, and remediate cybersecurity threats and security incidents.

The oversight of cybersecurity, including potentially significant cybersecurity threats or incidents, is delegated primarily to the ITC of the Board. The ERMC of the Board has primary responsibility for overseeing the Company’s comprehensive ERM program. The Enterprise Risk Management program assists senior management in identifying, assessing, monitoring, and managing risk, including cybersecurity risk. Cybersecurity matters and assessments are regularly included in ITC and ERMC meetings. Additionally, the Board assesses the risks and changes associated with cybersecurity threats through presentations and reports provided by our ITC and ERMC, including participation in annual cybersecurity and information security education and training.

Board Oversight of Strategy and Risk
Our Board has ultimate oversight responsibility for strategy and risk management, and directly advises management on development and execution of the Company’s strategy. Oversight is also provided through the extensive work of the Board’s committees – Audit Committee; Compensation and Governance Committee; Corporate Development Committee; Enterprise Risk Management Committee; and Information Technology Committee – in key areas such as financial reporting, internal controls, compliance, corporate governance, compensation programs, capital planning, risk management and cybersecurity. The ERMC oversees the integration of risk management at Seacoast, monitors the risk framework and makes recommendations to the Board regarding the Company’s risk appetite. The Compensation and Governance Committee oversees risks and exposures related to the Company’s corporate governance, director succession planning, and compensation practices to ensure that they do not encourage imprudent or excessive risk-taking. Additionally, our Information Technology Committee focuses on the Company's risks and exposures related to information and data security, cybersecurity, data privacy, disaster recovery and business continuity.

Board Composition
Seacoast continues to build a Board with experience aligned with our strategic mission to ensure a balanced mix of directors with a deep knowledge of Seacoast and its markets, as well as new members with fresh perspectives. Our Board consists of eight independent Board members. All members of the Audit Committee and Compensation and Governance Committee of the Board and the Chair of the Enterprise Risk Management Committee are independent directors. To further strengthen our corporate governance, our independent directors annually select a Lead Independent Director who chairs regularly scheduled executive sessions, without management present.
Our Corporate Governance Guidelines require that a majority of the Board be composed of independent directors. In accordance with those guidelines, non-employee directors must advise the Chairman of the Board or Chair of the Compensation and Governance Committee in advance of accepting membership on any other public company board and before accepting membership on the audit committee or compensation committee of any other public company board. Employee Directors may serve on no other boards of public companies, unless otherwise approved by the Compensation and Governance Committee.

Shareholder Engagement
The Company engages with our shareholders to ensure transparency and that the Board and management are aware of and address issues of importance to our investors. We regularly meet with various institutional shareholders and welcome feedback from other shareholders, which is considered by the Board or appropriate Board committee. We maintain ongoing responsiveness to institutional and retail shareholders who directly contact us, and we remain committed to timely follow-up. We utilize various channels to engage with shareholders and analysts, including face-to-face and virtual meetings, conferences, road shows, investor calls, quarterly earnings calls and annual shareholder meetings, as well as distributing regular communications through our annual report and proxy statement. In 2024, management met with approximately 60 institutional shareholders, representing over 20% of the company’s ownership at December 31, 2024.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Corporate Governance Principles and Practices

Board Independence
The Company’s common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SBCF”. Nasdaq requires that a majority of the Company’s directors be “independent,” as defined by the Nasdaq rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The Company’s independent directors in 2024 were: Dennis J. Arczynski, Jacqueline L. Bradley, H. Gilbert Culbreth, Jr., Christopher E. Fogal, Maryann Goebel, Robert J. Lipstein, Alvaro J. Monserrat and Thomas E. Rossin. Our governance principles provide that a substantial majority of our directors will meet the criteria for independence required by Nasdaq. 75% of our Board met Nasdaq’s criteria for independence in 2024.

Board Evaluation Process
Periodically, our Board and each Board committee evaluate their performance and effectiveness, along with processes and structure, to identify areas for enhancement. The process is described below.

Element	Description
Corporate Governance Review and Investor Feedback	The CGC reviews corporate governance principles with consideration given to generally accepted practices annually and feedback from investors and makes recommendations for Board changes. This committee also oversees the process for annual board evaluations.
Annual Board & Committee Self-Evaluations	In 2024, Board and committee evaluations were individually conducted to assess the effectiveness of the Board and committees of the Board.
Summary and Review	For the 2024 Board and committee evaluations, responses were compiled and summarized, including comments, which were reviewed by the Chairman and Lead Independent Director, and who together presented summary results to the full Board. The committee evaluations were reviewed by the respective committee chairs, who then discussed the results with their respective committees and the full Board.
Actions	As a result of the Board evaluation process, the Board gained insight as to governance structure and committee rotation opportunities, director succession and process improvements to facilitate broader engagement with discussion around emerging trends and cultural matters.
Board Leadership Structure
The Board leadership framework is provided through: 1) Chairman and CEO Shaffer’s guidance and deep understanding of the financial services industry, 2) a clearly defined lead independent director role, 3) active committees and committee chairs, and 4) talented directors who are committed and independent-minded. At this time, the Board believes this governance structure is appropriate and best serves the interests of our shareholders and other stakeholders.

Lead Independent Director
To further strengthen our corporate governance, our independent directors annually select a Lead Independent Director from the independent directors. Our Board believes that the Lead Independent Director serves an important corporate governance function by providing separate leadership for the non-management and independent directors. In January 2025, the Board re-elected Christopher E. Fogal to serve as Lead Independent Director.

Non-Management Executive Sessions
In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines provide for executive sessions of our non-management and independent directors. Our Board believes this is an important governance practice that enables the Board to discuss matters without management present.
Our non-management directors are given the opportunity to meet in executive session following each regularly scheduled Board meeting. Our independent directors meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. Our Lead Independent Director presides at all executive sessions of the independent directors and non-management directors, and sets the agenda for such executive sessions. Any independent director may call an executive session of independent directors at any time. The independent directors met two times in executive session in 2024.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Management Succession Planning and Development
Our Board understands that a strong succession framework reduces Company risk and therefore ensures that appropriate attention is given to identify and develop talented leaders. Consequently, we have a robust management succession and development plan which is reviewed annually and updated accordingly. The Board maintains oversight responsibility for succession planning with respect to the position of CEO and monitors and advises management regarding succession planning for other executive officers. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board also has short-term contingency plans in place for emergency and unexpected occurrences, such as the sudden departure, death, or disability of our CEO or other executive officers.
The CGC, working with the CEO, annually evaluates succession planning at the senior levels of management and reports the results of such evaluation to the Board, along with recommendations on management development and succession planning. The updated succession plan is reviewed and approved by the Board to ensure that competencies are in alignment with our overall strategic plan. The annual review of the CEO succession plan includes a review of specific individuals identified as active CEO succession candidates, and each of those individuals is reviewed with respect to progress in his or her current job position and progress toward meeting his or her defined leadership development plan. The Company’s CEO and senior management are similarly responsible for supporting “next generation” leadership development by identifying core talent, skills and capabilities of future leaders within the Company; assessing the individuals against leadership capabilities; identifying talent and skill gaps and development needs; assisting with internal candidate development; and identifying significant external hiring needs.
The Board and individual Board members may advise, meet with, and assist CEO succession candidates and become familiar with other senior and future leaders within the Company. Directors are encouraged to become sufficiently familiar with the Company’s executive officers to be able to provide perspective on the experience, capabilities and performance of potential CEO candidates. The Board encourages senior management, as well as other members of management who have future leadership potential within the Company, to attend and present at Board meetings so that each can be given appropriate exposure to the Board. The Board may contact and meet with any employee of the Company at any time, and are encouraged to make site visits, to meet with management, and to attend Company, industry and other events.
Committee Structure
Oversight is also provided through the extensive work of the Board’s five committees – Audit; CGC; CDC; ERMC; and ITC – in key areas such as financial reporting, internal controls, compliance, corporate governance, succession planning, compensation programs, capital planning, cybersecurity and risk management. The Audit Committee and the CGC consist entirely of independent, non-management directors.
In addition, each year, the Board and each of its committees review a schedule of agenda topics to be considered in the coming year. Each Board and committee member may raise subjects that are not on the agenda at any meeting and suggest items for inclusion in future agendas. The Company believes that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, evaluation of decisions and direction from the Board of Directors.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

BOARD MEETINGS AND COMMITTEES

Board Meeting Attendance
The Board of Directors held six regular meetings and one special meeting during 2024. Each of the directors attended either in-person or virtually at least 75% of the total number of meetings of the Board of Directors and committees on which they served.

Annual Meeting Attendance
The Company encourages all of its directors to attend its annual shareholders’ meetings but understands that situations may arise that prevent such attendance. A total of five of the 11 then-incumbent directors attended the Company’s 2024 annual shareholders’ meeting.

Board Committees
The Company’s Board of Directors has five standing permanent committees. These committees serve the same functions for the Company and the Bank. The current composition of each Company committee and the number of meetings held in 2024 are set forth in the table:

Board Committee Membership and 2024 Committee Meetings

Director Name	Audit	Compensation & Governance	Corporate Development	Enterprise Risk Management	Information Technology
Dennis J. Arczynski (1)	✔		✔	✔(3)	✔
Eduardo J. Arriola (5)				✔
Jacqueline L. Bradley (1)			✔
H. Gilbert Culbreth, Jr. (1)		✔
Christopher E. Fogal (1)(2)	✔				✔
Maryann Goebel (1)	✔	✔(3)		✔	✔
Dennis S. Hudson, III			✔
Robert J. Lipstein (1)	✔(3)			✔	✔
Alvaro J. Monserrat (1)	✔	✔	✔		✔(3)
Thomas E. Rossin (1)			✔(3)	✔
Charles M. Shaffer (4)			✔
Joseph B. Shearouse, III			✔
TOTAL MEETINGS HELD IN 2024	8	6	4	4	4

(1)	Independent Director
(2)	Lead Independent Director
(3)	Committee Chair Lead
(4)	Chairman of the Board
(5)	Appointed as a member of the Board of Directors effective June 4, 2024

Each committee has a charter specifying such committee’s responsibilities and duties. Each committee charter, including the Audit Committee and Compensation and Governance Committee charters, are reviewed annually. These charters are available on the Company’s website at www.SeacoastBanking.com or upon written request.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Key Committee Responsibilities

AUDIT COMMITTEE	COMPENSATION AND GOVERNANCE COMMITTEE
Key Responsibilities	Key Responsibilities
•reviews Seacoast’s financial statements and internal accounting controls, and reviews reports of regulatory authorities and determines that all audits and examinations required by law are performed
•appoints the independent auditors, reviews their audit plan, and reviews with the independent auditors the results of the audit and management’s response thereto
•reviews the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including anonymous complaints and changes to the Company’s Code of Conduct
•reviews and approves related party transactions
•reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff and those outsourced to a third party; oversees the audit function and appraises the effectiveness of internal and external audit efforts

•determines, or recommends to the Board, the compensation of the Company’s and the Bank’s key executive officers
•recommends director compensation for Board approval.
•administers the Company’s incentive compensation plans and other employee benefit plans
•oversees the preparation of the “Compensation Discussion and Analysis” section of this proxy statement
•identifies and recommends to the Board qualified individuals to serve as members of the Boards of Directors of the Company and/or the Bank
•oversees efforts to attract and retain a skilled workforce.
•takes a leadership role in shaping corporate governance policies, practices, and guidelines, and oversees the Board’s governance processes
•proposes recommendations to the Board of Directors concerning management development and succession planning activities at the senior levels of management
•oversees corporate sustainability matters

Independence / Qualifications	Independence / Qualifications
•all committee members are independent under Nasdaq and SEC rules and each member is able to read and understand financial statements
•at least one committee member must be an “audit committee financial expert” as defined by Item 407 of Regulation S-K; the Board has determined that Christopher E. Fogal and Robert J. Lipstein are such financial experts
•Audit Committee met four times in private session with our independent auditor, and four times in private session without members of management present, following meetings in 2024

•all committee members are independent under Nasdaq and SEC rules
•no member of the committee has been a former officer within the last three years or is a current officer or employee of the company or any of its subsidiaries
•no member has any interlocking relationship requiring disclosure under the rules of the SEC

CORPORATE DEVELOPMENT COMMITTEE	ENTERPRISE RISK MANAGEMENT COMMITTEE
Key Responsibilities	Key Responsibilities
•reviews capital planning and allocations consistent with the Company's risk appetite to ensure capital adequacy and an acceptable return on capital
•supports, sources and/or challenges M&A activities related to bank and non-bank entities as pertinent to the Company's stated strategic objectives
•oversees business model transformation activities, including investments in corporate development
•reviews and monitors the Company's long-term corporate development strategies and progress
•provides oversight of the appropriateness of strategic metrics and modeling capabilities used in order to assess the strength of existing strategies and potential investments, aligned with the Company's stated strategic objectives
•oversees the effectiveness and consistency of management communications with shareholders in a manner that is aligned with the Company's broader strategic vision

•monitors the risk framework to assist the Board in identifying, considering, and overseeing critical issues and opportunities
•evaluates strategic opportunities from a risk perspective, highlights key risk considerations embedded in such strategic opportunities, and makes recommendations on courses of actions to the Board based on such evaluation
•provides oversight of the risk management monitoring and reporting functions to help ensure these functions are independent of the lines of business or risk-taking processes
•makes recommendations to the Board regarding the Company's risk appetite, limits and policies and reviewing the strategic plan to help ensure it aligns with the Board-approved risk appetite
•reviews key management systems, processes and decisions, and assesses the integrity and adequacy of the risk management function to help build risk assessment data into critical business systems

INFORMATION TECHNOLOGY COMMITTEE
Key Responsibilities
•provides oversight of the Company's data privacy and information security policies, and reviews reporting of technology and cybersecurity risks
•assesses technology risks related to information technology, information and data security, cybersecurity, data privacy, disaster recovery and business continuity
•reviews the Company's risk appetite, strategy and objectives related to technology risks and the policies and processes for mitigating such risks
•monitors technology risk management and the effectiveness of the Company's technology risk assessment processes
•oversees information security reporting, including overall status of the information security program and compliance with regulatory guidelines
•reviews technology strategy, emerging industry trends and the business continuity management program
•oversees cybersecurity risks and tolerances, policies, controls and procedures and the adequacy of related insurance coverage

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of five directors: Dennis J. Arczynski, Christopher E. Fogal, Maryann Goebel, Robert J. Lipstein (Chair) and Alvaro J. Monserrat.
The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (the “Company”) in its general oversight of the Company’s accounting, auditing and financial reporting practices. Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Company’s independent registered public accounting firm, Crowe LLP, for the year ended December 31, 2024 is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) on the effectiveness of internal control over financial reporting.
The members of the Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the Company’s registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters. To carry out its responsibilities, the Committee held eight meetings in 2024.
In the performance of its oversight responsibilities, the Committee has reviewed and discussed with management and Crowe LLP the audited financial statements of the Company for the year ended December 31, 2024. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company at the dates and for the periods described. The Committee has relied upon this representation without any independent verification, except for the work of Crowe LLP. The Committee also discussed these statements with Crowe LLP, both with and without management present, and has relied upon their reported opinion on these financial statements. The Committee’s review included discussion with Crowe LLP of the matters required to be discussed under Public Company Accounting Oversight Board standards.
With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with Crowe LLP matters relating to its independence and received from Crowe LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence.
On the basis of these reviews and discussions, and subject to the limitations of its role, the Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert J. Lipstein, Chair
Dennis J. Arczynski
Christopher E. Fogal
Maryann Goebel
Alvaro J. Monserrat

February 25, 2025

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
OWNERSHIP OF OUR COMMON STOCK
The tables below provide information regarding the beneficial ownership of our common stock as determined in accordance with SEC rules and regulations as of the Record Date by (i) each of the Company’s directors, (ii) each of the named executive officers, (iii) all current directors and executive officers as a group, and (iv) each beneficial owner of more than 5%. As of the Record Date, 85,614,460 shares of common stock were outstanding. Unless otherwise indicated, and subject to community property laws where applicable, the Company believes that each of the shareholders named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

Director, Executive Officers and Certain Beneficial Stock Ownership
As of the Record Date, based on available information, all directors, director nominees and executive officers of Seacoast as a group (16 persons) beneficially owned approximately 1,374,329 outstanding shares of common stock, constituting 1.6% of the total number of shares of common stock outstanding at that date as set forth in the table below. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 375,752 outstanding shares, or 0.4% of the outstanding shares, of Seacoast common stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans.
The following table also sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, or principal shareholders, known by the Company to beneficially own 5% or more of the Company’s outstanding common stock, exclusive of directors and officers. The information regarding beneficial ownership of common stock by the entities identified below are included in reliance on reports filed by the entities with the SEC, except that the ownership percentage is based on the Company’s calculations.

Name of Beneficial Owner Directors and Executive Officers	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Dennis J. Arczynski	66,634 (1)	*
Eduardo J. Arriola	28,761 (2)	*
Jacqueline L. Bradley	41,546 (3)	*
H. Gilbert Culbreth, Jr.	102,948 (4)	*
Christopher E. Fogal	60,810 (5)	*
Maryann Goebel	40,301 (6)	*
Dennis S. Hudson, III	512,636 (7)	*
Robert J. Lipstein	28,265 (8)	*
Alvaro J. Monserrat	28,544 (9)	*
Thomas E. Rossin	29,136 (10)	*
Charles M. Shaffer	203,094 (11)	*
Joseph B. Shearouse, III	40,122 (12)	*
Tracey L. Dexter	31,837 (13)	*
Joseph M. Forlenza	45,246 (14)	*
Juliette P. Kleffel	86,665 (15)	*
Austen D. Carroll	27,784	*
All directors and executive officers as a group (16 persons)	1,374,329	1.6%
Name of Beneficial Owner Certain Other Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares
BlackRock, Inc.	12,562,600 (16)	14.7%
The Vanguard Group	6,292,507 (17)	7.4%
State Street Corporation	4,557,200 (18)	5.3%
North Reef Capital Management L.P.	4,500,000 (19)	5.3%
* Less than 1%

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
(1) Includes 11,098 shares held in a limited liability company and 3,000 shares held in a SEP-IRA, as to which shares Mr. Arczynski has sole voting and investment power. Also includes 9,110 shares held jointly with his wife, as to which shares Mr. Arczynski may be deemed to share both voting and investment power. Also includes 36,865 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Arczynski has no voting or dispositive power. Also includes 5,561 shares that Mr. Arczynski has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(2) Includes 281 shares held in an IRA.
(3) Includes 26,043 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Bradley has no voting or dispositive power. Also includes 8,503 shares that Ms. Bradley has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(4) Includes 10,000 shares held in an IRA, 26,000 shares held in a family limited liability company, and 8,200 shares held in a family sub-S corporation, as to which shares Mr. Culbreth has sole voting and investment power. Also includes 1,000 shares held jointly with Mr. Culbreth’s children and 10,328 shares held jointly with his wife, as to which shares Mr. Culbreth may be deemed to share both voting and investment power. Also includes 43,606 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Culbreth has no voting or dispositive power. Also includes 2,142 shares that Mr. Culbreth has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(5) Includes 6,875 shares held jointly with Mr. Fogal’s wife and 4,688 shares held by Mr. Fogal’s wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power. Also includes 29,748 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Fogal has no voting or dispositive power. Also includes 8,138 shares that Mr. Fogal has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(6) Includes 28,740 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Goebel has no voting or dispositive power. Also includes 5,561 shares that Ms. Goebel has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(7) Includes 51,416 shares held by Sherwood Partners Ltd, of which Mr. Hudson is the general partner and has sole voting and investment power with respect to such shares.  Also includes 18,104 shares held jointly with Mr. Hudson’s wife.  Also includes 33,403 shares held in the Company’s Retirement Savings Plan, and 133,300 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.  Also includes 21,867 shares held by Mr. Hudson’s wife as to which shares Mr. Hudson may be deemed to share both voting and investment power.  Includes 9,356 shares held in an IRA.
(8) Includes 7,478 shares held in IRA as to which Mr. Lipstein has sole voting and investment power. Also includes 20,787 shares held jointly with Mr. Lipstein’s wife, as to which shares Mr. Lipstein may be deemed to share both voting and investment power.
(9) Includes 21,001 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Monserrat has no voting or dispositive power and 4,543 shares that Mr. Monserrat has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(10) Includes 72 shares held jointly with Mr. Rossin’s wife, as to which shares Mr. Rossin may be deemed to share both voting and investment power. Also includes 29,136 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Rossin has no voting or dispositive power.
(11) Includes 1,427 shares held in the Company’s Retirement Savings Plan and 8,011 shares held in the Company’s Employee Stock Purchase Plan. Also includes 47,496 shares that Mr. Shaffer has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(12) Includes 40 shares held by Mr. Shearouse's wife.
(13) Includes 850 shares held in the Company’s Employee Stock Purchase Plan and 499 shares held in the Company's Executive Deferred Compensation Plan. Also includes 2,842 shares that Ms. Dexter has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(14) Includes 12,635 shares that Mr. Forlenza has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(15) Includes 27,466 shares that Ms. Kleffel has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(16) According to a Form 13F filed by BlackRock, Inc. (“BlackRock”) on February 7, 2025 with the SEC, with respect to Seacoast common stock beneficially owned as of December 31, 2024, BlackRock, Inc. has sole voting power with respect to 12,425,098 shares of Seacoast common stock and sole dispositive power with respect to 12,562,600 shares of Seacoast common stock. According to its Schedule 13G/A filed on January 23, 2024, BlackRock is a parent holding company and that the shares of common stock listed on the Schedule 13G/A are owned by various subsidiaries of BlackRock. In addition, BlackRock reported that various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of common stock, and that one such person, iShares Core S&P Small-Cap ETF, is known to have more than 5% of Seacoast common stock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(17) According to a Form 13F filed by The Vanguard Group on February 11, 2025 with the SEC, with respect to Seacoast common stock beneficially owned as of December 31, 2024, The Vanguard Group has shared sole dispositive power with respect to 6,191,486 shares of Seacoast common stock and 101,021 shares have shared dispositive voting power and 63,814 shares with shared voting power. According to its Schedule 13G/A filed on February 13, 2024, The Vanguard Group is an investment advisor and that the shares of common stock listed on the Schedule 13G/A are owned by various subsidiaries of The Vanguard Group, the parent holding company. In addition, The Vanguard Group reported that no one person is known to have more than 5% of Seacoast common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(18) According to a Schedule 13G filed by State Street Corporation ("State Street") on February 5, 2025 with the SEC, with respect to Seacoast common stock beneficially owned as of December 31, 2024, State Street has shared voting power with respect to 572,884 shares of Seacoast common stock and shared dispositive power with respect to 4,557,200 shares of Seacoast common stock. The Schedule 13G provides that State Street is a parent holding company and that the shares of common stock listed on the Schedule 13G is owned on behalf of various clients of one or more investment advisory subsidiaries directly or indirectly owned by State Street and subject to the investment advice of one or more investment advisors of State Street. In addition, State Street reported that various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of common stock, and no one person is known to have more than 5% of Seacoast common stock. The address of State Street is One Congress Street, Suite 1, Boston, MA 02114.
(19) According to a Schedule 13G jointly filed by North Reef Capital Management L.P., North Reef Capital Management GP LLC and James Hanna (jointly, "North Reef") on February 6, 2025 with the SEC, with respect to Seacoast common stock beneficially owned as of December 31, 2024, each shared voting power with respect to 4,500,000 shares of Seacoast common stock and shared dispositive power with respect to 4,500,000 shares of Seacoast common stock. The Schedule 13G provides that North Reef Capital Management L.P. is an investment advisor. In addition, North Reef Capital Management L.P. reported that no other various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of common stock and one person is known to have more than 5% of Seacoast common stock.The address of North Reef is 1833 South Coast Highway, Suite 210, Laguna Beach, CA 92651.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and persons beneficially owning more than 10% of the Company’s common stock are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company’s review of such reports and written representations from the reporting persons, the Company believes that, during and with respect to fiscal year 2024, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of its common stock were complied with in a timely manner, except for late Form 4 filings on April 12, 2024 for common stock activity that occurred on April 1, 2024 for: (i) Austen D. Carroll, which reported the acquisition of restricted stock awards of 18,779 shares and the tax withholding of vested stock awards of 872 shares, as amended on April 19, 2024; (ii) Tracey L. Dexter, which reported the acquisition of restricted stock awards of 16,871 shares and the tax withholding of vested stock awards of 701 shares; (iii) Joseph M. Forlenza, which reported the acquisition of restricted stock awards of 14,175 shares and the tax withholding of vested stock awards of 701 shares; (iv) Dennis S. Hudson, III, which reported the tax withholding of vested stock awards of 998 shares; (v) Juliette P. Kleffel, which reported the acquisition of restricted stock awards of 18,779 shares and the tax withholding of vested stock awards of 733 shares, as amended on April 19, 2024; (vi) Charles M. Shaffer, which reported the acquisition of restricted stock awards of 49,005 shares and the tax withholding of vested stock awards of 3,543 shares and (vii) Joseph B. Shearouse, III, which reported the tax withholding of a vested stock award of 415 shares.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Named Executive Officers
Below are the Company's Named Executive Officers (“NEOs”) as of record date. NEOs are appointed annually at the organizational meeting of the Boards of Directors of Seacoast, to serve until the next annual meeting and until successors are chosen and qualified.

CHARLES M. SHAFFER Chairman and CEO	Age: 51	Tenure: 27 Years
SELECT PRIOR EXPERIENCE:
•CEO and Director of Seacoast and Bank since January 2021
•President of Seacoast since June 2020
•Held various executive roles of Seacoast and the Bank including Chief Financial Officer, Chief Operating Officer, Community Banking Executive, and Controller from 2005 to 2020
•Over 25 years of diverse financial services experience

OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS:
•CPA licensed in Florida
•Board Member, Mid-size Bank Coalition of America
•Board Member, Florida Bankers Association
•Board Member, United Way of Martin County
•Board Member, Armellini Express Lines
•MBA, University of Central Florida
•B.S., Florida State University
•B.A., Florida Atlantic University
•University of Pennsylvania Wharton School of Business Advanced Management Program

TRACEY L. DEXTER Executive Vice President Chief Financial Officer	Age: 51	Tenure: 8 Years
SELECT PRIOR EXPERIENCE:
•SVP and Controller at Seacoast from January 2017 to June 2020
•Senior Manager, Banking and Capital Markets Practice of PricewaterhouseCoopers
•Held various positions in audit and advisory roles
•Over 20 years of accounting and audit experience

OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS:
•CPA licensed in Florida
•Former Series-7 Registered Financial Advisor
•Board Member, Hibiscus Children’s Center
•B.S., Florida State University
•B.A., Florida Atlantic University

JOSPEH M. FORLENZA Executive Vice President Chief Risk Officer	Age: 63	Tenure: 8 Years
SELECT PRIOR EXPERIENCE:
•EVP and Chief Audit Executive of Seacoast and Bank from January 2017 to April 2019
•Managing Director and Chief Audit Executive of Treasury and Commercial Lending with GE Capital from 2015 to 2017
•Served numerous roles, including Chief Audit Executive for broker-dealer and Audit Director covering capital markets, banking and risk management functions for over 20 years at Citigroup
•Various audit and consulting in financial services positions with Coopers & Lybrand
•Over 40 years of financial services, risk management, treasury, valuation, and internal audit experience
OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS: •CPA licensed in New York •Member of the Risk Management Association •Board Member and Treasurer, The Falls Homeowner Association •B.S., Pace University
JULIETTE P. KLEFFEL Executive Vice President Chief Operating Officer	Age: 54	Tenure: 10 Years
SELECT PRIOR EXPERIENCE:
•EVP and Chief Banking Officer at Seacoast from July 2020 to December 2023
•Served in several roles, including EVP of Small Business Banking, Community Banking Executive and Central Orlando Market President at Seacoast from October 2014 to January 2020
•Held various positions managing Government Lending/SBA, Treasury Sales, Marketing, as well as Commercial Lending with BankFIRST from November 2000 to October 2014 until the merger into Seacoast
•Over 25 years of retail and business banking experience in the Orlando market

OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS:
•Executive Board Member, Edgewood Children’s Ranch and Endowment boards
•Executive Board Member/Chairman and Finance Committee member, Central Florida YMCA
•Lifetime Director, West Orange County Chamber of Commerce
•Former Executive Director, National Entrepreneur Center, The Gardens at DePugh Nursing Home and Garden Theatre
•Certified Lender Business Banker
•The Stonier Graduate School of Banking

AUSTEN D. CARROLL Executive Vice President Chief Lending Officer	Age: 47	Tenure: 4 Years
SELECT PRIOR EXPERIENCE:
•Chief Banking Officer with Ameris Bank from December 2018 to July 2020
•Served as Regional and Market Presidents with Ameris Bank between 2008 and 2018
•Held various positions managing credit and special assets with Darby Bank from 2004 to 2008
•Over 25 years of commercial and business banking experience in the Southeastern region of the U.S.
OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS: •Louisiana State University Graduate School of Banking •B.S., Valdosta State University

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

2024 Performance Considerations
Our strategic plan for 2024 continued to focus on shareholder value creation, and the CGC used average annual earnings per share (“EPS”) growth and average annual return on average tangible equity (“ROATE”) relative to peers as key indicators that management is on the right path to produce sustainable long-term value. EPS growth provides a direct link to value creation for shareholder, and ROATE provides a measure of risk-adjusted returns that illustrates the health of the Company. The CGC determined the amount of annual short-term and long-term incentives to award to our named executive officers (“NEOs”) for 2024 using a qualitative assessment of management’s performance in 2024 and 2023, respectively, taking into account both growth and returns with consideration given to our risk framework. The assessment process included scorecards that identified shared and individual goals for the year in the areas of operations, technology, risk, talent, and business transformation, with our average annual EPS growth and average annual ROATE serving as the primary considerations for long-term incentive awards granted in 2024. The number of long-term incentive awards granted in 2025 will be based on the scorecard assessment of performance in 2024.

Say on Pay Results

In 2024, our “Say on Pay” proposal received 97.2% support compared with 98.2% support in 2023, indicating plan design and governance are aligned with our shareholders. While our historical results indicate strong support for Seacoast’s NEO compensation, the CGC continues to review our executive compensation structure to increase its effectiveness and further align with shareholder interests in light of changing industry dynamics.
Our Executive Compensation Design Priorities and Prohibitions

Design Priorities (what we do)	Design Prohibitions (what we don’t do)
✓Manage our executive compensation programs to have a strong pay-for-performance orientation.
✓Link performance-based incentive awards to enterprise-wide and individual performance goals.
✓Grant our NEOs equity-based awards based on Company and individual performance.
✓Emphasize long-term stock-based awards in our executive compensation and total incentive strategies.
✓Set meaningful performance goals that align management with shareholder interests.
✓Require Tier 1 Capital compliance thresholds to be met in order for any portion of the PSUs to vest.
✓Ensure that incentives are sensitive to risk considerations.
✓Provide minimal executive perquisites.
✓Maintain executive stock ownership requirements, and require post-settlement holding periods or mandatory deferral of certain performance-based awards.
✓Provide reasonable executive post-employment and change-in-control protections.
✓Maintain a clawback policy for executive incentive-based compensation to ensure accountability and in accordance with NASDAQ listing requirements.
✓Engage with shareholders on their concerns or priorities for our director and executive compensation programs.

✗No repricing of stock options without shareholder approval.
✗No incentives that encourage improper risk taking.
✗No excise tax gross-ups upon a change in control.
✗No single trigger vesting acceleration on unvested equity in connection with a change-in-control.
✗No hedging, and limited pledging, of our common shares by our directors and executive officers.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
2024 NEO Pay
•Salary changes for certain NEOs in 2024 were made largely to reflect important changes in duties and responsibilities. Ms. Kleffel’s base salary increased by 16% in recognition of her promotion to COO effective December 18, 2023. Salary increases for the remaining NEOs, including our CEO, were 5% or less.
•In 2024, our NEOs received short-term incentives based on Company performance in 2023 for the achievement of pre-established individual goals and ongoing achievement of the Company’s strategic plan. In lieu of cash payments, NEOs received time-based RSAs that vest over a three-year period as disclosed in the 2024 proxy statement. Short-term incentives based on Company performance for 2024 and achievement of pre-established goals will be paid in cash in 2025.
•In 2024, our NEOs received awards of Performance Share Units (“PSUs”) that vest based on the level of achievement of goals relating to average annual growth in EPS and average annual ROATE over a three-year period relative to the performance of a selected peer group. PSUs for which performance goals are met will vest in 2027, subject to the grantee’s continued service.
•In 2024, our NEOs also received awards of time-based RSAs that vest over a three-year period.
•The number of PSUs and RSAs granted in 2024 was determined by the CGC based upon the scorecard assessment of 2023 performance. Awards based upon 2024 scorecard performance were granted in 2025.

Summary of Compensation Decisions in 2024
The CGC structures the compensation program for executive management with an emphasis on long-term performance-based compensation. For planning purposes, the CGC focuses on the sum of annual base salary, annual short-term incentives and the values it considers and approves for equity awards, which are granted in the subsequent year based on annual scorecard performance. We refer to this planning value as Total Direct Compensation or “TDC”. The CGC considered this TDC in its decision process when determining the value of the total incentive award value granted in 2024. The following chart illustrates the relative emphasis of each pay element in relation to TDC, as disclosed in our 2024 Summary Compensation Table (“SCT”).

2024 NEO Mix of Total Direct Compensation

In general, the CGC closely aligns the compensation of our executives with the creation of both short-term profitability and long-term value for our shareholders by structuring a substantial portion of TDC as “at risk” incentive pay. The CGC relies on this structure to ensure that annual short-term incentives are fully reflective of performance for the year in which they are earned, and long-term incentive awards are fully reflective of performance for the year in which their target award values are determined.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

Base Salary
All of our NEOs receive a base salary that reflects the CGC’s assessment of the NEO’s skills and value to Seacoast. It is the CGC’s philosophy to keep salaries within a competitive market range and increase base salaries in response to increases in the size, scope and/or complexity of an executive’s job, in connection with a promotion or other forms of recognition that appropriately reflect value considerations, or to maintain the desired level of internal relative value. In late 2023, Ms. Kleffel was promoted to COO, significantly expanding the scope of her duties and responsibilities. Accordingly, during 2024, her base salary increased by 16%. Salary increases for the remaining NEOs, including our CEO, were 5% or less. The 2024 annualized base salary actions for our NEOs are summarized in the following table.

2024 Annualized Base Salary Actions

Named Executive Officer	2023	2024	% Change
Charles M. Shaffer	$942,000	$965,500	3%
Tracey L. Dexter	$475,000	$475,000	0%
Joseph M. Forlenza	$450,000	$461,000	2%
Juliette P. Kleffel *	$475,000	$550,000	16%
Austen D. Carroll	$475,000	$500,000	5%
* Excludes promotional base salary increase in 2023 for Ms. Kleffel's promotion to COO on December 15, 2023.

Annual Short-Term Incentive
Seacoast awarded annual short-term incentive ("STI") compensation to its NEOs in 2025 in recognition of the Company’s annual performance and individual annual performance of each NEO in 2024. The STI compensation paid in 2025, for performance in 2024, was paid in cash.
For 2024, Seacoast established an annual incentive structure that included both qualitative and quantitative components, providing an opportunity for NEOs to earn an annual cash or stock bonus based upon achievement of individual and Company performance goals. Individual payouts reflect the NEO’s performance against pre-established qualitative goals related to the implementation of the Company’s strategic plan objectives, while quantitative targets were established by the CGC specific to the Company’s performance in 2024 for the return on average tangible assets, customer acquisition and earnings per share. The Committee assigned an equal weight to each quantitative performance measure, and achievement levels for each quantitative measure ranged from 0% to a maximum of 200%.
The overall STI award amounts were targeted at 100% of the target quantitative objectives, with a qualitative overlay adjustment of +/- 15% based on qualitative target performance achievement determined in the discretion of the CGC based on its qualitative assessment of overall performance, with input from the CEO. After assessment of the NEO's performance of quantitative and qualitative goals and evaluating input from the CEO, the CGC approved an STI payout of 125%.
Each NEO’s STI target amount was determined by the Committee based on market pay and performance data from the compensation peer group and industry-specific compensation survey data, as provided by the Company’s compensation consultant.
All STI compensation is subject to clawback provisions that allow the Company to recoup incentive-based compensation paid to NEOs and other designated employees if the Company is required to restate its financial statements.
The following table sets forth the 2024 STI targets and achievement amount for each NEO:

Named Executive Officer	STI Target ($)	STI Amount Achieved ($)
Charles M. Shaffer	$965,500	$1,206,875
Tracey L. Dexter	$350,000	$437,500
Joseph M. Forlenza	$275,000	$344,000
Juliette P. Kleffel	$375,000	$469,000
Austen D. Carroll	$375,000	$469,000

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

Equity Awards
Seacoast’s equity strategy aligns equity recipients with shareholder interests, supports our retention strategies, and elevates our visibility and appeal as an employer of choice for highly skilled talent. The following table summarizes the emphasis of our equity strategy for long-term growth.
Seacoast’s Equity Strategy

Annual Grant Cycle	Type of Equity	Performance Period / Payout Range / Vesting Period	Performance Objective(s)
2024 (Apr.)	PSUs	•75% of LTI Award performance-based •3-year Performance Period, with additional service required through the end of the year following the Performance Period •Payout as a % of Target (0-225%)	•Relative Average Annual EPS Growth (50%) •Relative Average Annual ROATE (50%) •Tier 1 Capital Compliance
	RSAs	•25% of LTI Award •3-year ratable vesting	•Pay-for-performance as part of LTIP in recognition of overall performance in the prior year

2024 Performance Stock Unit (“PSU”) Awards
2024 PSU grants were made as stock-settled incentive awards where payout can vary from 0% to 225% of the target number of shares granted. One-half of the PSUs will be earned based on Seacoast’s three-year (2024-2026) average annual growth in EPS relative to the peer group described under “Compensation Peer Group” (“EPS PSUs”). The remaining one-half of the PSUs will be earned based on Seacoast’s three-year (2024-2026) average annual return on average tangible equity relative to the peer group (“ROATE PSUs”). PSUs for which performance goals are met will vest on December 31, 2027, subject to the grantee’s continued service. The CGC selected EPS and ROATE given their importance in our strategic plan and significant influence on our stock price performance over sustained periods of time. In each case, the number of PSUs actually earned will be determined by our performance as compared to the peer group performance as approved by the CGC at the time of grant, subject to an absolute performance payout cap. PSU payouts will be capped at the target in the event that certain absolute EPS and ROATE hurdles are not met, irrespective of performance relative to the peer group. The PSUs also include a risk-based condition (meet or exceed minimum requirements for Tier 1 Regulatory Capital) that must be met in order for any portion of the awards to vest. Cash dividend or dividend equivalents on PSUs awarded to management are accrued from the grant date and paid only if and when the underlying units become vested and payable.

Time-Based Restricted Stock Awards (“RSA”)
Our pay-for-performance stock incentive strategy is balanced with the use of time-based RSAs to enhance holding power, retention and recruitment, while further aligning the interests of the executives and shareholders. The RSAs granted in 2024 were issued in recognition of 2023 performance, and vest ratably over a three-year period. Dividends may be payable subject to additional restrictions as determined by the CGC and reflected in the award agreement, or when the underlying shares are vested.

Overview of Executive Compensation

Role of the CGC
The CGC is responsible for establishing our compensation philosophy and for overseeing our executive compensation policies and programs generally. As part of this responsibility, the CGC:
•regularly interacts with our executives in order to make informed decisions on performance, potential, developmental needs and their value to Seacoast;
•approves our executive compensation programs, including construction of our peer group, issuance of equity awards, and certification of results;
•evaluates the performance of the CEO and determines the CEO’s compensation;
•reviews the performance of other members of executive management and their compensation adjustments proposed by the CEO; and
•assesses our incentive strategies from a risk perspective, ensuring that earnings opportunities strike the right balance between risk and reward and that our executives are not motivated to take excessive risks.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

Role and Independence of the Compensation Consultant
The CGC is comprised solely of independent directors and met six times in 2024. The CGC engaged Alvarez & Marsal, LLC (“A&M”) as its independent compensation consultant to advise the CGC in 2024. A&M periodically attended CGC meetings, including executive sessions, and provided information and advice independent of management and, at the direction of the CGC Chair, assisted management with various activities that support Seacoast’s executive compensation program. The CGC evaluated these considerations pursuant to SEC and NASDAQ rules and concluded that the engagement of A&M, and the services it provided did not raise any conflict of interest.

Compensation Peer Group
The CGC relies on market pay data and related research to inform its decision on the construction and expected outcomes of our director and executive compensation programs. In considering peer group construction, the CGC recognizes that Seacoast competes for executive talent against a wide variety of financial services organizations that rely on or want to acquire the skill sets that our executives offer. As a result, the CGC relies substantially on information developed from a size-appropriate, high-performing core bank industry compensation peer group in its decision process. In terms of assessing the effect of the CGC’s decisions on how we position pay vis-à-vis market, we rely exclusively on pay and performance data developed using our core bank industry compensation peer group or, as needed, from the McLagan Regional Bank and Pearl Meyer Mid-Size Bank surveys. The CGC does not identify a specific target level or percentile of base salary, incentive cash, or stock-based awards for our NEOs. Instead, pay outcomes, which include the target value of stock awards to be earned for future performance, initially are determined by internal performance and talent considerations. The CGC then compares contemplated NEO pay actions against market pay levels for reasonableness with the market assessments serving as key points of reference and validation in the CGC’s process.
For 2024, the peer group was selected from comparable publicly-traded banks with asset sizes between $13-$50 billion. In comparison, Seacoast's asset size was approximately $15 billion as of December 31, 2024. This determination reflects the CGC’s desire to incorporate an important relative performance dimension that is critical to our efforts to continue to grow the value of Seacoast. The CGC sees this approach as appropriate given its expectations for performance and growth.
The CGC reviews the peer group annually to ensure continued appropriateness, and makes changes when it believes warranted. In 2024, the CGC removed Independent Bank Group, Inc. due to its announcement to be acquired. Our 2024 Peer Group was comprised of:

2022 PEER GROUP

2024 PEER GROUP
Ameris Bancorp (ABCB)	First Busey Corp (BUSE)	Simmons First National (SFNC)
Atlantic Union Bankshares (AUB)	First Interstate BancSystem, Inc. (FIBK)	TowneBank (TOWN)
BancFirst Corp. (BANF)	Home Bancshares, Inc. (HOMB)	Trustmark Corporation (TRMK)
CVB Financial Corp. (CVBF)	Independent Bank Corp. (INDB)	United Community Banks, Inc. (UCB)
Enterprise Financial Services (EFSC)	Pacific Premier Bancorp, Inc. (PPBI)	WesBanco, Inc. (WSBC)
First Bancorp (FBNC)	Renasant Corp. (RNST)	WSFS Financial Corporation (WSFS)
First Financial Bankshares, Inc. (FFIN)	ServisFirst Bankshares, Inc. (SFBS)

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

Executive Compensation Framework Highlights

STRUCTURE	REASONING
COMPENSATION PEER GROUP:
A select group of banks and other financial institutions of similar size, business model and financial performance	Our business model requires us to compete with these companies for executive talent in order to achieve our business objectives related to growth, innovation and profitability
COMPENSATION PHILOSOPHY:
•No specific target level or percentile of pay relative to comparable positions
•Pay decisions reflect the performance of the Company and each executive in relation to prior year pay and performance, planning considerations, and relationship to market pay levels and practices of the peer group
•Actual pay relative to the market data will vary based on performance in terms of the calibration of total incentive awards and amounts ultimately earned from our LTIP

•Improve pay for performance linkage
•Align pay with overall value of each individual to Seacoast
•Ensure reasonableness of pay relative to industry peers and market data
•Ensure a significant portion of pay is “at-risk”, consistent with philosophy and comparator group practices
•To evaluate potential payments assuming various Company performance outcomes and consider how potential performance extremes are reflected in pay, which is a component of our compensation risk assessment

EQUITY:
•Mix of time-based and performance-based structure with a long-term emphasis weighted more heavily toward PSUs (75%)
•Meaningful stock-based award opportunities "right-sized" for company and individual performance considerations and needs
•A substantial portion of TDC for our NEOs delivered as performance-based pay
•Annual award cycles
•3-year PSU performance period aligning program design with typical industry practices. A mandatory 12-month post-performance period vesting requirement on the settlement of any shares earned ensures sensitivity to risk considerations and additional holding power

•PSUs allow for upside in underlying shares, providing direct linkage between potential award payouts and management's success at driving earnings growth and improving returns without inappropriate risk taking
•RSAs provide a key retentive component to our overall compensation package
•Provide more compensation contingent upon achievement of performance goals or our stock’s performance
•Aligns more closely with shareholder interests
•Continuously recalibrate performance expectations and promote consistent improvement
•Enhance long-term performance accountability
•Provide executives with an economic incentive to deliver sustainable results within a risk appropriate framework

PERFORMANCE SCORECARDS:
•Performance scorecards serve as the basis for the target value of equity awards granted in the subsequent year
•Performance scorecards are also used to consider the annual cash bonus for the performance year

•Establish clear expectations for individual goals as well as link with enterprise-wide growth, return and risk management objectives
•Provide important context that may impact the evaluation of each executive such as experience, skills and scope of responsibilities, individual performance and succession planning

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

2024 EXECUTIVE COMPENSATION ACTIONS
The CGC and our CEO rely on quantitative and qualitative assessments of the performance of our NEOs, and other members of the senior management team given our accelerated growth, the rapid evolution of our business, and the changing demands on our executives. The assessment process utilizes scorecards that are approved at the start of each year, establishing performance guidelines against which results are compared at the end of the year. Performance ratings are then developed for each NEO, which are used to inform the CGC’s decision regarding pay actions. The CGC believes that qualitative assessments of NEO performance for the purpose of compensation, development and advancement continue to serve the best interests of our shareholders.
Our CEO works closely with the CGC in establishing executive compensation and overall bonus and incentive payments each year. The CEO evaluates the performance of each NEO and other senior executives, and, based on these performance evaluations, market compensation surveys, and other data, he will then make qualitative assessments and recommendations to the CGC. The CEO also presents incentive compensation payment recommendations for the CGC’s consideration. The CGC evaluates and makes a qualitative assessment of the CEO’s performance and determines his compensation without the CEO present.
The number of PSUs and RSAs granted in 2024 was determined based on 2023 performance scorecard evaluations. Equity awards relating to 2024 performance scorecard evaluations will be granted in 2025. Short-term incentives for 2024 were based on 2024 performance scorecard evaluations and will be paid in 2025.

2024 Pay Outcomes

	Charles M. Shaffer Chairman & CEO	Tracey L. Dexter EVP & CFO	Joseph M. Forlenza EVP & CRO	Juliette P. Kleffel EVP & COO (1)	Austen D. Carroll EVP & CLO
Base Salary	$965,500	$475,000	$461,000	$550,000	$500,000
Short-Term Incentive (2)	$1,206,875	$437,500	$344,000	$469,000	$469,000
RSA (3)	$375,000	$106,250	$106,250	$131,250	$131,250
PSU (3)	$1,125,000	$318,750	$318,750	$393,750	$393,750
(1) Includes promotional increase for Ms. Kleffel's promotion to COO on December 15, 2023.
(2) Cash incentive paid in 2025 reflective of 2024 performance.
(3) Grant date value.

Key Influences in Compensation Decisions

Performance Metrics
The components of our executive compensation program are intended to align with long-term shareholder value creation. Key performance considerations include the use of relative rather than absolute measures for performance metrics and an overall LTIP mix of 25% time-based RSAs and 75% performance-based PSUs split evenly between EPS and ROATE. One-half of the performance-based stock units granted in 2024 (the “EPS Growth Units”) are eligible to vest based on the Company’s Average Annual EPS Growth for the three-year performance period, relative to the average ratio of the peer group, and one-half of the performance-based stock units granted in 2024 (the “ROATE Units”) are eligible to vest based on the Company’s Average Annual ROATE for the same performance period, relative to the average ratio of the peer group. PSUs for which performance goals are met will vest one year following the performance period, subject to the grantee’s continued service.
Senior executives are also eligible to receive an annual short-term incentive as a component of the executive compensation program based on individual goals and performance measurements. Overall, annual short-term incentive awards are calculated based on pre-established target goals, including Company performance in 2024 for the return on average tangible assets ("ROATA"), customer acquisition and earnings per share, with payouts made in 2025 and determined by the CGC’s quantitative and qualitative assessment of overall performance.
For 2024, senior executives were assessed on the following performance:

Component	What it Measures	Why it is Used
Long-Term Incentive
Average Annual EPS Growth	Earnings per share (EPS) is the portion of the Company’s profit allocated to each share of common stock.	A broadly used indicator of profitability, useful for tracking performance over time or in comparison to benchmarks.
Average Annual ROATE	Net income as a percentage of average shareholders’ equity, excluding intangible assets.	A broadly used indicator of effective utilization of capital, useful for tracking performance over time or in comparison to benchmarks.
Short-Term Incentive
ROATA	Net income as a percentage of average tangible assets.	Indicator of effective profit generation on assets.
Gross Primary Customer Acquisition	Acquisition of new customers that are primary account holders of either deposit or loan accounts.	Indicator of achievement of company strategies to gain new primary customers.
EPS Budget Target	Achievement of budget target for earnings per share.	A broadly used indicator of profitability and performance.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Individual Contributions

The CGC also considers roles and responsibilities of the CEO and each NEO and links most of the pay for senior executives to long-term business strategies and key priorities. Considerations for 2024 awards included the following items:

Charles M. Shaffer, Chairman and Chief Executive Officer
•Ongoing leadership and contributions to our business strategy and corporate development efforts
•Driving talent enhancement and growth across Seacoast’s commercial banking franchise
•Maintaining strong associate engagement and enterprise-wide alignment with Company culture
•Delivering significant growth in Seacoast's wealth management division
•Consistency in delivering shareholder value

Tracey L. Dexter, Executive Vice President, Chief Financial Officer
•Contributions to enterprise-wide business strategy efforts and efficiency initiatives
•Building strong relations with shareholders by establishing sound reputation of financial transparency
•Monitoring of financial planning and analysis and deposits strategy
•Key role in investment decision-making and prioritizing the support for key projects and teams

Joseph M. Forlenza, Executive Vice President, Chief Risk Officer
•Continued contributions to the Company’s enterprise-wide risk management process
•Additional improvements in governance, risk, and compliance oversight and reporting
•Key role in rigorous due diligence of M&A opportunities
•Additional enhancements to the BSA Program, BCP Program, ERM Program and CRA and Fair Lending Program
•Maturation of risk lines for mid-bank expectations
•Maintained regulatory relationships and exam management
•Successful execution of tactics addressing identified risk factors in the transition to a mid-size bank

Juliette P. Kleffel, Executive Vice President, Chief Operating Officer
•Substantial year-over-year productivity gains in organizational units
•Contributions to the implementation of our technology modernization strategy
•Key role in expanding the Bank's scalability with enhanced automation, process improvements and service delivery
•Execution of strategy initiatives and top talent acquisition
•Key driver of Seacoast’s balanced growth strategy to enhance client satisfaction in multiple areas across the enterprise
•Successful execution of responsibilities across the organization including residential, marine, technology and the Customer Service Center

Austen D. Carroll, Executive Vice President, Chief Lending Officer
•Contributions to the hiring of key leadership roles to build out the middle market segment in commercial banking
•Expansion of key teams in Miami and Tampa, including top talent acquisition
•Achievement of record growth in our wealth management division
•Key driver of Seacoast’s balanced growth strategy
•Successful collaboration with internal partners to ensure adequate support and speed to market
•Continued enhancements to commercial treasury management products and talent

Other Elements of the 2024 Compensation Program for Executive Officers
Change in Control Severance Benefits
We provide change in control severance benefits to the NEOs to encourage them to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a potential change in control of the Company. These agreements are described under “Employment and Change in Control Agreements”, and detailed information is provided under “2024 Other Potential Post-Employment Payments.”

Retirement and Employee Welfare Benefits
We sponsor a retirement savings plan for employees of the Company and its affiliates (the “Retirement Savings Plan”) and a nonqualified deferred compensation plan for certain executive officers (the “Executive Deferred Compensation Plan”). We offer these plans to provide employees with tax-advantaged savings vehicles and to encourage them to save money for their retirement. The Executive Deferred Compensation Plan is described under “Executive Compensation–Nonqualified Deferred Compensation.”
In addition to our retirement programs, we provide employees with welfare benefits, including hospitalization, major medical, disability and group life insurance plans and paid vacation. We also maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. All part-time and full-time employees of the Company and the Bank, including the NEOs, are eligible to participate in the Retirement Savings Plan and our welfare plans, subject to the terms of those plans.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
The retirement and employee welfare benefits paid by the Company for the NEOs that are required to be disclosed in this proxy statement are included in the “Summary Compensation Table,” the “Components of All Other Compensation,” and the “Nonqualified Deferred Compensation Table,” and are described in the footnotes thereto.

Supplemental Executive Retirement Plan Agreement
On December 10, 2021, the Company and the Bank entered into a Supplemental Executive Retirement Plan Agreement (the “SERP”) with Mr. Shaffer. The SERP is intended to provide retirement benefits to Mr. Shaffer. None of the other NEOs participate in the SERP. For additional information regarding the SERP, see the “Pension Benefits Table” and the narrative accompanying that table.

Executive Perquisites
We do not consider perquisites to be a significant element of our compensation program. However, we believe they are important and effective for attracting and retaining certain executive talent. We do not provide tax reimbursements, or “gross-ups,” on perquisites. For additional details regarding the executive perquisites, see the “Summary Compensation Table” and the “Components of All Other Compensation.”

Clawback Policy
We have adopted a Compensation Recoupment Policy to recover incentive compensation from any executive officer or former executive officer when:
•the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results that were subsequently the subject of an accounting restatement, regardless of whether the executive engaged in misconduct or otherwise contributed to the requirement for the restatement; and
•a lower payment or award would have been made to the executive officer based upon the restated financial results.
The policy is available on our website at www.SeacoastBanking.com and is compliant with SEC and Nasdaq requirements.
Hedging and Pledging Policy
The Company has adopted a hedging and pledging policy. The policy prohibits our employees, including our executive officers and directors, from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our stock, including, without limitation, exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards or short sales.
In addition, directors and executive officers are required to obtain advance approval of any pledging of Company shares as collateral for loans, including holding Company shares in margin accounts. The policy also limits pledging to reasonable purposes (as defined in the policy) and limits the value of the securities pledged in connection with a loan or other indebtedness to $250,000.
Stock Ownership Guidelines
The Board has established stock ownership guidelines for its officers and directors, as described below:

Individual/Group	Stock Ownership Target	Holding Requirement
		Before Ownership Target Met	After Ownership Target Met
Chief Executive Officer	5 times annual base salary	75% of net shares until target number of shares is met	50% of net shares held for one year after vesting/ exercise
Other Senior Executive Officers	3 times annual base salary
Non-Employee Directors	3 times annual retainer

Our executive compensation program is designed to allow a participant to earn targeted ownership over a reasonable period, usually within four years, provided individual and Company targets are achieved and provided the participant fully participates in the program. For purposes of these guidelines, “net shares” means shares of stock in excess of those sold or withheld to satisfy the minimum tax liability upon vesting or conversion. All of our NEOs and non-employee directors have met or are on track to meet their stock ownership target.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

Strategies to Ensure that Incentive Compensation is Sensitive to Risk Considerations
The CGC and our Chief Risk Officer share the view that our incentive strategies strike the right balance between risk and reward, motivating and retaining our executives in ways that align with shareholder interests but do not motivate inappropriate or excessive risk taking. The evolution of our incentive strategies reflects our commitment to listen to our shareholders and continuously refine our programs to align with our governance and risk management efforts given the growth of Seacoast and changes within the industry and what is deemed as best practice.

Strategy	Compensation Design
Compensation is tied to equity and Company performance	•Time-based RSAs vesting period is three years •Performance period for PSU awards is three years, with an additional time-based vesting year following the performance period
Seacoast performance at levels that equal or exceed the industry
•Annual short-term incentive compensation that incorporates a quantitative component based on Company performance of ROATA, customer acquisition and EPS
•PSU metrics based on three-year average annual growth in EPS and average ROATE compared to peers, which the CGC views as key indicators of our performance

Governance Considerations
•PSU performance period allows for direct and relevant pay and performance comparisons with industry competitors and alternative investments that share our risk profile
•PSU program includes two types of goals; PSUs will be earned for growth in average annual EPS, and PSUs will be earned for average annual ROATE, each compared to peer ratios
•PSU payouts are capped at target in the event that certain absolute Company performance levels in EPS and ROATE are not met
•No PSU payouts will be made in the event that Tier 1 Capital requirements are not maintained

Risk Considerations
•PSUs for which performance goals are met will vest one year after the end of the performance period, subject to the grantee’s continued service
•In addition, we implemented a mandatory holding requirement on RSA and PSU awards so the grantee must hold at least 50% of the net shares received upon vesting for an additional 12 months
•Maintained service and risk-based vesting requirements on all new performance-contingent and performance-based equity awards
•Maintained “clawback” provisions for certain incentive-based compensation to ensure accountability

Risk Analysis of Incentive Compensation Plans
The CGC reviews the sensitivity of our performance and incentives to risk considerations for our executives throughout the year. It also periodically reviews our cash and equity incentive strategies for other key contributors. In 2024, the CGC with the assistance of our Chief Human Resources Officer completed a review of our incentive strategies for our incentive eligible non-executive employees. The CGC concluded that our incentive compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy, will not motivate people to take excessive or imprudent risks, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation and Governance Committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement.
This report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference by any general statement incorporating by reference this 2025 Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Compensation and Governance Committee: H. Gilbert Culbreth, Jr. Maryann Goebel, Chair Dennis S. Hudson, III Alvaro J. Monserrat

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
EXECUTIVE COMPENSATION TABLES

2024 SUMMARY COMPENSATION TABLE
The table below sets forth the elements that comprise total compensation for the NEOs of the Company for the periods indicated.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation ($) (4)	Total ($)
Charles M. Shaffer Chairman and Chief Executive Officer	2024 2023 2022	959,625 886,500 690,000	0 0 1,152,000	1,499,961 1,200,002 719,972	-- -- --	1,206,875 (5) 838,380 (6) --	132,575 134,149 207,504	61,381 32,741 55,100	3,860,417 3,091,772 2,824,576
Tracey L. Dexter EVP, Chief Financial Officer	2024 2023 2022	475,000 456,250 393,750	0 0 480,000	424,980 424,985 399,992	-- -- --	437,500 (5) 311,500 (6) --	-- -- --	29,731 15,069 20,953	1,367,211 1,207,804 1,294,695
Joseph M. Forlenza EVP, Chief Risk Officer	2024 2023 2022	458,250 422,500 337,500	0 0 296,000	424,980 424,985 249,996	-- -- --	344,000 (5) 244,750 (6) --	-- -- --	27,844 14,855 14,842	1,255,074 1,107,090 898,338
Juliette P. Kleffel EVP, Chief Operating Officer	2024 2023 2022	556,250 459,375 396,000	0 0 480,000	524,962 499,987 299,994	-- -- --	469,000 (5) 333,750 (6) --	-- -- --	39,881 24,990 30,410	1,590,093 1,318,102 1,206,404
Austen D. Carroll EVP, Chief Lending Officer	2024 2023 2022	493,750 456,250 391,250	0 0 480,000	524,962 499,987 499,990	-- -- --	469,000 (5) 333,750 (6) --	-- -- --	38,042 24,146 32,735	1,525,754 1,314,133 1,403,975
(1)    Amount of salary actually received in any year may differ from the annual base salary amount due to the timing of changes in base salary, which typically occur in April or following a mid-year promotion. A portion of executive’s base salary included in this number may have been deferred into the Company’s Executive Deferred Compensation Plan (“EDCP”), the amounts of which are disclosed in the Nonqualified Deferred Compensation Table for the applicable year. Executive officers who are also directors do not receive any additional compensation for services provided as a director.
(2)    Represents the aggregate grant date fair value as of the respective grant date for each award calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note 1 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2024. Generally, the aggregate grant date fair value is the amount that the company expects to expense for accounting purposes and does not correspond to the actual value that the named executives will realize from the award. For additional information regarding such grants, see “Compensation Discussion and Analysis – Summary of Compensation Decisions in 2024 – Equity Awards.” See also “2024 Grants of Plan-Based Awards”.
In 2024, each of our NEOs received PSUs and RSAs. With respect to the PSU awards, the grant date fair value included in the table assumes that target performance is achieved. The grant date value for the PSUs, assuming the highest level of performance will be achieved, was:

Name	Grant Date Value Assuming Target Performance	Grant Date Value Assuming Maximum Performance
Charles M. Shaffer	$ 1,124,971	$ 2,531,184
Tracey L. Dexter	318,736	717,155
Joseph M. Forlenza	318,736	717,155
Juliette P. Kleffel	393,734	885,900
Austen D. Carroll	393,734	885,900
(3) Represents the change in actuarial present value of Mr. Shaffer’s accumulated benefit under his Supplemental Executive Retirement Benefit Agreement from the measurement date used for financial reporting purposes with respect to our audited financial statements for the prior completed fiscal year to the measurement date used for financial statement reporting purposes with respect to our audited financial statements for the covered fiscal year.
(4) Additional information regarding other compensation is provided in “2024 Components of All Other Compensation”.
(5) Short-term incentives were paid out in cash in March 2025.
(6) Short-term incentive awards were paid out in the form of RSAs that vest over three years. These awards were granted on April 1, 2024, and the values provided in the table above represent the grant-date value of such awards, calculated in accordance with FASB ASC Topic 718.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
2024 COMPONENTS OF ALL OTHER COMPENSATION

Name	Company Paid Contributions to Retirement Savings Plan	Company Paid Contributions to Supplemental LTD Insurance	Car Allowance	Dividends Paid (1)	Total
Charles M. Shaffer	$13,800	$518	$9,000	$38,063	$61,381
Tracey L. Dexter	$13,800	$518	--	$15,413	$29,731
Joseph M. Forlenza	$13,724	$518	--	$13,602	$27,844
Juliette P. Kleffel	$13,800	$518	$9,000	$16,563	$39,881
Austen D. Carroll	$13,800	$504	$7,800	$15,938	$38,042
(1)    Includes dividends paid on vested equity awards, including RSAs and PSUs in 2024, in accordance with award agreements. All other dividends accumulated on unvested awards will be paid upon vesting. The value of dividends was not factored into the grant date value of these equity awards.

2024 GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information concerning plan-based awards granted during 2024 to the NEOs.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles M. Shaffer			482,750	965,500	1,931,000
	4/1/2024	3/26/2024				11,359	45,435	102,229		--	--	1,124,971
	4/1/2024	3/26/2024							15,145	--	--	374,990
Tracey L. Dexter			175,000	350,000	700,000
	4/1/2024	3/26/2024				3,218	12,873	28,964		--	--	318,735
	4/1/2024	3/26/2024							4,291	--	--	106,245
Joseph M. Forlenza			137,500	275,000	550,000
	4/1/2024	3/26/2024				3,218	12,873	28,964		--	--	318,735
	4/1/2024	3/26/2024							4,291	--	--	106,245
Juliette P. Kleffel			187,500	375,000	750,000
	4/1/2024	3/26/2024				3,976	15,902	35,780		--	--	393,734
	4/1/2024	3/26/2024							5,300	--	--	131,228
Austen D. Carroll			187,500	375,000	750,000
	4/1/2024	3/26/2024				3,976	15,902	35,780		--	--	393,734
	4/1/2024	3/26/2024							5,300	--	--	131,228
(1) Represents the range of awards that could potentially have been earned during 2024 under our STI program, without any qualitative adjustments by the CGC. The "Threshold" column represents the minimum amount payable when threshold performance is met. The amounts actually earned are included under the column "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table" for 2024.
(2) Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The grant date fair value assumes that target performance is achieved. The assumptions made in valuing stock awards reported in this column are discussed in Note 1 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2024.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Outstanding Equity Awards at Fiscal Year End 2024
The following table sets forth certain information concerning outstanding equity awards held by the NEOs on December 31, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (3) ($)
Charles M. Shaffer	28,544	--	28.69	04/01/2027
	18,952	--	31.15	04/01/2028
					1,782(4)	49,058
					8,507(5)	234,198
					49,005(6)	1,349,108
							15,725(7)	432,909
							38,087(8)	1,048,535
							45,435(9)	1,250,826
Tracey L. Dexter	2,842	--	31.15	04/01/2028
					991(4)	27,282
					3,013(5)	82,948
					16,871(6)	464,459
							8,736(7)	240,502
							13,489(8)	371,352
							12,873(9)	354,394
Joseph M. Forlenza	12,635	--	31.15	04/01/2028
					619(4)	17,041
					3,013(5)	82,948
					14,175(6)	390,238
							5,460(7)	150,314
							13,489(8)	371,352
							12,873(9)	354,394
Juliette P. Kleffel	14,831	--	28.69	04/01/2027
	12,635	--	31.15	04/01/2028
					743(4)	20,455
					3,545(5)	97,594
					18,779(6)	516,986
							6,552(7)	180,377
							15,869(8)	436,874
							15,902(9)	437,782
Austen D. Carroll					1,238(4)	34,082
					3,545(5)	97,594
					18,779(6)	516,986
							10,920(7)	300,628
							15,869(8)	436,874
							15,902(9)	437,782
(1)    Represents option to purchase fully vested common stock, as long as named executive officer remains employed by the Company.
(2)    During the vesting period, the named executive officer has full voting and dividend rights with respect to the restricted stock, but does not have dividend rights with respect to the PSUs until vested.
(3)    For the purposes of this table, the market value is determined using the closing price of the Company’s common stock on December 31, 2024 ($27.53).
(4)    Represents time-vested RSAs granted on April 1, 2022, of which the remaining shares will, as long as named executive officer remains employed by the Company, vest on April 1, 2025.
(5)    Represents time-vested RSAs granted on April 1, 2023, of which one-third of the shares vested on April 1, 2024, one-third will vest on April 1, 2025, and the remaining shares will, as long as named executive officer remains employed by the Company, vest April 1, 2026.
(6)    Represents time-vested RSAs granted on April 1, 2024, of which one-third of the shares will vest, as long as named executive officer remains employed by the Company, each on April 1, 2025, April 1, 2026 and April 1, 2027.
(7)    Represents PSUs granted on April 1, 2022, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2024 and additional service through December 31, 2025.
(8)    Represents PSUs granted on April 1, 2023, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2025 and additional service through December 31, 2026.
(9)    Represents PSUs granted on April 1, 2024, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2026 and additional service through December 31, 2027.
The awards are more fully described under “Compensation Discussion and Analysis - Equity Awards–2024 Performance Share Unit (“PSU”) Awards”.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
2024 Option Exercises and Stock Vested
The following table reports the exercise of stock options, and the vesting of stock awards or similar instruments during 2024, for the NEOs and the value of the gains realized on vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles M. Shaffer	--	--	27,810	723,425
Tracey L. Dexter	--	--	8,268	219,236
Joseph M. Forlenza	--	--	7,323	194,378
Juliette P. Kleffel	--	--	8,871	235,615
Austen D. Carroll	--	--	8,770	231,666

Supplemental Executive Retirement Plan (“SERP”)
The Company sponsors a SERP that is an unfunded nonqualified deferred compensation arrangement maintained primarily to provide supplemental retirement benefits for the CEO, who is a member of executive management and a highly compensated employee of the Company. Additional information regarding Mr. Shaffer’s SERP Agreement is provided in the “Employment and Change in Control Agreements” section.
On December 10, 2021, the Company and the Bank entered into a SERP Agreement with Mr. Shaffer. Pursuant to the SERP, upon Mr. Shaffer’s termination of service after attaining normal retirement age (age 67), he will receive an annual benefit in the amount of $350,000 payable in equal monthly installments and continuing for 20 years.
In the event of disability prior to normal retirement age, Mr. Shaffer will receive an amount equal to the SERP liability accrued by the Company under GAAP (the “Accrued Benefit”), calculated by applying a discount rate equal to the Moody’s “A” rated corporate bond rate (the “Discount Rate”), payable over 20 years following the normal retirement age. In the event of death or a change in control, Mr. Shaffer or his beneficiary will receive a lump sum benefit equal to the present value of the normal retirement benefit, discounted back from the normal retirement age to the date of death or the date of the change in control.
If Mr. Shaffer is terminated without cause prior to the normal retirement date, he will receive the Accrued Benefit, determined as of the end of the year preceding the date of separation, and interest will be credited on the Accrued Benefit until the final payment is made at a rate equal to the Discount Rate in effect at the time of the separation. This early involuntary termination benefit would be paid over 20 years following the normal retirement age. If Mr. Shaffer’s early termination is voluntary, the Accrued Benefit will not be credited with interest and will be reduced by a vesting percentage if such voluntary termination occurs prior to December 31, 2030. The vesting percentage is 10% for voluntary separations per year through December 31, 2030. This early voluntary termination benefit would be paid over 20 years following the normal retirement age.
In the event that Mr. Shaffer breaches any non-competition, non-hire, non-solicitation, non-disparagement or confidentiality obligations he has to the Company or any of its affiliates pursuant to his Employment Agreement, he will immediately forfeit any non-distributed SERP benefits. In addition, Mr. Shaffer will not be entitled to any SERP benefits if his service is terminated for cause (as defined in the SERP) or if an insurance company which issued a life insurance policy owned by the Company or the Bank and covering Mr. Shaffer, denies coverage for material misstatements of fact made by him on an application for life insurance.

2024 Pension Benefits
The following table provides information regarding retirement benefits at December 31, 2024.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Charles M. Shaffer	SERP Agreement	4	491,237	--
Tracey L. Dexter	--	--	--	--
Joseph M. Forlenza	--	--	--	--
Juliette P. Kleffel	--	--	--	--
Austen D. Carroll	--	--	--	--
(1)    The number of years credited service began on the date of the SERP Agreement dated December 10, 2021.
(2)    The present value of accumulated benefit represents the current liability included in the Company’s accounting records for Mr. Shaffer under his SERP Agreement. The Company accounts for the SERP in accordance with ASC-710-10 Accounting for Post-Retirement Benefits Other Than Pensions. The present value was calculated using a discount rate of 5.92% and assuming Mr. Shaffer will be paid the normal retirement benefit for twenty years in equal monthly installments beginning the month following normal retirement age.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Executive Deferred Compensation Plan

The Bank’s Executive Deferred Compensation Plan (“EDCP”) is designed to permit a select group of management and highly compensated employees, including the NEOs, to elect to defer a portion of their compensation. Amounts deferred prior to January 1, 2022 will be distributed following the participant's separation from service. For amounts deferred after January 1, 2022, participants can elect to receive distributions of their deferred amounts upon a separation from service, a specified date, death, disability, or a change in control.
A participant’s elective deferrals to the EDCP are immediately vested.
Each participant directs how his or her account in the EDCP is presumably invested among the available investment vehicle options. The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. The plan committee may appoint other persons or entities to assist it in its functions. No earnings or dividends paid under the EDCP are above-market or preferential.
All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his plan account that is greater than that of an unsecured creditor.
Upon a participant’s separation from service with the Company, he or she will receive the balance of his or her account in cash in one of the following three forms specified by the participant at the time of initial deferral election, or a subsequent permitted amendment:
•a lump sum;
•monthly, quarterly or annual installments over a period not to exceed eleven years (monthly installments over a period not to exceed five years for amounts deferred prior to 2022); or
•a combination of an initial lump sum of a specified dollar amount and the remainder in installments.
A participant may change his or her existing distribution election relating to non-grandfathered benefits only in very limited circumstances. Upon death of the participant, any balance in his or her account will be paid in a lump sum to his or her designated beneficiary or to his or her estate.

2024 Nonqualified Deferred Compensation
The following table discloses, for each of the NEOs, contributions, earnings and balances during 2024 under the EDCP, described above. Compensation relating to executive contributions for 2024 is reported in the Summary Compensation Table.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings / Losses in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Charles M. Shaffer	154,980	--	157,233	--	885,498(2)
Tracey L. Dexter	--	--	37,843	--	319,434(3)
Joseph M. Forlenza	--	--	--	--	--
Juliette P. Kleffel	--	--	--	--	--
Austen D. Carroll	--	--	12,151	--	66,349(4)
(1)    None of the earnings or dividends paid under the EDCP are above-market or preferential.
(2)    Includes $46,150 contributed by the Company, which was included in the Summary Compensation Table for previous years. The Company did not make contributions to the EDCP in 2024. Also includes amounts that were reported in the Summary Compensation Table to the extent that compensation for such officer, generally, was required to be in such table.
(3)    Includes $6,500 contributed by the Company, which was included in the Summary Compensation Table for previous years. The Company did not make contributions to the EDCP in 2024. Also includes amounts that were reported in the Summary Compensation Table to the extent that compensation for such officer, generally, was required to be in such table.
(4)    Includes $3,450 contributed by the Company, which was included in the Summary Compensation Table for previous years. The Company did not make contributions to the EDCP in 2024. Also includes amounts that were reported in the Summary Compensation Table to the extent that compensation for such officer, generally, was required to be in such table.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Employment and Change in Control Agreements
The Company and the Bank currently maintain employment and change in control agreements with certain executive officers of the Company, the terms of which are described in more detail below.

Employment Agreement with CEO Shaffer
On December 31, 2020, the Company and the Bank entered into an employment agreement with Mr. Shaffer. The employment agreement replaced the previous change of control agreement between these parties dated September 21, 2016. Under the agreement terms, Mr. Shaffer serves as the Company’s President and Chief Executive Officer and a member of the Board of Directors for Seacoast and the Bank effective January 1, 2021. The agreement extends Mr. Shaffer’s employment under the agreement terms for a term of three years and continuing until December 31, 2023, and provides for automatic one year extensions unless expressly not renewed.
Under the agreement, Mr. Shaffer receives a base salary, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Mr. Shaffer may also receive other compensation including bonuses, and he will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreement contains certain non-competition, non-disclosure and non-solicitation covenants.
Under the agreement, if Mr. Shaffer is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, he will receive payment of his base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accrued Obligations”). The employment agreement also contains provisions for termination upon Mr. Shaffer’s death or permanent disability.
If Mr. Shaffer resigns for “good reason” or is terminated “without cause” prior to a change in control, he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times the sum of his base salary in effect on the date of separation, and the highest bonus earned by Mr. Shaffer for the previous three full fiscal years (“Cash Bonus”) payable over a period of 24 months, and b) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for two years. If Mr. Shaffer resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) three times the sum of his base salary in effect on the date of separation, and the Cash Bonus payable in a lump sum, and b) Continuing Benefits for 36 months.
In addition, under the agreement, Mr. Shaffer is subject to the Company’s policies applicable to executives generally, including its clawback policy. For a further discussion of the payments and benefits to which Mr. Shaffer would be entitled upon termination of his employment at December 31, 2024 see “2024 Other Potential Post-Employment Payments.”

Employment Agreement with Chief Operating Officer Kleffel
On December 15, 2023, the Company and the Bank entered into an amendment to an employment agreement between Juliette P. Kleffel and Seacoast and the Bank dated April 19, 2021, of which replaced the previous change of control agreement between these parties dated April 6, 2016. Under the agreement terms, Ms. Kleffel serves as the Chief Operating Officer for Seacoast and the Bank. The agreement extends Ms. Kleffel’s employment under the agreement terms for a term of two years and provides for an automatic one year renewal.
Under the agreement, Ms. Kleffel receives a base salary, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Ms. Kleffel may also receive other compensation including bonuses, and she will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreement contains certain non-competition, non-disclosure and non-solicitation covenants.
Under the agreement, if Ms. Kleffel is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, she will receive payment of her base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accrued Obligations”). The employment agreement also contains provisions for termination upon Ms. Kleffel’s death or permanent disability.
If Ms. Kleffel resigns for “good reason” or is terminated “without cause” prior to a change in control, she will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) one times the sum of her base salary in effect on the date of separation, paid over a 12-month period and one times average annual performance bonus for the last two full fiscal years, paid over a 12-month period, and b) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for one year. If Ms. Kleffel resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), she will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times the sum of her base salary in effect on the date of separation, and two times average annual performance bonus for the last two full fiscal years in a lump sum, and b) Continuing Benefits for 18 months.
In addition, under the agreement, Ms. Kleffel is subject to the Company’s policies applicable to executives generally, including its clawback policy. For a further discussion of the payments and benefits to which Ms. Kleffel would be entitled upon termination of her employment at December 31, 2024 see “2024 Other Potential Post-Employment Payments.”

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Employment Agreement with Chief Lending Officer Carroll
On December 15, 2023, the Company and the Bank entered into an amendment to an employment agreement between Austen D. Carroll and Seacoast and the Bank dated April 10, 2021, of which replaced the previous change of control agreement between these parties dated July 27, 2020. Under the agreement terms, Mr. Carroll serves as the Chief Lending Officer for Seacoast and the Bank. The agreement extends Mr. Carroll’s employment under the agreement terms for a term of two years and provides for an automatic one year renewal.
Under the agreement, Mr. Carroll receives a base salary, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Mr. Carroll may also receive other compensation including bonuses, and he will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreement contains certain non-competition, non-disclosure and non-solicitation covenants.
Under the agreement, if Mr. Carroll is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, he will receive payment of his base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accrued Obligations”). The employment agreement also contains provisions for termination upon Mr. Carroll’s death or permanent disability.
If Mr. Carroll resigns for “good reason” or is terminated “without cause” prior to a change in control, he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) one times the sum of his base salary in effect on the date of separation, paid over a 12-month period and one times average annual performance bonus for the last two full fiscal years, paid over a 12-month period, and b) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for one year. If Mr. Carroll resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times the sum of his base salary in effect on the date of separation, and two times average annual performance bonus for the last two full fiscal years in a lump sum, and b) Continuing Benefits for 18 months.
In addition, under the agreement, Mr. Carroll is subject to the Company’s policies applicable to executives generally, including its clawback policies. For a further discussion of the payments and benefits to which Mr. Carroll would be entitled upon termination of his employment at December 31, 2023 see “2023 Other Potential Post-Employment Payments.”

Change in Control Agreements with Other Named Executive Officers
The Company entered into change in control employment agreements with Mr. Forlenza on March 30, 2017, and Ms. Dexter on January 20, 2021 (each referred to as the “Executive” or by name).
Each agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change in control, as defined in the agreement, must occur during the term in order to trigger the agreement. The agreement provides that, once a change in control has occurred, the Company agrees to continue the employment of the Executive subject to the contract for a one-year period, in a comparable position as the Executive held in the 120-day period prior to the change in control, and with the same annual base pay and target bonus opportunity. If the Executive is terminated “without cause” or resigns for “good reason,” as defined in the agreement, during the one-year period following a change in control, the Executive will receive:
•cash severance equal to a multiple of one of the sum of (i) Executive’s Annual Base Salary at the rate in effect on the date of termination, and (ii) the Executive’s average annual performance bonus for the last three full fiscal years prior to the date of termination (“Executive’s Average Annual Performance Bonus”)
•a prorated final year bonus, based on the Executive’s Average Annual Performance Bonus; and
•health and other welfare benefits, as defined in the agreement, for a period of 12 months following termination.
The Executive is required to execute a release of claims as a condition to receipt of severance under the Change in Control Agreement and is subject to protective covenants prohibiting the disclosure and use of the Company’s confidential information and, during the one-year period following a termination by the company for any reason other than for death or disability, or by the Executive for Good Reason, protective covenants regarding non-competition, non-solicitation of protected customers; non-solicitation of employees, and non-disparagement of the Company or its directors, officers, employees or affiliates.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
2024 OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
The following table quantifies, for each of the NEOs, the potential post-employment payments under the provisions and agreements described above under “Employment and Change in Control Agreements,” assuming that the triggering event occurred on December 31, 2024. The closing market price of the Company’s common stock on that date was $27.53 per share. None of the NEOs would be eligible for any of these payments if they were terminated for Cause or resign without Good Reason.

Name	Severance Term (in years) (#)	Cash Severance ($)	Value of Other Annual Benefits ($)	Total Value of Outstanding Stock Awards that Immediately Vest ($)	Total Value of Benefit ($)
Charles M. Shaffer
Upon Termination without Cause or with Resignation for Good Reason (1)	2	4,169,917	3,036	--	4,172,953
Upon Death (1)	2	6,042,672	3,036	4,364,634(4)	10,410,342
Upon Disability (1)	2	2,038,414	3,036	4,364,634(4)	6,406,084
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (1)	3	7,694,416	4,554	4,364,634(4)	12,063,604
Upon Change-in-Control where Award is not assumed by surviving entity	--	1,600,661	--	4,364,634(4)	5,965,295
Upon Change-in-Control where Award assumed by surviving entity	--	1,600,661	--	--(4)	1,600,661
Tracey L. Dexter
Upon Death or Disability	--	--	--	1,540,937(4)	1,540,937
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (5)	1	1,350,000	1,518	1,540,937	2,892,455
Upon Change-in-Control where Award is not assumed by surviving entity	--	--	--	1,540,937(4)	1,540,937
Upon Change-in-Control where Award assumed by surviving entity	--	--	--	--(4)	--
Joseph M. Forlenza
Upon Death or Disability	--	--	--	1,366,286(4)	1,366,286
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (5)	1	1,149,000	1,518	1,366,286	2,516,804
Upon Change-in-Control where Award is not assumed by surviving entity	--	--	--	1,366,286(4)	1,366,286
Upon Change-in-Control where Award assumed by surviving entity	--	--	--	--(4)	--
Juliette P. Kleffel
Upon Termination without Cause or with Resignation for Good Reason (2)	1	951,375	1,518	--	952,893
Upon Death or Disability (2)	--	469,000(6)	--	1,690,067(4)	2,159,067
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (2)	2	1,902,750	2,277	1,690,067	3,595,094
Upon Change-in-Control where Award is not assumed by surviving entity	--	--	--	1,690,067(4)	1,690,067
Upon Change-in-Control where Award assumed by surviving entity	--	--	--	--(4)	--
Austen D. Carroll
Upon Termination without Cause or with Resignation for Good Reason (3)	1	901,375	504	--	901,879
Upon Death or Disability (3)	--	469,000(6)	--	1,823,945(4)	2,292,945
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (3)	2	1,802,750	756	1,823,945	3,627,451
Upon Change-in-Control where Award is not assumed by surviving entity	--	--	--	1,823,945(4)	1,823,945
Upon Change-in-Control where Award assumed by surviving entity	--	--	--	--(4)	--

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

(1)    As provided for in Mr. Shaffer’s employment agreement, the Bank would continue to pay to Mr. Shaffer or his estate or beneficiaries his annual base salary, including any other cash compensation to which he would be entitled at termination date, for the Severance Term indicated. In addition, the Bank would continue to pay the insurance premium for Mr. Shaffer, his spouse and eligible dependents for continued participation in any group medical, dental, vision and/or prescription drug plan benefits (including any excess COBRA cost of coverage) for the Severance Term indicated or until his earlier death. In the case of termination without cause or resignation for good reason, Mr. Shaffer’s severance for the Severance Term indicated also would include an amount equal to his average annual bonus for the previous three full fiscal years. In the case of termination without cause or resignation for good reason within 12 months following a change in control, severance payments would be made in a lump sum.
(2)    As provided for in Ms. Kleffel’s employment agreement, the Bank would continue to pay to Ms. Kleffel or her estate or beneficiaries her annual base salary, including any other cash compensation to which she would be entitled at termination date, for the period indicated under the Severance Term. In addition, the Bank would continue to pay the insurance premium for Ms. Kleffel, her spouse and eligible dependents for continued participation in any group medical, dental, vision and/or prescription drug plan benefits (including any excess COBRA cost of coverage) for the Term indicated or, if earlier, until she becomes eligible for similar coverage from another employer. In the case of termination without cause or resignation for good reason within twelve months following a change in control, Ms. Kleffel’s severance for the Severance Term would be made in a lump sum and also would include an amount equal to her average annual bonus for the previous two full fiscal years, and the Bank would continue to pay the insurance premium for Ms. Kleffel, her spouse and eligible dependents for continued participation in the Company’s group medical, dental, vision and/or prescription drug plans (including any excess COBRA cost of coverage) for a period of 18 months or, if earlier, until she becomes eligible for similar coverage from another employer.
(3)    As provided for in Mr. Carroll’s employment agreement, the Bank would continue to pay to Mr. Carroll or his estate or beneficiaries his annual base salary, including any other cash compensation to which he would be entitled at termination date, for the period indicated under the Severance Term. In addition, the Bank would continue to pay the insurance premium for Mr. Carroll, his spouse and eligible dependents for continued participation in any group medical, dental, vision and/or prescription drug plan benefits (including any excess COBRA cost of coverage) for the Severance Term indicated or, if earlier, until he becomes eligible for similar coverage from another employer. In the case of termination without cause or resignation for good reason within twelve months following a change in control, Mr. Carroll’s severance for the Term would be made in a lump sum and also would include an amount equal to his average annual bonus for the previous two full fiscal years, and the Bank would continue to pay the insurance premium for Mr. Carroll, his spouse and eligible dependents for continued participation in the Company’s group medical, dental, vision and/or prescription drug plans (including any excess COBRA cost of coverage) for a period of 18 months or, if earlier, until he becomes eligible for similar coverage from another employer.
(4)    As provided for in the award document or the plan. There is no vesting of equity in a change in control if the award is assumed by the surviving entity or otherwise equitably converted or substituted.
(5)    As provided for in the change in control agreement, the Company shall pay the executive officer in a lump sum in cash within thirty (30) days after the date of termination the aggregate of: (i) cash severance equal to a multiple one of the sum of Executive’s Annual Base Salary at the rate in effect on the date of termination, and the Executive’s average annual performance bonus for the last three full fiscal years prior to the date of termination (“Executive’s Average Annual Performance Bonus”), and (ii) a prorated final year bonus, based on the Executive’s Average Annual Performance Bonus. In addition, if the Executive elects to continue participation in the Company’s group medical, dental, vision and/or prescription drug plans, the Company will pay the Executive a cash payment equal to the COBRA cost of such coverage over the normal employee cost, for a period of twelve months or, if earlier, until the Executive becomes eligible for similar coverage from another employer. If the executive officer’s employment is terminated by reason of death, disability, retirement or for cause within the term indicated following a change in control, no further payment is owed to the executive except for accrued obligations, such as earned but unpaid salary and bonus.
(6)    Cash severance includes pro-rata bonus earned in fiscal year in which termination date occurs.
CEO Pay Ratio
We are providing the following information to comply with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. For our last completed fiscal year ending December 31, 2024, the median annual total compensation of our employees (other than Mr. Shaffer, our CEO in 2024) was $72,047 and the annual total compensation for Mr. Shaffer, as reported in the Summary Compensation Table was $3,860,417. Based on this information, for 2024, the ratio of compensation for our Chief Executive Officer to the median employee was 54:1. This ratio is specific to our Company and may not be comparable to any ratio disclosed by another company.
Seacoast identified the median associate for 2023 based on our workforce as of December 31, 2023, and utilized the same associate for 2024 as there has been no change in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure. Using our human resource information system (“HRIS”) we were able to determine any compensation earned by associates including regular pay, incentive, bonus, business continuity, and any other prerequisites. No assumptions, adjustments, or estimates, including any cost of living adjustments were made in identifying the median employee. The median employee’s annual total compensation for 2024 was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for the Summary Compensation Table, consistent with the calculations we provide all of our Named Executive Officers. No adjustments were made to the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, to calculate the reported ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees.
Equity Compensation Plan Information
The following table sets forth information about the Company’s common stock that may be issued under all of our existing compensation plans as of December 31, 2024.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants, rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities represented in column (a))
Equity compensation plans approved by shareholders	620,642	$22.38	1,379,936
Equity compensation plans not approved by shareholders	--	--	--
TOTAL	620,642	$22.38	1,379,936
(1) Includes 259,860 shares available to be issued upon exercise of the remaining unexercised substitute options granted in connection with bank acquisitions.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
2024 PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain company financial performance metrics. For further information concerning our pay-for-performance philosophy and how we align executive compensation with company financial performance, refer to the “Compensation Discussion and Analysis” Section.
The following table provides information showing the relationship during the past five fiscal years between (1) executive “compensation actually paid” or CAP (as defined by SEC rule and further described below) to (a) each person serving as our principal executive officer or PEO (also referred to as our CEO) and (b) our non-PEO named executive officers (also referred to below as other NEOs), on an average basis, and (2) the company’s financial performance. The company’s selected performance measures included in the chart below is EPS Growth and ROATE, as adjusted, as described in the Compensation Discussion and Analysis section. Information presented in this section will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except as we may specifically do so by reference to this section.
The following table quantifies, for each of the named executive officers, pay versus performance:

Year	Summary Compensation Table Total for PEO (1) ($)		Compensation Actually Paid to PEO (2) (3) ($)		Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) (3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (5) (In Millions) ($)	Adjusted EPS Growth (6) (%)	Adjusted ROATE (6) (%)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return (4) ($)
	Shaffer	Hudson	Shaffer	Hudson
2024	3,860,417	—	4,700,152	—	1,433,055	1,785,218	91.72	137.17	120.99	(15.07)	11.25
2023	3,091,772	—	2,962,591	—	1,236,782	1,243,247	98.73	128.99	104.03	(13.42)	12.80
2022	2,824,576	—	2,295,871	—	1,200,853	1,090,130	105.27	120.74	106.51	(10.17)	12.86
2021	2,771,441	—	2,934,032	—	1,089,511	1,305,908	117.04	127.96	124.40	43.04	13.97
2020	—	2,033,703	—	2,235,460	953,690	1,022,279	96.34	90.62	77.76	(17.92)	10.93
(1) Charles M. Shaffer served as our CEO from 2021-2024. Dennis S. Hudson, III served as CEO for 2020. The other NEOs for each year reported are as follows:
    2022-2024 – Tracey L. Dexter, Joseph M. Forlenza, Juliette P. Kleffel and Austen D. Carroll
    2021 – Dennis S. Hudson, III, Tracey L. Dexter, Joseph M. Forlenza and Juliette P. Kleffel
    2020 – Charles M. Shaffer, Tracey L. Dexter, Joseph M. Forlenza, and Juliette P. Kleffel
(2) SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay versus Performance table” above. For purposes of the pension valuation adjustments shown below, there was no pension service or prior service cost. In addition, for purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts shown for Non-PEO NEOs are averages for the named executive officers other than the CEO):

	PEO					Non-PEO NEOs
	2024	2023	2022	2021	2020	2024	2023	2022	2021	2020
Summary Compensation Table Total Compensation	3,860,417	3,091,772	2,824,576	2,771,441	2,033,703	1,433,055	1,236,782	1,200,853	1,089,511	953,690
Deduct Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(1,499,961)	(1,200,002)	(719,972)	(1,449,990)	(799,993)	(474,972)	(462,486)	(362,493)	(387,468)	(257,477)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	2,599,933	1,445,284	653,930	1,405,125	1,322,099	868,255	557,019	329,242	375,479	425,516
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(59,614)	(111,572)	(193,746)	165,821	(68,704)	(24,899)	(42,046)	(55,235)	159,289	(20,035)
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	(68,048)	(128,742)	(61,412)	75,392	(251,645)	(16,222)	(46,023)	(22,236)	69,097	(79,415)
Deduct Change in Pension Value	(132,575)	(134,149)	(207,504)	(33,757)	—	—	—	—	—	—
Compensation Actually Paid	4,700,152	2,962,591	2,295,871	2,934,032	2,235,460	1,785,218	1,243,247	1,090,130	1,305,908	1,022,279
(3) Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for stock options, the fair value calculated using the Black-Scholes option pricing model as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing stock price on the applicable revaluation date as the current market price and the volatility, dividend rates and risk free interest rates determined as of the revaluation date, (2) for RSA awards, the closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, and (3) for PSU awards, the same valuation methodology as RSA awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date. The estimated probability of achievement of the 2019 PSUs was 100% at fiscal year-end (“FYE”) 2019 and FYE 2020, 125% at FYE 2021 and 111% at vesting in 2022. The estimated probability of achievement of the 2020 PSUs was 100% at FYE 2020, FYE 2021, FYE 2022 and 96% at vesting in 2023. The estimated probability of achievement of the 2021 PSUs was 100% at FYE 2021 and FYE 2022, 125% at FYE 2023 and 102% at at vesting in 2024. The estimated probability of achievement of the 2022 PSUs was 100% at FYE 2022, FYE 2023 and FYE 2024. The estimated probability of achievement of the 2023 PSUs was 100% at FYE 2023 and 75% at FYE 2024. The estimated probability of achievement of the 2024 PSUs was 100% at FYE 2024.
(4) The peer group TSR is based on the S&P U.S. BMI Banks Southeast Region Index.
(5) As reported in the Company’s consolidated financial statements in our 2024 Annual Report on Form 10-K.
(6) Non-GAAP measure, for more information and reconciliation to GAAP, refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
2024 Performance Measures
For 2024, the CGC identified the performance measures listed below as the most important measures used to link “compensation actually paid” to the NEOs to company performance:
•Adjusted Net Income;
•Adjusted EPS Growth; and
•Adjusted ROATE

Visual Representation of the Information Provided in the Pay Versus Performance Table
The following graphs illustrate the comparison from 2020-2024 between:
•Our PEO’s CAP and the average non-PEO NEO’s CAP amounts and Seacoast’s TSR and the Peer Group’s TSR;
•Our PEO’s CAP and the average non-PEO NEO’s CAP amounts and our Net Income;
•Our PEO’s CAP and the average non-PEO NEO’s CAP amounts and our Adjusted EPS Growth; and
•Our PEO’s CAP and the average non-PEO NEO’s CAP amounts and our Adjusted ROATE
Changes in CAP from year to year are impacted by numerous factors, including stock price volatility, outstanding award vesting, job performance, increase in duties and responsibilities of our PEO and non-PEO NEOs and the amount of progress made towards company goals.

1 Non-GAAP measure; for more information and reconciliation to GAAP, refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

CAP vs. EPS GROWTH
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
EPS GROWTH

CAP vs. ROATE
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
ROATE

1 Non-GAAP measure; for more information and reconciliation to GAAP, refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

PROPOSAL 1 ELECTION OF DIRECTORS
General
Our non-employee directors are appointed to act on behalf of our shareholders by overseeing critical aspects of our business strategy, operations, risk management and governance efforts. Our belief is that superior talent in the boardroom should generate exceptional levels of customer service, financial performance and, ultimately, superior shareholder returns compared to alternative investments. To this end, the Board is committed to identifying the best available talent to make meaningful contributions to our business and fully execute its duties and responsibilities on behalf of our shareholders. The profile of our Board continues to evolve in response to the needs of a dynamic and growing organization. Our Board of Directors plays a meaningful role in helping Seacoast develop, test and implement our business, risk management, talent and reward strategies. The Board’s activities are focused on representing our shareholders in ways that position Seacoast to create significant value for customers, employees and our shareholders within a risk appropriate framework. For additional detail regarding the skills and qualifications of our directors, see “Skills and Qualification Mix.”
In accordance with our bylaws and as set forth in our Amended and Restated Articles of Incorporation, in no event will the Board have fewer than 3 directors or more than 14 directors. As of the date of this proxy statement, Seacoast’s Board of Directors consists of 12 members divided into three classes, serving staggered three-year terms as provided in our Articles of Incorporation. On June 4, 2024, Eduardo J. Arriola was appointed to the Board of Directors (Class II Director). In addition, Mr. Thomas E. Rossin informed us in October 2024 that he would not stand for re-election when his current term ends at this annual meeting. He will continue to serve as a director of the Bank. At this time, Seacoast’s Compensation and Governance Committee (“CGC”) and Board of Directors believe that 11 directors are adequate to provide a diversity of background, experience and expertise, and that there are sufficient independent directors to staff the independent committees of the Board and provide independent oversight.
The Annual Meeting is being held to, among other things, elect four Class I directors of Seacoast, each of whom has been nominated by the CGC of the Board of Directors. Each of the nominees is presently a director of Seacoast. All of the nominees will also serve as members of the Board of Directors of Seacoast National Bank (the “Bank”). The members of the Boards of Directors of the Bank and the Company are the same except for Dale M. Hudson, who is currently a director of the Bank only. If elected, each Class II director nominee will serve a three year term expiring at the 2028 Annual Meeting and until their successors have been elected and qualified. Currently, the Board of Directors is classified as follows:

Class	Term	Name of Directors
Class I	Term Expires at the 2027 Annual Meeting	Jacqueline L. Bradley H. Gilbert Culbreth, Jr. Christopher E. Fogal Charles M. Shaffer Joseph B. Shearouse, III
Class II	Term Expires at the 2025 Annual Meeting	Dennis J. Arczynski Eduardo J. Arriola Maryann Goebel Robert J. Lipstein
Class III	Term Expires at the 2026 Annual Meeting	Dennis S. Hudson, III Alvaro J. Monserrat
Manner for Voting Proxies
All shares represented by valid proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If a valid proxy is submitted but no vote is specified, the proxy will be voted FOR the election of each of the four nominees for election as directors. Please note that banks and brokers that do not receive voting instructions from their clients are not able to vote their client’s shares in the election of directors. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by the CGC. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (four persons). Cumulative voting is not permitted.
The affirmative vote of the holders of shares of common stock representing a plurality of the votes cast at the Annual Meeting at which a quorum is present is required for the election of the directors listed below, which means that the director nominees who receive the highest votes “for” their election are elected. However, to provide shareholders with a meaningful role in uncontested director elections, which is the case for the election of the director nominees listed below, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” for his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept or reject the resignation. If any resignation is accepted by the Board, such resignation will be effective upon acceptance. The Company will disclose its decision-making process regarding any resignation in a Form 8-K filed with the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Further details of this policy and the corresponding procedures are set forth in our Corporate Governance Guidelines, available on our website at www.SeacoastBanking.com.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Nominees for Election at the Annual Meeting

DENNIS J. ARCZYNSKI Age: 73 TENURE: •Company since 2013 •Bank since 2007	BOARD COMMITTEES: •Audit •Corporate Development •Information Technology •Risk Management (Chair)	QUALIFICATIONS & EXPERIENCE:
Mr. Arczynski has been a risk management, corporate governance, regulatory affairs and banking consultant since 2007. He previously served for 33 years in various managerial and examiner positions in the U.S. Office of the Comptroller of the Currency’s (the “OCC”) headquarters in Washington, D.C. and in several other OCC districts until 2007. As a National Bank Examiner with the OCC, Mr. Arczynski was responsible for the supervision and examination of the largest and most complex mid-size banks, community banks and trust companies; provided guidance to banks in all facets of commercial banking and fiduciary operations including consumer compliance, Community Reinvestment Act and international activities; performed risk assessment and conducted BSA/AML reviews and examinations of internationally active banks; and developed formal enforcement actions and corrective action plans for struggling and deficient institutions. Mr. Arczynski’s other positions of responsibility with the OCC were Assistant Director for Trust Operations, Special Assistant to the Senior Deputy Comptroller (FFIEC Liaison), Associate Director for Financial Management (Financial Systems and Review) and Field Office Manager (Miami Field Office). His duties included the formation of national policies and programs, development of OCC supervisory initiatives, establishment of interagency relations, drafting regulations and writing OCC examiner handbooks. Mr. Arczynski received his bachelor’s degree from the University of Maryland in Finance and his Master’s degree from the Johns Hopkins University.
DIRECTOR QUALIFICATION HIGHLIGHTS
•his extensive knowledge of effective management practices of the largest and most complex mid-size banks;
•his expertise in enterprise risk management, commercial banking, trust operations and asset management, including risk assessment and BSA/AML/OFAC;
•his expertise in risk management, corporate governance, and regulatory background specific to the financial services industry; and
•his public service experience that provides an alternative perspective in the areas of government relations and regulatory matters that impact the Company.

EDUARDO J. ARRIOLA Age: 52 TENURE: •Company since 2024 •Bank since 2024	BOARD COMMITTEES: •Risk Management •Bank Trust	QUALIFICATIONS & EXPERIENCE:
Mr. Arriola is currently the CEO of Arriola & Co., an executive leadership consulting and advisory firm. He previously served as Executive Vice President and Market Executive of Seacoast Bank, where he was responsible for business development and growth strategies to deepen client relationships and execute market strategy in Miami, Florida until June 2024 when he was appointed to the Seacoast's board of directors. Prior to joining Seacoast Bank, Mr. Arriola served as Chairman and CEO of Apollo Bancshares, Inc. and its subsidiary bank, Apollo Bank, from 2010 until its sale to Seacoast in 2022. Mr. Arriola served for two terms as a board member of the Federal Reserve of Atlanta, Miami Branch from 2017 to 2022 and served as a board member of the Florida Bankers Association and BankServ from 2010 to 2016. He is currently serving his second term as a member of the Board of Directors of the Federal Home Loan Bank of Atlanta where he serves on the Affordable Housing Committee, Audit Committee and Governance , Compensation and Nominating Committee.
Mr. Arriola previously served as a member of the Board of Directors of Total Bank from 2002 to 2007 (acquired from Banco Popular de España in 2007) and was a member of its Directors Loan Committee. Since 2012, Mr. Arriola has served as a member of the Board of the Inter-American Foundations ("IAF"), a US government agency based in Washington, DC that focuses on development in Latin American and the Caribbean, providing support for civil society groups in the region, where he was appointed as Chairman of the IAF in 2013. From 1997 to 2009, Mr. Arriola served as Co-Founder and Managing Director of Inktel Contact Center Solutions, a privately held company headquartered in Miami, Florida.
Over the years, Mr. Arriola has supported many local community programs and has served on the boards of several non-profit and community organizations in Miami, Florida. He has also been a long-time member of the Young Presidents' Organization since 2010, and from 2002 to 2010, a former member of the Entrepreneurs' Organization, serving as chapter chair from 2005 to 2007. Mr. Arriola is a graduate of Boston College and the Owner-President Management (OPM) Program of Harvard Business School.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Mr. Arriola should be a nominee for director of Seacoast, the following qualifications were considered:
•his significant experience in the banking industry and the organization, including his service as Market Executive of the Bank, which provide a unique understanding of our operations, including credit and lending;
•his expertise in executive leadership and management and effective regulatory and compliance practices; and
•his stature in the local community, including through service on the boards of the non-profit organizations discussed above.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

MARYANN GOEBEL Age: 74 TENURE: •Company since 2014 •Bank since 2014	BOARD COMMITTEES: •Audit •Compensation & Governance (Chair) •Information Technology •Risk Management	QUALIFICATIONS & EXPERIENCE:
Ms. Goebel has been an independent IT management consultant since 2012. She was executive vice president and chief information officer of Fiserv, Inc. (NASDAQ) from 2009 - 2012. In this role, she was responsible for all internal Fiserv IT systems (infrastructure and applications), as well as IT infrastructure, operations, engineering and middleware services. In her 50+ year career, Ms. Goebel has shaped the strategic direction of information technology for major corporations around the world, serving in the critical role of chief information officer for DHL Express from 2006 to 2009; General Motors North America from 2003 to 2006; Frito-Lay from 2001 - 2002; General Motors Europe from 1999 - 2001; General Motors Truck Group from 1997 to 1999; and Bell Atlantic NYNEX Mobile (now Verizon Mobile) from 1995 to 1997. She has also held senior IT leadership positions at Texas Instruments, Inc., Aérospatiale Helicopter Corporation, and the Southland Corporation, among others.

Ms. Goebel serves as an independent director of Repay Holdings Corporation (ticker: RPAY), a leading provider of vertically-integrated payment solutions headquartered in Atlanta, Georgia since 2019, where she serves as the chair of the technology committee and served as a member of the audit committee from 2019 to 2022.
Ms. Goebel received the "100 Leading Woman in the North American Auto Industry" award in 2005. She also received an award for outstanding professional achievement from her alma mater, Worcester Polytechnic Institute, where she earned a Bachelor of Science degree in mathematics and previously served on their Arts and Sciences Advisory Board. In 2017, Ms. Goebel was awarded the CERT Certificate in Cybersecurity Oversight by the NACD.
DIRECTOR QUALIFICATION HIGHLIGHTS
•her extensive knowledge of complex information technology environments and focus on innovation;
•her expertise in strategizing and implementing best-practice processes, tools and structure that are essential to supporting a superior customer experience;
•her experience in aligning IT objectives with corporate priorities; and
•her leadership and ability to help drive the Company's expansion of technology to deliver a state-of-the-art customer experience.

ROBERT J. LIPSTEIN Age: 69 TENURE: •Company since 2019 •Bank since 2019	BOARD COMMITTEES: •Audit (Chair) •Bank Credit Risk •Information Technology •Risk Management	QUALIFICATIONS & EXPERIENCE:
Mr. Lipstein is a certified public accountant and has over 40 years of diversified experience in various business roles, including leadership in audit, corporate governance, information technology, and enterprise risk management. He is a retired KPMG senior partner where he held numerous leadership roles including, Global Partner in Charge of Sarbanes Oxley Services, Global Managing Partner in Charge of IT Business Services, Partner in Charge of KPMG's financial service practice and Partner in Charge of KPMG's advisory practice for the Mid-Atlantic region.

Mr. Lipstein has multiple public company and private company board experiences. Since March 2022, Mr. Lipstein serves as a board member and chair of the audit committee of Onfolio Holdings (ticker: ONFO), a publicly-held company that acquires controlling interests in and actively manages small websites headquartered in Wilmington, Delaware. He currently is a board member and chair of the audit committee of Firstrust Bank, a privately-held family owned community bank headquartered in Philadelphia, Pennsylvania since 2021, and its subsidiary, Hatch Bank, since 2024. In addition, he has been a board member of Jefferson Einstein Philadelphia Hospital, formerly Einstein Healthcare Network, an academic medical center offering full service medical, surgical, and rehabilitation services since 2016. Mr. Lipstein previously served as an independent board member of Ocwen Financial (ticker: OCN), now known as Onity Group (ticker: ONIT), a provider of residential and commercial mortgage loan servicing headquartered in West Palm Beach, Florida, where he was as a member of the audit committee and compensation committee from 2017 to 2020. He also served, from 2020 to 2024, as a board member of Infrasight, a start-up venture providing software that powers hybrid IT and multi-cloud business decisions.

He is a graduate of the University of Pennsylvania Director Institute and an Emeritus member of the Weinberg Center for Corporate Governance. He earned a bachelor’s degree in accounting from the University of Delaware.
DIRECTOR QUALIFICATION HIGHLIGHTS
•his extensive knowledge of accounting practices, including financial reporting and internal controls;
•his expertise in executive leadership, financial services, corporate governance, regulatory and compliance, risk management, technology and information security; and
•his audit, banking and public and private board experience.

The four nominees listed above have been nominated by Seacoast's Compensation and Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” the election of all four nominees.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Director Terms Extended Beyond the Annual Meeting

JACQUELINE L. BRADLEY Age: 67 TENURE: •Company since 2015 •Bank since 2014	BOARD COMMITTEES: •Bank Trust (Chair) •Corporate Development	QUALIFICATIONS & EXPERIENCE:
Ms. Bradley served as a director of BankFIRST from 2005 until BANKshares was acquired by Seacoast in 2014. During her tenure at BankFIRST, she served on BankFIRST’s Special Assets Committee and Audit Committee. Ms. Bradley currently chairs Seacoast Bank’s Trust and Wealth Management Committee. Ms. Bradley has had a 20+ year career in financial services, including seven years with SunTrust Bank in Central Florida, culminating in her last position as senior vice president leading its Private Client Group (1999-2002). Her previous experience also includes 8 years as vice president with Moody’s Investors Services and 3 years providing consulting services for McKinsey Management Consultants and Touché Ross.
Since 2020, Ms. Bradley serves on the board of directors of Tampa Electric Company, a wholly-owned subsidiary of Emera, Inc. (ticker: EMRAF), a public gas and electric utilities company. In 2021, Ms. Bradley was appointed as an independent director to the board of directors of certain business development companies managed by affiliates of Lafayette Square Holding Company, LLC., an impact investment platform that deploys long-term capital alongside impactful services to local communities across the U.S., where she currently serves as the chair of the board’s audit committee. Ms. Bradley also serves on the board of directors of the Boys & Girls Club of Central Florida, serving as chairperson in 2002 and 2003. Additionally, Ms. Bradley is a board member of The Studio Museum in Harlem. She also served on the finance committee for the Central Florida Expressway Authority and Orange County Tourist Development Council and vice chair of the board of directors of the Greater Orlando Aviation Authority, as well as a member of the board of directors of Florida Arts Council and Cornell Museum of Fine Arts.
Ms. Bradley received her Bachelor of Arts degree in Economics and Political Science from Yale College, and her master’s degree in business administration from Columbia University Graduate School of Business with a concentration in Finance and Marketing.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Ms. Bradley should be a nominee for director of Seacoast, qualification as an independent director, as well as the following qualifications were considered:
•her diversity of management experience in the financial services industry;
•her knowledge of, and stature and philanthropic service to, the Central Florida market, which is valuable in understanding the customer segments in this market; and
•her ability to provide guidance to the Board of Directors regarding accounting and financial matters.

H. GILBERT CULBRETH, JR. Age: 79 TENURE: •Company since 2008 •Bank since 2006	BOARD COMMITTEES: •Bank Credit Risk •Compensation & Governance	QUALIFICATIONS & EXPERIENCE:
Mr. Culbreth has been chief executive officer and owner of Gilbert Chevrolet Company, Inc., a car dealership located in Okeechobee, Florida, for over 40 years. He also owns and manages Gilbert Ford car dealership in Okeechobee, Florida. Mr. Culbreth was previously a member of Big Lake Financial Corporation’s (“Big Lake”) board of directors for 10 years prior to the acquisition of Big Lake by Seacoast in 2006, and has served on the Bank’s board of directors since the acquisition. In addition, Mr. Culbreth is president of several other family businesses, including: Culbreth Realty, Inc. (a real estate brokerage company), Parrott Investments, Inc. (a holding company for two other businesses), Gilbert Cattle Co., LLC (a cattle operation), Grace Marine (a watercraft sales company), Gilbert Aviation Inc. (an aircraft sales and service company), Gilbert Oil Company, LLC and Gilbert Trucking, Inc. Mr. Culbreth is a former director of the Florida Council on Economic Education, the Okeechobee County Board of Realtors, the Okeechobee Economic Council, and the United Way of Okeechobee and is a member of the Masonic Lodge.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Mr. Culbreth should be a nominee for director of Seacoast, qualification as an independent director, as well as the following qualifications were considered:
•his diversity of business experience for more than 40 years in the Okeechobee, Florida market, which is valuable in understanding the customer segments in this market;
•his entrepreneurial and management skills;
•his stature in and knowledge of the local community; and
•his experience with the Company

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

CHRISTOPHER E. FOGAL Age: 73 TENURE: •Company since 1997 •Bank since 1997	BOARD COMMITTEES: •Audit •Bank Trust •Information Technology	QUALIFICATIONS & EXPERIENCE:
Mr. Fogal is a retired certified public accountant and a partner emeritus with the public accounting firm of Carr, Riggs & Ingram, LLC (“Carr Riggs”), a top 25 accounting firm that is the second largest super-regional accounting firm in the southeastern U.S. He was previously a principal with the public accounting firm of Proctor, Crook, Crowder & Fogal, P.A. (“Proctor Crook”), a BDO affiliate firm, located in Stuart, Florida, from 2009 to 2017 when the firm merged with Carr Riggs. Mr. Fogal was the managing partner of Fogal & Associates from 1979 until the firm merged with Proctor Crook in 2009. He also served on the board of directors of Port St. Lucie National Bank until it was acquired by Seacoast in 1996.
Mr. Fogal has also served as past chairman of the St. Lucie County Economic Development Council the Treasure Coast Private Industry Council, past president of the St. Lucie County Chamber of Commerce, and was active in a number of professional organizations including the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Fogal received a bachelor’s degree in accounting from New York Institute of Technology and a master’s degree from Liberty University.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Mr. Fogal should be a nominee for director of Seacoast, qualification as an independent director, as well as the following qualifications were considered:
•his accounting expertise as a Certified Public Accountant ("CPA"), which provides the Board of Directors with guidance related to internal controls and financial and accounting matters;
•his business, management and decision-making skills, including his experience as managing partner of an accounting firm for 30+ years;
•his stature and knowledge of the local community; and
•his experience with the Company.

DENNIS S. HUDSON, III Age: 69 TENURE: •Company since 1984 •Bank since 1984	BOARD COMMITTEES: •Bank Credit Risk (Chair) •Compensation & Governance •Corporate Development	QUALIFICATIONS & EXPERIENCE:
Mr. Hudson formerly served as the Company’s Executive Chairman from January 1, 2021 until December 31, 2021 after serving as Chairman of Seacoast from July 2005, and Chief Executive Officer of the Company from June 1998 to December 2020. Mr. Hudson has also served as Chairman and Chief Executive Officer of the Bank from 1992 to 2020, after serving in various positions with the Company and the Bank since 1978.
Mr. Hudson serves on the board of directors, the audit committee and chairs the governance committee of Chesapeake Utilities Corporation (ticker: CPK), a public gas and electric utilities company headquartered in Dover, Delaware. Mr. Hudson also serves on the board of the Community Foundation for Palm Beach and Martin counties. Previously, Mr. Hudson served as an independent director to PENN Capital Funds, a mutual fund group managed by PENN Capital Management from 2015 until it was sold in 2021. From 2005 through 2010, he also served as a member of the board of directors of the Miami Branch of the Federal Reserve Bank of Atlanta.
Mr. Hudson is actively involved in the community, having served on the boards of the Martin County YMCA Foundation, Council on Aging, The Pine School, the Job Training Center, American Heart Association, Martin County United Way, the Historical Society of Martin County, and Martin Health System, as well as chairman of the board of the Economic Council of Martin County. Mr. Hudson is a graduate of Florida State University with a bachelor’s degree in finance, and a master’s degree in business administration.
DIRECTOR QUALIFICATION HIGHLIGHTS
•his significant experience in the financial services industry and the organization, including his service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;
•his knowledge and relationships with the institutional investor community, including the Company’s past and present institutional investors;
•his service on other public company boards, which provides insight regarding general public company operations, policies, internal controls and corporate governance, which is useful and applicable to Seacoast; and
•his stature in the local community, including through service on the boards of the non-profit organizations.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

ALVARO J. MONSERRAT Age: 56 TENURE: •Company since 2017 •Bank since 2017	BOARD COMMITTEES: •Audit •Compensation & Governance •Corporate Development •Information Technology (Chair)	QUALIFICATIONS & EXPERIENCE:
Mr. Monserrat is the CEO of Ultra 7, a business strategy consulting firm focused on advising CEOs and Boards of emerging, high growth and start up technology organizations. He is also a partner at Corten Capital, a specialist investment firm based in the United Kingdom. Mr. Monserrat's prior experience chief revenue officer of ACI Worldwide, Inc. (ticker: ACIW), a global software company that provides mission-critical real-time payment solutions to corporations. Prior to ACI, Mr. Monserrat served as the executive vice president and general manager at Nuance Imaging, a subsidiary of Nuance Communications, Inc. (ticker: NUAN), a leading provider of voice and language solutions for business and consumers from January 2018 to February 2019. Mr. Monserrat joined Nuance after serving as chief executive officer at RES Software, a leading digital workspace technology company from 2015 until the company was acquired by Ivanti in 2017.  He also served as Citrix Systems’ senior vice president of Worldwide Sales & Service from 2008 to 2015. Prior to joining Citrix, Mr. Monserrat served as senior director at Innovex Group (acquired by Citrix), and received numerous awards including Microsoft’s Best E-Commerce Solution and Best Small Business Solution Awards. Mr. Monserrat’s career spans more than 25 years in large enterprises and entrepreneurial ventures within enterprise software, mobility, cloud, networking and business strategy. His areas of expertise include go-to-market, product and human capital strategy.
Mr. Monserrat is the chairman of the advisory board of Matrix42, a European-based B2B Cloud software company. Mr. Monserrat also serves as a board member and chairman of the board at itopia, a cloud automation platform and is a board member of Login VSI, an automated testing platform for digital workspaces. He formerly served as director at RES Software and Auxis LLC, as well as a director of the advisory boards of several other technology companies, including, HYCU, Virsto and Whiptail. Mr. Monserrat holds a master’s degree of business administration from the University of Texas at Austin and a Bachelor’s degree in computer science from the University of Miami.
DIRECTOR QUALIFICATION HIGHLIGHTS
•his entrepreneurial vision, innovation and resourcefulness in taking an initiative from concept to a successful money-making enterprise, which is applicable to our changing business model;
•his abilities as a change leader in transforming and infusing existing business models with multi-directional and diversified routes to market, which provides insights for our effective management of Seacoast’s growth;
•his experience and acumen in building, restructuring and motivating teams to produce high-performing units; and
•his global view of markets and competitors combined with his knowledge of technology and go-to-market execution which provides constructive oversight in these areas.

CHARLES M. SHAFFER Age: 51 TENURE: •Company since 2021 •Bank since 2021	BOARD COMMITTEES: •Corporate Development •Bank Credit Risk	QUALIFICATIONS & EXPERIENCE:
Mr. Shaffer was appointed Chairman of the Company and the Bank in February 2022, and president and chief executive officer and a member of the board of directors of the Company and Bank in January 2021. Mr. Shaffer previously served as chief operating officer since May 2019. He also served as executive vice president and chief financial officer from January 2017 to May 2019. Prior to that, he led the community banking group since October 2013 and held other various positions in the Company, including controller since 2005.
Mr. Shaffer is actively involved in the community and other external organizations, serving on the board of directors of Armellini Express Lines, a private logistics company headquartered in Palm City, FL, as well as, Florida Bankers Association and United Way of Martin County. Mr. Shaffer is a graduate of the University of Central Florida with a master’s degree in business administration with a specialization in finance, Florida State University with a Bachelor’s degree in Finance, Florida Atlantic University with a Bachelor’s degree in Accounting and is a graduate of the Advanced Management Program at the University of Pennsylvania’s Wharton School of Business. He is a Certified Public Accountant licensed in the State of Florida.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Mr. Shaffer should be a nominee for director of Seacoast, the following qualifications were considered:
•his significant experience in the banking and financial services industry and the organization, including his service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;
•his knowledge and relationships with the institutional investor community, including the Company's past and present institutional investors;
•his expertise in executive leadership and management, formerly serving in several leadership roles, including Chief Operating Officer; and
•his financial and accounting acumen.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

JOSEPH B. SHEAROUSE, III Age: 67 TENURE: •Company since 2023 •Bank since 2023	BOARD COMMITTEES: •Corporate Development •Bank Credit Risk •Bank Trust	QUALIFICATIONS & EXPERIENCE:
Mr. Shearouse formerly served as Senior Vice President and Market Executive of Seacoast Bank, where he was responsible for business development and growth strategies to deepen client relationships and execute market strategy until July 2023 when he was appointed to the Seacoast’s board of directors. Prior to joining Seacoast Bank, Mr. Shearouse served as Chairman and CEO for First Bank of The Palm Beaches from 2010, until acquired by Seacoast Bank in 2020. From 2007 to 2009, Mr. Shearouse served as President of Southeast Florida for National City Bank following its purchase of Fidelity Federal Bank & Trust where he served in multiple senior-level roles for 27 years, including Executive Vice President of Corporate Lending with responsibilities over Commercial Real Estate Lending, Small Business Lending, Consumer Lending, Loan Servicing, SBA Lending and the Credit Department.
Mr. Shearouse has served on many community boards over his career, including the Boys and Girls Club of Palm Beach County, United Way of Palm Beach County, Palm Health Foundation, Chamber of Commerce of the Palm Beaches, as well as the Palm Beach Business Development Board and the Economic Council, among others. In the banking industry, Mr. Shearouse served for two terms on the board of directors of the Florida Bankers Association and at the national level, on the of board of America’s Community Bankers. Mr. Shearouse was named “Florida Banker of the Year” in 2006 by the Florida Bankers Association. Mr. Shearouse earned a bachelor’s degree in real estate and insurance from Florida State University and an associate degree in business management from Wofford College.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Mr. Shearouse should be a nominee for director of Seacoast, the following qualifications were considered:
•his significant experience in the banking industry and the organization, including his service as Market Executive of the Bank, which provide a unique understanding of our operations, including credit and lending;
•his expertise in executive leadership and management and effective regulatory and compliance practices; and
•his stature in the local community, including through service on the boards of the non-profit organizations discussed above.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

Director Compensation
Decisions regarding our non-employee director compensation program are approved by our full Board of Directors based on recommendations from the CGC. In making its recommendations, the CGC considers the director compensation practices of peer companies with respect to total compensation and each element thereof based on a peer group study conducted by the Company’s compensation consultant. For more information about the peer group, which is the same peer group we use in determining executive pay, see “Compensation Discussion and Analysis - Compensation Peer Group.” Our compensation program for non-employee directors is designed to:
•appropriately compensate directors for the work required at a company of Seacoast’s size, growth, and dynamic and evolving business model;
•align directors’ interests with the long-term interests of Seacoast’s shareholders; and
•make meaningful adjustments every few years, rather than small annual adjustments.

Non-Employee Director Compensation Structure
Non-employee directors are each paid a cash retainer for service on the board, plus an additional amount for serving as a chair of a board committee or as the lead director. The cash retainers paid in 2024 remained unchanged from the prior year. All cash retainers are paid in quarterly installments. To further align directors’ interests with long-term shareholder interests, directors may elect to receive: 1) all or a portion of their annual cash retainer in vested Company common stock, and 2) up to a maximum of 30% of their annual cash retainer in the form of vested non-qualified options to purchase shares of Company common stock. Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period.

In addition, non-employee directors receive an annual grant of common stock, which is issued following the annual meeting of shareholders. The annual stock award issued to non-employee directors following election or re-election at the 2024 annual meeting of shareholders has a grant date value of $62,500 and was unchanged from the prior year. In December 2024, the Board approved an additional award of $25,000 in Company common stock for each non-employee director, which increased the overall stock retainer in 2024 to $87,500. The additional stock award was in recognition of additional workload required by the Board to meet the size and growth of the Company and to better align with Seacoast’s peer group.

The following table summarizes our annual non-employee director compensation program for 2024.

Annual Retainer paid to all Non-employee Directors of the Company in 2024
Cash (1)	$45,000
Stock Award (2)	$87,500
Annual Committee Chair Retainer for all Committees, excluding the CGC	$25,000
Annual Committee Chair Retainer for the CGC	$30,000
Lead Independent Director Retainer	$35,000
(1)A number of directors have elected to receive all or a portion of their cash retainer in stock or stock options as described in the "2024 Director Compensation Table".
(2)Granted under the Amended 2021 Incentive Plan following election or re-election at each annual meeting of shareholders. Includes the grant of $62,500 of Company common stock after the 2024 annual meeting of shareholders and the additional grant of $25,000 of Company common stock in December 2024.
Non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending Board, committee and shareholders’ meetings and other designated Company events. Executive officers who are also directors do not receive any compensation for services provided as a director.
The non-employee director compensation program approved by the Board for 2025 remains unchanged from 2024, expect that starting in 2025, committee members will receive the following cash retainers to appropriately compensate them for the scope of responsibilities and workload for serving on committees:

Annual Committee Member Retainer paid to all Non-employee Directors of the Company in 2025 (1)
Annual Committee Member Retainer - Audit, CGC and ERMC	$10,000
Annual Committee Member Retainer - ITC	$7,500
Annual Committee Members Retainer - CDC	$5,000
(1)Non-employee directors who service on the Bank's Directors Credit Risk Committee and Trust and Wealth Committee will also receive a retainer of $5,000 for each of the committee members.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Lead Independent Director Compensation
The Board appointed Christopher E. Fogal as Lead Independent Director in December 2018 and in each subsequent year since then. In 2024, Mr. Fogal received an additional annual cash retainer of $35,000 for his service as Lead Independent Director.
Director Stock Ownership Policy
To align the interests of our directors and shareholders, our Board of Directors believes that directors should hold a significant financial stake in Seacoast. Consequently, our Corporate Governance Guidelines require that directors own Seacoast stock equal in value to a minimum of three times their base annual retainer within four years of joining the Board. Each director must retain 75% of their shares until reaching the minimum share ownership requirement, and after the ownership target is met, must retain at least 50% of the shares for one year. All of our directors own more than the minimum stock requirement.
The table below sets forth the total compensation paid to Board members who are not employees of the Company or the Bank for fiscal year 2024.
2024 Director Compensation Table

Director	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Dennis J. Arczynski	70,000	(4)	87,508	--	--	157,508
Eduardo J. Arriola (8)	26,250		87,508	--	--	113,758
Jacqueline L. Bradley	70,000	(4)	87,508	--	--	157,508
H. Gilbert Culbreth, Jr.	45,000	(6)	87,508	--	--	132,508
Christopher E. Fogal	80,000	(7)	87,508	--	--	167,508
Maryann Goebel	75,000	(5)	87,508	--	--	162,508
Dennis S. Hudson, III (8)	70,000	(4)	87,508	--	--	157,508
Robert J. Lipstein	70,000	(4)	87,508	--	--	157,508
Alvaro J. Monserrat	70,000	(4)	87,508	--	--	157,508
Thomas E. Rossin	70,000	(4)	87,508	--	--	157,508
Joseph B. Shearouse, III	45,000		87,508	--	--	132,508
(1)    Directors may elect to take a portion of their cash compensation in the form of common stock and/or non-qualified options to purchase shares of Company common stock. In 2024, no director elected to take stock option awards and one director elected to take cash compensation in form of common stock under the DDCP.
(2) Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards in this column are discussed in Note 1 to the Company's audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2024. The number of stock awards granted to each director in 2024 is provided below in the table entitled “Stock Awards Granted to Directors in 2024”. No stock awards held by directors were unvested as of December 31, 2024, except as provided in footnote 8 below.
(3) Directors may elect to take a portion of their 2024 cash compensation in the form of stock option awards, in which case, the grant date value of these awards would be included in the “Fees Earned or Paid in Cash” column. In 2024, no director elected to take stock option awards. The aggregate number of stock option awards held by directors and outstanding as of December 31, 2024 is 166,778 shares as follows: Directors Arczynski and Goebel held 5,561 shares, Director Bradley held 8,503 shares, Director Culbreth held 2,142 shares, Director Fogal held 8,138 shares, Director Hudson, III held 133,300 shares, of which all were received from his previous service as an officer of the Company, and Director Monserrat held 3,573 shares.
(4) Includes $25,000 for each service as Chair of a Board Committee, including bank subsidiary committees, with the exception of the CGC; any committee chair rotation is pro-rated accordingly on quarterly basis.
(5) Includes $30,000 for service as Chair of the CGC; any committee chair rotation is pro-rated accordingly on quarterly basis.
(6) The table below shows the cash amounts that the directors deferred into the Directors’ Deferred Compensation Plan (“DDCP”) described below in 2024 and the total number of shares held in the DDCP for each director as of the Record Date.
(7) Includes $35,000 for service as Lead Independent Director.
(8) Director Hudson, III previously received award shares as compensation for his previous service as an officer of the Company, of which 15,579 shares were unvested as of record date. Additionally, Director Arriola previously received award shares as compensation for his previous service as an employee of the Bank, of which 2,498 shares were outstanding and 3,330 shares were unvested as of record date.

Director	Cash Deferred into DDCP Stock Account in 2024 ($)	Total Shares held in DDCP (#)
Dennis J. Arczynski	__	36,865
Eduardo J. Arriola	__	__
Jacqueline L. Bradley	__	26,043
H. Gilbert Culbreth, Jr.	45,000	43,606
Christopher E. Fogal	__	29,748
Maryann Goebel	__	28,740
Dennis S. Hudson, III	__	__
Robert J. Lipstein	__	__
Alvaro J. Monserrat	__	21,001
Thomas E. Rossin	__	29,064
Joseph B. Shearouse, III	__	__

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Stock Awards and Options Granted to Directors in 2024

The following table sets forth certain information concerning stock awards and options granted to directors during 2024. As of December 31, 2024, all stock awards granted to directors listed below were fully vested.

Name	Grant Date	Stock Awards (1) (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Dennis J. Arczynski	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
Eduardo J. Arriola	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
Jacqueline L. Bradley (1)	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
H. Gilbert Culbreth, Jr. (1)	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
Christopher E. Fogal (1)	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
Maryann Goebel (1)	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
Dennis S. Hudson, III	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
Robert J. Lipstein	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
Alvaro J. Monserrat (1)	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
Thomas E. Rossin (1)	7/31/2024	2,245	--	--	87,508
	12/10/2024	848
Joseph B. Shearouse, III	7/31/2024	2,245	--	--	87,508
	12/10/2024	848

(1) Shares were deferred into the Company’s Directors’ Deferred Compensation Plan described below.
(2) Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note 1 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2024.
Directors’ Deferred Compensation Plan
The Company has a Directors’ Deferred Compensation Plan (“DDCP”) to allow each non-employee director of the Company and the Bank to defer receipt of his or her director compensation, both cash and equity, until his or her separation from service with the Company or at such other times as described below. Each participant account is separated into sub-accounts for cash deferrals (“Cash Deferral Account”) and equity deferrals (“Equity Deferral Account”). Each participant directs how his or her Cash Deferral Account in the DDCP is invested among the available investment vehicle options, including a Company stock fund (“Stock Account”). The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. No earnings or dividends paid under the DDCP are above-market or preferential.
All amounts paid under the DDCP are paid in cash (other than as described with respect to the Stock Account or Equity Deferral Account) from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his or her plan account that is greater than that of an unsecured creditor.
Amounts deferred prior to January 1, 2022 will be distributed following the participant's separation from service. For amounts deferred after January 1, 2022, participants can elect to receive distributions of their deferred amounts upon a separation from service, a specified date, death, disability, or a change in control.
Upon a payout event, the participant will receive the balance of his or her Stock Account and/or Equity Deferral Account in shares of Company common stock and the balance of his or her other plan accounts in cash in one of the following three forms specified by the participant at the time of initial deferral election: i) a lump sum; ii) monthly, quarterly or annual installments over a period not to exceed eleven years (monthly installments over a period not to exceed five years for amounts deferred prior to 2022); or iii) a combination of an initial lump sum of a specified dollar amount and the remainder in installments. Upon death of a participant, any balance in his or her account shall be paid in accordance with the participant election to his or her designated beneficiary or to his or her estate.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

PROPOSAL 2 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SEACOAST BANKING CORPORATION OF FLORIDA TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On March 27, 2024, our Board of Directors adopted, subject to shareholder approval at the Annual Meeting, an amendment to our amended and restated articles of incorporation to increase the number of authorized shares of the Company’s common stock, $0.10 par value per share, from 120 million shares to 200 million shares.
The proposed amendment to Seacoast’s amended and restated articles of incorporation is attached to this proxy statement as Appendix B. No other changes to the Company’s amended and restated articles of incorporation are being proposed at the Annual Meeting.

Reasons for Amendment
Our Board of Directors is proposing the adoption of an amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of common stock from 120 million to 200 million shares. Of the 120 million shares that are currently authorized to be issued under the Company’s articles of incorporation, as of the Record Date, 85,614,460 shares are issued and outstanding, 723,584 shares are held in treasury, 500,000 shares are reserved for issuance under our dividend reinvestment and stock purchase plan and 1,998,368 are reserved for issuance under our equity incentive plans. Accordingly, we currently have less than 31,163,588 shares of common stock available for future issuances.
In order to assure flexibility of action and meet our future business needs as they arise, our Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders that there be a substantial number of authorized but unissued shares of common stock. The Board of Directors believes that having the authority to issue additional shares of common stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase the authorized shares at a later date and will enhance its ability to respond promptly to business and other opportunities that may arise. The Company strategically plans to grow through mergers and acquisitions. Seacoast successfully consummated five acquisitions in 2022 and 2023: Sabal Palm Bancorp, Inc. and Business Bank of Florida, Corp. in January 2022; Drummond Banking Company and Apollo Bancshares, Inc. in October 2022; and Professional Holding Corp. in January 2023. The Company also announced an acquisitions in early 2025: Heartland Bancshares, Inc. These mergers involved, and potential future mergers and acquisitions may involve the issuance of shares of Seacoast common stock or securities convertible into shares of common stock. Other than issuances pursuant to our existing dividend reinvestment stock purchase plan and our equity incentive plans (each as described above) and potential consummation of the acquisition of Heartland Bancshares, Inc. (as described in the Merger Agreement filed with the SEC), as of the date of this proxy statement, we have no definitive plans, arrangements or understandings regarding the issuance of additional shares of common stock that would be authorized pursuant to this proposal. Additional shares of Seacoast common stock may also be necessary in connection with the declaration of stock dividends or stock splits, future public and private financings, investment opportunities, other distributions, or other corporate purposes, as well as to meet anticipated future obligations under our existing equity incentive plans or any future incentive plans, under which we may grant future equity awards to our employees, officers and directors. We believe that having the ability to grant equity awards is critical to retaining and recruiting a qualified management team.
If Proposal 2 is approved, the number of authorized shares of Seacoast common stock will be increased and the Board of Directors will have the right to issue, without further shareholder approval, subject to potential restrictions described below, an additional 80 million shares of common stock. If approved, the amendment will be effective upon the filing of the articles of amendment to the amended and restated articles of incorporation with the Department of State of the State of Florida promptly after the Annual Meeting.

Anti-Takeover Effect
The proposed increase in the authorized number of shares of common stock could, in some situations, have the effect of discouraging unsolicited takeover attempts or inhibiting the removal of incumbent management and may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. For example, the issuance of the newly authorized shares of common stock could be used to deter or prevent a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. However, the Board of Directors is not aware of any third-party attempts to assume control of Seacoast and has not presented this Proposal 2 with the intent that it be utilized as an anti-takeover device or to inhibit the removal of incumbent management.

Terms of our Common Stock
If Proposal 2 is approved, the additional authorized shares of common stock may be issued for such consideration, cash or otherwise, at such terms, times and amounts as the Board of Directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Because our common stock is traded on the NASDAQ Global Select Market, shareholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of Seacoast’s then outstanding shares of common stock or voting power in connection with a private financing or an acquisition or merger. The authorization of additional shares of common stock will not, by itself, have any effect on the rights of present shareholders. The additional 120 million shares to be authorized

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
would be part of Seacoast’s existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently authorized, issued and outstanding. Shareholders do not have preemptive rights with respect to our commons stock and therefore, do not have any preferential rights to subscribe for or purchase additional shares of common stock in order to maintain proportionate ownership of their shares. Accordingly, the issuance of additional shares of common stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance.

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

PROPOSAL 3 AMEND THE COMPANY’S AMENDED 2021 INCENTIVE PLAN TO INCREASE AUTHORIZED SHARES

We are asking our shareholders to approve an amendment to the Seacoast Banking Corporation of Florida Amended 2021 Incentive Plan (the “2021 Plan”). Our 2021 Plan is the only plan under which equity-based compensation may currently be awarded to our executive officers, employees, directors, consultants and advisors. As of the Record Date, there were 1,998,368 shares of our common stock remaining available for the grant of equity awards under the 2021 Plan. In order to enable us to continue to offer meaningful equity-based incentives to our employees, officers, directors, consultants, and advisors, our board of directors believes that it is both necessary and appropriate to increase the number of shares of our common stock available for these purposes. As a result, on March 27, 2025, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, an amendment to add 2,000,000 shares to the 2021 Plan. The share increase is the only change to the 2021 Plan, a summary of which is provided below.
If the amendment to the 2021 Plan is approved by our shareholders at the Annual Meeting, it will become effective on the date of the Annual Meeting. If the amendment is not approved by our shareholders, then the 2021 Plan will remain in effect as it presently exists.
Background for the Current Request to Approve an Increase in the Share Reserve under the 2021 Plan
In setting the number of proposed shares issuable under our 2021 Plan, our Compensation and Governance Committee and our Board of Directors considered a number of factors, including the following (each of which are discussed further below):
●    Key data relating to outstanding equity awards and shares available for grant;
●    Significant historical award information; and
●    Future share needs.
Information Regarding our Authorized Shares and Stock Price
Our amended and restated articles of incorporation authorize the issuance of 120 million shares of common stock. As of our Record Date, there were 85,614,460 shares of common stock issued and outstanding and the closing price of a share of our common stock as of that date was $26.63.

Significant Historical Award Information
Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Dilution measures the degree to which our shareholders’ ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future, which is commonly referred to as overhang.
We closely monitor our share usage and believe we have been judicious in our use of shares previously authorized by our shareholders under the 2021 Plan. The following table and related footnotes show our key equity metrics over the last three years.
The following table includes our value-adjusted burn rate and other key metrics.

Burn Rate(1)							Key Metrics (At Target)
Year	Number of Options (#)	Option Value ($)	Full Value Awards (#)	200-Day Average Stock Price ($)	Weighted Common Shares Outstanding (CSO) (#)	Value-Adjusted Burn Rate (%)	Overhang(2) (%)	Dilution(3) (%)
2022	516,563	18.53	536,458	33.38	64,264,229	1.28	4.38	2.32
2023	501,561	20.54	832,991	23.17	84,329,000	1.52	5.60	2.34
2024	—	—	852,594	25.48	85,567,712	1.00	4.89	2.48
Average Total	339,375	13.02	740,681	27.34	78,053,647	1.16	4.99	2.39
(1)    Value-adjusted burn rate is calculated under Institutional Stockholder Services, or ISS, methodology. Our value-adjusted burn rate is 1.16% compared to the banking industry benchmark for Russell 3000 companies of 1.05%. As part of Bank acquisition activity in 2022 and 2023, Seacoast issued substitute stock options representing 1,016,619 shares. These were the only stock options granted in the three-year period, with the exception of 1,505 shares granted as part of director compensation in 2022.
(2)    Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.
(3)    Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Number of Shares Requested
Several factors were evaluated in determining to request an increase of 2,000,000 shares for the 2021 Plan:
●    The original 2021 Plan authorized 1,750,000 shares and in 2023 the shareholders approved an amendment to the 2021 Plan to increase the share authorization by 2,000,000. The additional 2,000,000 shares requested under this proposal, together with the remaining shares under the 2021 Plan, represent the shares the Company anticipates needing for the next three (3) years under normal circumstances and based on historical share usage.
●    Although we must manage our share reserve under the possibility that awards will be earned at the maximum level, this will only occur if we achieve the maximum performance under each metric in each award, which is not expected to be the case. Our actual share usage will also vary from our estimate based upon changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our long-term incentive program, changes in our dividend rate and forfeitures of outstanding awards. We believe that the proposed share reserve reflects an appropriate balance between our desire to allow maximum flexibility in a competitive labor market and shareholder interests of limiting dilution.
●    As of the Record Date, the plan share reserve represented less than 2.3% of our common shares outstanding.
●    As of the Record Date, the total overhang resulting from the share request, including our outstanding awards under the 2021 Plan represents approximately 4.95% of our fully-diluted common shares outstanding.
Aside from the increase in shares available under the 2021 Plan, the current proposal does not amend or change any provisions of the 2021 Plan, which was approved by shareholders at the 2021 annual meeting. However, to enable you to evaluate the proposed share increase, the following is a description of the material terms of the 2021 Plan.
Summary of the 2021 Plan

Important Provisions
The 2021 Plan contains a number of provisions that we believe are consistent with the interests of shareholders and sound corporate governance practices, including:
●    No liberal share counting. The plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or Stock Appreciation Right (“SAR”) or to satisfy tax withholding requirements.
●    No repricing of stock options or SARs. The exercise price of a stock option or SAR may not be reduced, directly, or indirectly, without the prior approval of shareholders, including the exchange for cash or another award or by a cash repurchase of “underwater” awards.
●    No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.
●    No dividends on unearned awards. The plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.
●    Compensation recoupment policy. Awards under the plan will be subject to our compensation recoupment policy.
●    No single trigger change of control vesting. If awards granted under the 2021 Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.
Purpose
The purpose of the 2021 Plan is to promote the success, and enhance the value of the Company’s success by linking the personal interests of its employees, officers, directors, consultants and advisors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. As of the record date, approximately 1,525 employees (including officers), 12 non-employee directors (including Bank directors), 0 consultants and 0 advisors would be eligible to receive awards under the 2021 Plan.
Permissible Awards
The 2021 Plan authorizes the grant of awards in any of the following forms:
●    Options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the U.S. Internal Revenue Code (the “Code”). The exercise price of an option granted under the 2021 Plan may not be less than the fair market value of the Company’s common stock on the date of grant. Stock options granted under the 2021 Plan have a maximum term of ten years.
●    Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of the Company’s common stock on the date of grant. SARs granted under the 2021 Plan have a maximum term of ten years.
●    Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee.
●    Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Committee.
●    Deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
●    Cash-based awards.
●    Performance awards.
●    Other stock-based awards in the discretion of the Committee, including unrestricted stock grants.
All awards will be evidenced by a written award certificate between the Company and the participant, which will include such provisions as may be specified by the Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.
Awards to Non-Employee Directors
The maximum aggregate number of shares subject to awards that may be granted under the 2021 Plan to any non-employee director in any calendar year is limited to a number that, combined with any cash meeting fees or cash retainers, does not exceed $750,000 in total value, including in the case of a non-employee Chairman of the Board or Lead Director.
Shares Available for Awards
In 2021, shareholders approved an aggregate of 1,750,000 shares under the 2021 Plan, plus a number of shares (not to exceed 661,128) underlying awards outstanding under our prior plan as of the effective date of the 2021 Plan that terminate or expire unexercised or are cancelled, forfeited or lapse for any reason. In 2023, shareholders approved an additional $2,000,000 shares under the 2021 Plan. The current proposal will add 2,000,000 shares, for a total of 5,750,000 shares available under the 2021 Plan, plus such shares subject to awards under our prior plan that are terminated, expired, cancelled, forfeited or lapsed. This amount is reduced by the number of shares that have already been granted under the 2021 Plan, as discussed above. No further awards are being granted under any prior plans, and any prior plans sponsored by the Company shall remain in effect only so long as awards granted thereunder shall remain outstanding. If the amendment is approved, the maximum number of shares that may be issued upon exercise of incentive stock options granted under the 2021 Plan would be 5,750,000.
Share Counting
Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2021 Plan. Similarly, to the extent that the full number of shares subject to a performance award is not issued by reason of failure to achieve maximum performance goals, the unearned shares originally subject to the award will be added back to the 2021 Plan share reserve and again be available for issuance pursuant to awards granted under the 2021 Plan. However, the following shares may not again be made available for issuance as awards under the 2021 Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding option or SAR, or (iii) shares repurchased on the open market with the proceeds of the exercise price of an option.
Key Data Relating to Outstanding Awards
The following table provides information regarding outstanding equity awards and shares available for future awards under the 2021 Plan as of our Record Date (and without giving effect to approval of the amendment to the 2021 Plan under this proposal).

Total shares underlying outstanding stock options	594,976
Weighted-average exercise price of outstanding stock options	$22.83
Weighted-average remaining contractual life of outstanding stock options	2.5 years
Total time-based shares underlying full value awards outstanding	961,158
Total performance-based shares underlying full value awards outstanding	517,736
Total shares currently available for grant	1,998,368
The Company's annual awards are generally granted in April of each year. The Compensation and Governance Committee granted the annual awards on April 1, 2025, which reduced the number of shares available under the 2021 Plan by 983,681 shares.
Administration
The 2021 Plan is administered by the Compensation and Governance Committee, or such other committee as may be determined by the Board (the “Committee”). The Committee has the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2021 Plan; prescribe forms of award certificates, and make any rules, interpretations, and any and all other decisions and determinations that may be required under the 2021 Plan. The Board may at any time administer the 2021 Plan. If it does so, it will have all the powers of the Committee under the 2021 Plan.
In addition, the Board or the Committee may expressly delegate to a special committee some or all of the Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Limitations on Transfer; Beneficiaries
No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value) where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
Acceleration upon Certain Events
Treatment of Awards upon a Participant’s Death or Disability
Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:
●    each of that participant’s outstanding options and SARs, or portions of such outstanding Options and SARs, as applicable, that are solely subject to time-based vesting requirements shall become vested and fully exercisable as of the date of termination, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;
●    each of that Participant’s other outstanding Awards, or the portions of such other outstanding Awards, as applicable, that are solely subject to time-based vesting restrictions shall become vested, and such restrictions shall lapse of the date of termination; and
●    the payout opportunities attainable under each of that participant’s outstanding Options, SARs, and other Awards, or the portions of such outstanding Options, SAR and other Awards, as applicable, that are solely subject to performance-vesting requirements or restrictions shall be deemed to have been earned as of the date of termination as follows:
○    if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level.
○    if the date of termination occurs during the second half of the applicable performance period, the awards will be deemed to have been achieved at the greater of the “target” level or the level of achievement as measured at the end of the quarter immediately preceding the date of termination.
Treatment of Awards upon a Participant’s Retirement
The 2021 Plan does not provide special treatment for a participant’s retirement. Any such treatment may be addressed in an individual award certificate, or left to the Committee’s discretion.
Treatment of Awards upon a Change in Control
Unless otherwise provided in an award certificate or any special plan document governing an award:
●    upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:
○    all outstanding options and SARs will become fully vested and exercisable;
○    all time-based vesting restrictions on outstanding awards will lapse as of the date of the change in control; and
○     the payout opportunities attainable under all outstanding performance-based awards will vest based on target (if the change in control occurs during the first half of the performance period) or actual performance measured (if greater) as of the date of the change in control (if the change in control occurs during the second half of the performance period), and
●    with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2021 Plan), then:
○    all of that participant’s outstanding options and SARs will become fully vested and exercisable;
○    all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and
○    the payout opportunities attainable under all outstanding performance-based awards will vest based on target (if the change in control occurs during the first half of the performance period) or actual performance measured as of the end of the calendar quarter immediately preceding the change in control (if the change in control occurs during the second half of the performance period). In both cases, the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.
Acceleration for Other Reasons
The Committee may, in its sole discretion determine that, upon a Participant’s termination of service or a change in control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and that any performance criteria shall be deemed fully or partially satisfied. The Committee may provide different treatment among participants and among awards in exercising this discretion.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Adjustments
In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per share value of the common stock to change (including, without limitation, any stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2021 Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2021 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.
Termination and Amendment
If the increase in shares is approved by shareholders at the Annual Meeting, the 2021 Plan will terminate on the tenth anniversary of the date of the Annual Meeting. Otherwise, the 2021 Plan will terminate on the tenth anniversary of the date of the 2021 Annual Meeting. In either case, the 2021 Plan may be terminated earlier by the Board or the Committee. The Board or the Committee may, at any time and from time to time, terminate or amend the 2021 Plan, but if an amendment to the 2021 Plan would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the 2021 Plan may adversely affect any award previously granted under the 2021 Plan without the written consent of the participant. Without the prior approval of the Company’s shareholders, the 2021 Plan may not be amended to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.
The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the anti-dilution provisions of the 2021 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for options, SARS or other awards with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, and (iii) the Company may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR.
Prohibition on Repricing
Without the prior consent of the Company’s shareholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of shareholders, repurchase an option or stock appreciation right for value from a participant, or cancel an option or stock appreciation right in exchange for other awards, if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.
Certain Federal Tax Effects
The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise, vesting of awards and the subsequent sale of common stock acquired under the 2021 Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.
Nonstatutory Stock Options
There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2021 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
Incentive Stock Options
There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
Stock Appreciation Rights
A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Restricted Stock
Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
Stock Units
A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
Cash-Based Awards
A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
Code Section 409A
The 2021 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights granted under the 2021 Plan are designed to be exempt from the application of Code Section 409A. Stock units and certain performance awards granted under the 2021 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law.
Benefits to Named Executive Officers and Others
Awards under the 2021 Plan are granted at the discretion of the Compensation Committee. Accordingly, future awards under the 2021 Plan are not determinable.
As of the Record Date, 3,725,002 shares of our common stock have been issued under the 2021 Plan (or remain subject to outstanding awards under the 2021 Plan) since its inception in 2021. The table below shows the number of shares issued, or subject to outstanding awards, under the Plan to the NEOs and the other individuals and groups indicated.

Name	Aggregate Number of Shares Subject to Options Granted under the Plan Since Plan Inception	Aggregate Number of Shares Subject to Restricted Stock or Stock Units Granted under the Plan Since Plan Inception
Charles M. Shaffer	0	166,189
Tracey L. Dexter	0	59,377
Joseph M. Forlenza	0	52,313
Juliette P. Kleffel	0	64,576
Austen Carroll	0	70,400
All Current Executive Officers as a Group	0	422,855
All Non-Employee Directors as a Group	2,475	111,055
All Employees as a Group (Excluding Executive Officers)	1,373,116 (1)	1,825,501
(1)    Since the inception of the 2021 Plan, Seacoast granted substitute stock options of 1,373,116 shares associated with acquisitions, representing all stock options granted to employees in the same time period.

The Board of Directors unanimously recommends a vote “FOR” Proposal 3.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

PROPOSAL 4 ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
In accordance with the Exchange Act, we are required to include in this proxy statement and present at the Annual Meeting a non-binding advisory shareholder vote to approve the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this proxy statement. The proposal will be presented at the Annual Meeting in the form of the following resolution:
RESOLVED, that the holders of common stock of the Company approve the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the 2025 Annual Meeting.
This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors, nor will it affect any compensation paid or awarded to any executive.  However, the CGC and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.
The purpose of our compensation policies and procedures is to attract and retain experienced, qualified talent critical to our long-term success and enhancement of shareholder value.  Seacoast’s Board of Directors believes that our compensation policies and procedures achieve this objective.
Currently, say-on-pay votes are held by the Company annually, and the next shareholder advisory vote will occur at the 2026 annual meeting of shareholders.
This Proposal 4 requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal 4.

PROPOSAL 5 ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
Under a federal law which became effective in 2011, all U.S. public companies are required by the Exchange Act to hold a say-on-pay advisory vote such as the one in Proposal 4 and to ask shareholders to vote on the frequency of future say-on-pay votes. Pursuant to this law, we are asking shareholders to vote on whether future say-on-pay votes should occur every year, every two years, or every three years. This vote on the frequency of say-on-pay votes is advisory in nature and must be held at least once every six years.
Shareholders will be able to specify one of four choices for the proposal: every “1 year,” “2 years,” or “3 years,” or “abstain.”
We understand that there are different views as to what is an appropriate frequency for advisory votes on executive compensation. For the reasons described below, we recommend that our shareholders select a frequency of “1 year” (an annual vote) when voting on the frequency of an advisory vote on executive compensation.
● An annual vote will allow our shareholders to provide us with direct and timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year; and
● An annual vote better corresponds with the presentation of compensation information in the proxy statement.
The Compensation and Governance Committee values the opinions expressed by shareholders on this proposal and the say-on-pay proposal, and will continue to consider the outcome of these votes in making its decisions on executive compensation.
This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors. The Board of Directors will take into account the outcome of the vote, but may decide that it is in the best interest of our shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.
For Proposal 5, the option of every “1 year,” “2 years,” or “3 years” that receives the highest number of votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

The Board of Directors unanimously recommends a vote “FOR” Proposal 5 for shareholders to conduct future advisory votes on executive compensation every one year.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

PROPOSAL 6 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
The Audit Committee, acting pursuant to authority delegated to it by the Board of Directors, appointed Crowe LLP, an independent registered certified public accounting firm and the Company’s independent auditor for the fiscal year ending December 31, 2024, to serve as the Company’s independent auditor for the fiscal year ending December 31, 2025. Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of Crowe LLP for ratification by the Company’s shareholders in order to ascertain the views of the shareholders regarding such appointment and as a matter of good corporate practice. If the shareholders should not ratify the appointment of Crowe LLP, the Audit Committee will reconsider the appointment.
Representatives of Crowe LLP will be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of the firm, if they so desire, and will also be available to respond to appropriate questions from shareholders. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the ratification of the appointment of Crowe LLP for the fiscal year ending December 31, 2025. Ratification of this proposal requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote "FOR" Proposal 6.

Relationship with Independent Registered Public Accounting Firm
Crowe LLP’s report on Seacoast’s consolidated financial statements for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Crowe LLP’s report on Seacoast’s internal control over financial reporting expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024. Crowe LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.
Independent Registered Public Accounting Firm’s Fees
The following table shows the fees paid or accrued by the Company for the audit and other services for the fiscal years ended December 31, 2024 and 2023, including expenses:

	2024	2023
Audit Fees (1)	$ 1,201,489	$ 1,484,484
Audit-Related Fees (2)	$ 39,690	$ 171,191
Tax Fees (3)	$ 36,931	$ 98,956
All Other Fees (4)	$ 61,950	$ 68,000
(1) Includes the aggregate fees for professional services and expenses rendered for the audit of the Company’s consolidated financial statements, reviews of consolidated financial statements included in the Company’s Forms 10-Q filed during the respective fiscal year, and audit of the Company’s internal control over financial reporting.
(2) Includes the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and are not reported under “Audit Fees.” These services primarily relate to audits of the Company’s compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development (HUD) assisted programs, and related attestation reporting thereon. Also includes aggregate fees billed in 2024 and 2023 for professional services performed in connection with the Company’s filing of certain registration statements and related issuance of consents.
(3) Includes tax preparation and compliance activities for the Company and related tax compliance.
(4) Includes the aggregate fees for professional services and expenses rendered in connection with the audit of the Company’s retirement savings plan.
Pre-Approval Policy
Under the Audit Committee’s Charter, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. All services set forth above under the captions “Audit Fees”, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2-.01(c)(7)(i).

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
OTHER INFORMATION

Certain Transactions and Business Relationships

Related Party Transactions
The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a Related Party Transaction Policy to guide the Company in connection with all related party transactions. The policy is available on the Company’s website at www.SeacoastBanking.com. The Company defines a related party as:
•any employee, officer, director or director nominee of the Company and/or its subsidiaries;
•a shareholder (or group of affiliated shareholders) beneficially owning in excess of 5% of the Company (or its controlled affiliates);
•a shareholder (or group of affiliated shareholders) with the right to designate a director or board observer to the Board of Directors of the Company and/or any of its subsidiaries;
•an immediate family member of any of the foregoing; and
•an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of such entity.
The policy requires the Audit Committee or a majority of disinterested members of the Board to approve or ratify a transaction between the Company and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:
•transactions available on similar terms to all employees or customers generally;
•transactions involving less than $50,000 when aggregated with all similar transactions;
•loans made by the Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable loans with parties not related to the lender, and not involving more than the normal risk of repayment or presenting other unfavorable features, and in compliance with applicable law, including the Sarbanes Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve System; and
•any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party serves as a director, trustee or executive officer if the aggregate amount involved does not exceed the greater of $200,000, or 5 percent of the charitable organization’s total gross annual receipts.
The Audit Committee is currently comprised of five directors, Dennis J. Arczynski, Christopher E. Fogal, Maryann Goebel, Robert J. Lipstein (Chair) and Alvaro J. Monserrat. None of the current Audit Committee members is or has been an officer or employee of Seacoast or its subsidiaries and each is independent.
From time to time, the Company enters into commercial dealings with certain related persons that it considers arms-length and comparable to dealings between unrelated parties. Director H. Gilbert Culbreth, Jr. is the owner of Gilbert Ford automobile dealership. In 2024, Seacoast paid Gilbert Ford $120,000 for a vehicle purchase. The Audit Committee approved this arrangement.
Several of Seacoast’s directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast’s management and in accordance with the Bank’s written loan policy, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with their directors, executive officers, and their affiliates in the future.
As a federally insured bank, the Bank is subject to Regulation O, which governs loans to “insiders”, defined as any executive officer, director or principal shareholder of the Company or the Bank, and their related interests. Regulation O limits loans to insiders and requires that the terms and conditions of credits granted to insiders are substantially the same as those extended to other customers of the Bank. The Bank’s written loan policy requires compliance with the provisions of Regulation O.
The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank at December 31, 2024, was approximately $1,430,696, which represented approximately 0.07% of Seacoast’s consolidated shareholders’ equity on that date. Additionally, the Bank had $1,269,626 in unfunded commitments to lend directors and named executive officers as of December 31, 2024. These loans were made in the ordinary course of business and they did not involve more than the normal risk of collectability or present other unfavorable features.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Other Matters

Principal Offices
The principal executive offices of Seacoast are located at 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, and its telephone number is (772) 287-4000.

Availability of Form 10-K
Upon the written request of any person whose proxy is solicited by this proxy statement, Seacoast will furnish to such person without charge (other than exhibits) a copy of Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.

Solicitation of Proxies; Expenses
The Board of Directors of the Company is soliciting proxies to be voted at the Annual Meeting. The Company will bear the cost of preparing, printing and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, and/or voting trustees or their nominees who can be identified as record holders of the Company’s common stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials. Seacoast may retain other unaffiliated third parties to solicit proxies and pay the reasonable expenses and charges of such third parties for their services.

Notice of Business to Come Before the Meeting
Management of Seacoast does not know of any matters to be brought before the Annual Meeting other than those described above. If any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

Shareholder Proposals for 2026

Shareholder Proposals for Inclusion in 2026 Proxy Statement
In accordance with Rule 14a-8 of the Securities Exchange Act of 1934, to be considered for inclusion in the Company’s proxy statement and proxy card for the 2026 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices no later than December 8, 2025, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement.

Shareholder Proposals for Presentation at 2026 Annual Meeting
If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2026 Annual Meeting of Shareholders, you must give timely written notice of the proposal to the Company’s Secretary pursuant to the Company’s advance notice provisions. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the Company’s principal executive offices no fewer than 60 nor more than 90 days before the one-year anniversary of the date of the Annual Meeting. To be timely, the written notice (including a notice recommending a director candidate) must be received no earlier than February 18, 2026 and no later than March 20, 2026. The notice must describe your proposal in reasonable detail and provide certain other information required by the Company’s Amended and Restated Articles of Incorporation. A copy of the Company’s Amended and Restated Articles of Incorporation is available upon request from the Company’s Secretary.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Additional Voting Information

Voting at Annual Meeting
Shares represented by valid proxies and voting instruction forms that are received on time will be voted as specified. If you sign and return your proxy card or voting instruction form but do not provide voting instructions, your shares represented by the proxy will be voted as recommended by our Board of Directors as indicated below:

Proposal		Board Recommendation
1	Election of Directors	FOR ALL
2	Amend the Company's Amended and Restated Articles of Incorporation	FOR
3	Amend the Company's Amended 2021 Incentive Plan	FOR
4	Advisory (Non-binding) Vote on Executive Compensation	FOR
5	Advisory (Non-binding) Vote on to Approve Frequency of Future Advisory Executive Compensation	ONE YEAR
6	Ratification of Auditor	FOR
If any other matters are properly presented at the Annual Meeting for action, the persons named and acting as proxy will have the discretion to vote for you on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

Record Date
You may vote all common shares that you owned as of the close of business on March 24, 2025, which is the record date for the meeting.

Forms of Ownership of Shares
If you receive more than one proxy card or notice, it means you have multiple holdings. You may own common shares in one or more ways, including:
•Directly in your name as the shareholder of record (which may be held individually, jointly, or another title), including shares purchased through Seacoast’s Dividend Reinvestment and Stock Purchase Plan or restricted stock awards issued to employees under our long-term incentive plans;
•Indirectly through a bank, broker or other nominee in “street name”; or
•Indirectly through Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan.
If your shares of common stock are registered directly in your name, we are sending the proxy materials directly to you. If you hold our shares in street name, your bank, broker or other nominee is sending proxy materials to you and you must direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials or by following the instructions in the notice you received.
If you are a participant in Seacoast’s Dividend Reinvestment and Stock Purchase Plan, follow the instructions on the Notice or proxy card to provide voting instructions to the trustee. Shares held in your plan account will be combined and voted at the Annual Meeting in the same manner in which you voted those shares registered in your own name either by proxy or in person.
If you are a participant in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan, your voting instructions must be received by May 15, 2025 (the “cut-off date”) to allow sufficient time for the trustees to vote. If your voting instructions are received by the cut-off date, your shares in these plans will be voted as directed by you. For the shares in your account in Seacoast’s Retirement Savings Plan, if you do not submit your voting instructions by following the instructions on the Notice or proxy card, then the trustee of the Retirement Savings Plan will vote, or not vote, in its sole discretion, the shares of common stock in your account. For shares held in your account in the Employee Stock Purchase Plan, your shares will not be voted if you do not give voting instructions as to such shares by proxy by the cut-off date. Please follow the instructions on each notice or proxy card to ensure that all of your shares are voted.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Street Name Holders
If you are a beneficial owner and a broker, bank or other nominee is the record holder (which is commonly referred to as holding shares in “street name”), then you received the notice of the Annual Meeting or proxy materials from the record holder. You have the right to direct your broker or nominee how to vote your shares, and such broker or other nominee is required to vote the shares in accordance with your instructions. Your broker or nominee should have given you instructions on how to vote your shares. It will then be the record holder’s responsibility to vote your shares in the manner you direct. Generally, under the rules of various securities exchanges, brokers and other record holders may vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters unless they have received voting instructions from the beneficial holder. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the Annual Meeting.
Proposals 1, 2, 3, 4 and 5 are considered non-routine matters, and cannot be voted on by your broker without your instructions. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be voted on at the meeting. Proposal 6 is considered a routine matter and the only proposal for which your broker or other record holders may vote.
If your shares are held in street name, you are invited to attend the Annual Meeting; however, you may not vote your shares of common stock held in street name in person at the Annual Meeting unless you request and obtain a power of attorney or other authority from your broker or other nominee who holds your shares and bring it to the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you vote in advance of the Annual Meeting in case your plans change.
Revocation of Proxies
If your shares of common stock are registered directly in your name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•timely submitting another proxy via the telephone or internet;
•delivering to Seacoast a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy, with such written notice to be sent to: 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, Attention: Corporate Secretary
•signing and delivering to Seacoast a proxy card relating to the same shares and bearing a later date; or
•attending the meeting and voting in person by written ballot, although attendance at the meeting will not, by itself, revoke a proxy.
Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.
Quorum and Required Vote
To hold a vote on any proposal, a quorum must be present in person or by proxy at the Annual Meeting. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of common stock as of the close of business on the Record Date.
In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
On the Record Date, there were 85,614,460 shares of common stock issued, outstanding and entitled to be voted, which were held by approximately 2,276 holders of record. Therefore, at least 42,807,231 shares need to be present at the Annual Meeting or represented by proxy in order for a quorum to exist.
If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the shareholders present or represented by proxy may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time of the adjournment, if any, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting. If the Annual Meeting is adjourned more than 120 days after the date fixed for the original Annual Meeting, the Board of Directors must fix a new record date to determine the shareholders entitled to vote at the adjourned Annual Meeting.
Cumulative voting is not permitted. Abstentions and broker non-votes, if any, will not be counted for purposes of determining whether any of the proposals have received sufficient votes for approval, but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
To elect directors and adopt the other proposals at the 2025 Annual Meeting, the following votes are required:

	Proposal	Vote Required	Do abstentions and broker non-votes count as votes cast?	Is broker discretionary voting allowed?
1	Election of Directors	Plurality vote (1)	No	No
2	Amendment to the Company's Amended and Restated Articles of Incorporation	Affirmative vote of a majority of votes cast	No	No
3	Amend the Company's Amended 2021 Incentive Plan	Affirmative vote of a majority of votes cast	No	No
4	Advisory (Non-binding) Vote on Executive Compensation	Affirmative vote of a majority of votes cast	No	No
5	Advisory (Non-binding) Vote on Frequency of Executive Compensation	Affirmative vote of a majority of votes cast	No	No
6	Ratification of Auditor	Affirmative vote of a majority of votes cast	No	Yes
(1) Under our Bylaws, all elections of directors are decided by plurality vote. However, notwithstanding the plurality standard, in an uncontested election for directors, which is the case for the election under Proposal 1, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept or reject the resignation. If any resignation is accepted by the Board, such resignation will be effective upon acceptance, the Company will disclose its decision-making process regarding the resignation in a Form 8-K furnished to the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.SeacoastBanking.com.

Multiple Shareholders Sharing the Same Address
The SEC permits delivery of one copy of the proxy materials to shareholders who have the same address and last name under a procedure referred to as “householding”. We do not utilize householding for our shareholders of record. However, if you hold your shares through a broker, bank or other nominee, you may receive only one copy of the notice and, as applicable, any additional proxy materials that are delivered.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of proxy materials mailed to you in the future, please contact your broker, bank or other nominee. However, if you want to receive a paper proxy or notice or other proxy materials for purposes of this year’s Annual Meeting, follow the instructions included in the notice that was sent to you.
* * * *
Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote over the internet, as well as by telephone. You also may vote your shares by requesting a paper proxy card and completing, signing and returning it by mail. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

Charles M. Shaffer
Chairman and Chief Executive Officer

April 7, 2025

LOCATION OF THE 2025 ANNUAL MEETING OF SHAREHOLDERS
Our 2025 Annual Meeting will be held at the Hutchinson Shores Resort: 3793 NE Ocean Blvd, Jensen Beach, FL 34957

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

APPENDIX A INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

This proxy statement contains financial information determined by methods other than Generally Accepted Accounting Principles ("GAAP"). Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These measures should not be considered an alternative to GAAP.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

YEAR-ENDED
(Dollars in thousands, except per share data)	2024	2023	2022	2021	2020
Net Income	$120,986	$104,033	$106,507	$124,403	$77,764
Total noninterest income	83,428	79,152	66,091	70,727	61,570
Securities losses (gains), net	8,016	2,893	1,096	578	(1,235)
BOLI benefits on death (included in other income)	—	(2,117)	—	—	—
Gain on sale of domain name (included in other income)	—	—	—	(755)	—
Total Adjustments to Noninterest Income	8,016	776	1,096	(177)	(1,235)
Total Adjusted Noninterest Income	91,444	79,928	67,187	70,550	60,335
Total noninterest expense	343,301	395,622	267,934	197,435	185,552
Total Merger related charges	—	(33,180)	(27,925)	(7,853)	(9,074)
Business continuity expenses	(280)	—	—	—	(307)
Branch reductions and other expense initiatives	(7,094)	(5,167)	(1,210)	(2,150)	(818)
Total Adjustments to Noninterest Expense *	(7,374)	(38,347)	(29,135)	(10,003)	(10,199)
Total Adjusted Noninterest Expense	335,927	357,275	238,799	187,432	175,353
Income Taxes	34,854	30,219	31,629	34,335	22,818
Tax effect of adjustments	3,900	9,916	7,662	2,490	2,272
Effect of change in corporate tax rate on deferred tax assets	—	—	—	774	—
Total Adjustments to Income Taxes	3,900	9,916	7,662	3,264	2,272
Adjusted Income Taxes	38,754	40,135	39,291	37,599	25,090
Adjusted Net Income	$132,476	$133,240	$129,076	$130,965	$84,456
Earnings per diluted share, as reported	$1.42	$1.23	$1.66	$2.18	$1.44
Adjusted Earnings per Diluted Share	1.56	1.58	2.01	2.29	1.57
Average diluted shares outstanding	85,040	84,329	64,264	57,088	53,930
Adjusted Noninterest Expense	$335,927	$357,275	$238,799	$187,432	$175,353
Provision for credit losses on unfunded commitments	(1,001)	(1,239)	(1,157)	(133)	(185)
Other real estate owned expense and net (loss) gain on sale	(440)	(985)	1,534	264	(2,263)
Amortization of intangibles	(23,884)	(28,726)	(9,101)	(5,033)	(5,857)
Net Adjusted Noninterest Expense	$310,602	$326,325	$230,075	$182,530	$167,048
Revenue	$515,399	$567,392	$432,253	$346,752	$324,313
Total Adjustments to Revenue	8,016	776	1,096	(177)	(1,235)
Impact of FTE adjustment	1,074	803	498	516	460
Adjusted Revenue on a fully taxable equivalent basis	$524,489	$568,971	$433,847	$347,091	$323,538
Adjusted Efficiency Ratio	59.22%	57.35%	53.03%	52.59%	51.63%
Average Assets	$14,933,758	$14,622,774	$11,051,428	$9,337,054	$7,860,000
Less average goodwill and intangible assets	(815,945)	(816,662)	(360,217)	(249,089)	(231,267)
Average Tangible Assets	$14,117,813	$13,806,112	$10,691,211	$9,087,965	$7,628,733
Return on Average Assets (ROA)	0.81%	0.71%	0.96%	1.33%	0.99%
Impact of removing average intangible assets and related amortization	0.17%	0.20%	0.10%	0.08%	0.09%
Return on Average Tangible Assets (ROTA)	0.98%	0.91%	1.06%	1.41%	1.08%
Impact of other adjustments for Adjusted Net Income	0.08%	0.21%	0.21%	0.07%	0.09%
Adjusted Return on Average Tangible Assets	1.06%	1.12%	1.27%	1.48%	1.17%
Average Shareholders' Equity	$2,152,061	$2,025,382	$1,418,855	$1,215,312	$1,045,219
Less average goodwill and intangible assets	(815,945)	(816,662)	(360,217)	(249,089)	(231,267)
Average Tangible Equity	$1,336,116	$1,208,720	$1,058,638	$966,223	$813,952
Return on Average Shareholders' Equity	5.62%	5.14%	7.51%	10.24%	7.44%
Impact of removing average intangible assets and related amortization	4.77%	5.24%	3.19%	3.03%	2.66%
Return on Average Tangible Common Equity (ROTCE)	10.39%	10.38%	10.70%	13.27%	10.10%
Impact of other adjustments for Adjusted Net Income	0.86%	2.42%	2.16%	0.70%	0.83%
Adjusted Return on Average Tangible Common Equity	11.25%	12.80%	12.86%	13.97%	10.93%
* Beginning in 2024, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect this change.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

APPENDIX B ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SEACOAST BANKING CORPORATION OF FLORIDA
Seacoast Banking Corporation of Florida, a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.1006 of the Florida Business Corporation Act (the “FBCA”), hereby certifies as follows:

I.    The name of the Corporation is Seacoast Banking Corporation of Florida.

II. After the filing and effectiveness pursuant to the FBCA of these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation, at [●] on [●], 2025 (the “Effective Time”), the authorized number of shares of common stock of the Corporation is increased to 200,000,000 shares. Section 4.01 of the Corporation’s Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

4.01 General. The total number of shares of all classes of capital stock (“Shares”) which the Corporation shall have the authority to issue is 204,000,000 consisting of the following classes:

(1) 200,000,000 Shares of common stock, $0.10 par value per share (“Common Stock”); and
(2) 4,000,000 Shares of preferred stock, $0.10 par value per share (“Preferred Stock”).”

III. The only voting group entitled to vote on the amendments contained in these Articles of Amendment was the holders of shares of the Corporation’s Common Stock. These Articles of Amendment were duly adopted by such shareholders on May 19, 2025, at the Corporation’s annual meeting of shareholders. The number of votes cast for the amendment above by the shareholders was sufficient for their approval.

IN WITNESS WHEREOF, Seacoast Banking Corporation of Florida has caused these Articles of Amendment to be signed by
Charles M. Shaffer its Chairman and Chief Executive Officer, this ______ day of ________________________, 2025.

Seacoast Banking Corporation of Florida

By: ____________________________________________
Name: Charles M. Shaffer
Title: Chairman and Chief Executive Officer

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

APPENDIX C AMENDED 2021 INCENTIVE PLAN OF SEACOAST BANKING CORPORATION OF FLORIDA

ARTICLE 1
PURPOSE

1.1. GENERAL. The purpose of the Seacoast Banking Corporation of Florida Amended 2021 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Seacoast Banking Corporation of Florida (the “Company”), by linking the personal interests of employees, officers, directors, consultants and advisors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, consultants and advisors of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of Continuous Service shall have the meaning assigned such term in the employment, consulting, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Florida law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Seacoast Banking Corporation of Florida, a Florida corporation, or any successor corporation.

(k) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director, consultant or advisor of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, or (iv) subject to the prior approval of the Committee, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 11.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee (including a leased employee), officer, director, consultant or advisor of the Company or any Affiliate.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
(q) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value,” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on the principal such Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Independent Directors” means those members of the Board who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff) “Plan” means the Seacoast Banking Corporation of Florida 2021 Incentive Plan, as amended from time to time.

(gg) “Prior Plan” means the Seacoast Banking Corporation of Florida 2013 Long-Term Incentive Plan, as Amended.

(hh) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ii) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj) “Retirement” shall mean (i) for Awards granted prior to January 1, 2023, except as otherwise provided in an Award Certificate, a Participant’s termination of his or her Continuous Service with the Company and any Affiliate, if at the time of such termination the Participant’s years of service as an employee of the Company or any Affiliate equals or exceeds 5 years and the Participant has at least attained the age of 55, and (ii) for Awards granted on or after January 1, 2023, except as otherwise provided in an Award Certificate, a Participant’s termination of his or her Continuous Service with the Company and any Affiliate, if at the time of such termination (A) the Participant’s years of service as an employee of the Company or any Affiliate equals or exceeds 10 years and the Participant has at least attained the age of 65 and (B) no condition exists that would have allowed the Participant’s Continuous Service to have been terminated for Cause.”

(kk) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 14), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

(ll) “Stock” means the $0.10 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(mm) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(nn) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(oo) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(pp) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan will become effective on the date that it is adopted by the Company’s shareholders (the “Effective Date”).

3.2. TERM OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4
ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Governance Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Certificate as provided herein; and

(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4. DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 5,750,000, plus a number of Shares (not to exceed 269,979) underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised or are cancelled, forfeited, or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 5,750,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that all or a portion of an Award is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to meet time-based and/or performance-based vesting requirements, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c) The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(d) The full number of Shares subject to a SAR that is settled in Shares shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

(e) Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(f) Shares repurchased by the Company on the open market with the proceeds of an Option exercise shall not be added to the Plan share reserve.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

(g) Substitute Awards granted pursuant to Section 13.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h) Subject to applicable Exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 14), with respect to any one calendar year, the aggregate compensation that may be granted to any non-employee director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $750,000, including in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

ARTICLE 6
ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of shareholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled or surrendered in exchange for Options, SARs or other Awards with an exercise or base price that is less than the exercise price of the original Option, (iii) an Option may not be cancelled or surrendered in exchange for other Awards if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, and (iv) an Option may not be cancelled or surrendered for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which (other than for a SAR issued as a substitute Award pursuant to section 13.10) shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of shareholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled or surrendered in exchange for Options, SARs or other Awards with an exercise or base price that is less than the base price of the original SAR, (iii) a SAR may not be cancelled or surrendered in exchange for other Awards if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, and (iv) a SAR may not be cancelled or surrendered for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof) and subject to the same vesting provisions as provided for the host Award, or (iii) will be credited by the Company to an account for the Participant and accumulated without interest until the date on which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Award lapse.

9.4. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
ARTICLE 10
PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. Any Dividend Equivalents granted with respect to a Performance Award shall be subject to Section 11.1.
10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

ARTICLE 11
DIVIDEND EQUIVALENTS

11.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof) and subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date on which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Award lapse.

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS

12.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value per Share (or net asset value per Share) or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Any Dividend Equivalents granted with respect to an Award under this Section 12.1 shall be subject to Section 11.1.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS

13.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.4. BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Company.

13.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any Exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6 ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(i) each that Participant’s outstanding Options and SARs, or the portions of such outstanding Options and SARs, as applicable, that are solely subject to time-based vesting requirements shall become vested and fully exercisable as of the date of termination, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii) each of that Participant’s other outstanding Awards, or the portions of such other outstanding Awards, as applicable, that are solely subject to time-based vesting restrictions shall become vested, and such restrictions shall lapse as of the date of termination; and

(iii) the payout opportunities attainable under each of that Participant’s outstanding Options, SARs and other Awards, or the portions of such outstanding Options, SARs and other Awards, as applicable, that are solely subject to performance-vesting requirements or restrictions shall be deemed to have been earned as of the date of termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the date of termination occurs during the second half of the applicable performance period, then all relevant performance goals will be deemed to have been achieved at the “target” level or, if greater, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.7. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a pro rata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the greater of the “target” level or the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
13.8. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 13.6 or 13.7 above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially vested and exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may provide for different treatment among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8.

13.9. FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy. Nothing contained herein or in any Award Certificate prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.

13.10. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE

14.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and Section 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and Section 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3 GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION

15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan (other than pursuant to Article 14), (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Except as otherwise provided in Section 14.1, without the prior approval of the shareholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

15.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award;

(b) Except as otherwise provided in Article 14, without the prior approval of the shareholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for Options, SARs or other Awards with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(c) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

15.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16
GENERAL PROVISIONS

16.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements, all in accordance with such procedures as the Committee approves (which procedures may permit withholding up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification). All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025
or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2025

16.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Florida.

16.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

Seacoast
BANKING CORPORATION
OF FLORIDA

815 COLORADO AVENUE
P.O. BOX 9012
STUART, FL 34995-9012
ATTN: KATHY HSU

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Seacoast in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEACOAST BANKING CORPORATION OF FLORIDA

The Board of Directors recommends a vote FOR ALL director nominees, FOR Proposals 2, 3, 4 and 6 and 1 YEAR on Proposal 5.

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Elect Directors

   01) Dennis J. Arczynski
   02) Eduardo J. Arriola
   03) Maryann Goebel
   04) Robert J. Lipstein

		For	Against	Abstain
2.	Amendment to the Company's Amended and Restated Articles of Incorporation to Increase Authorized Common Stock	☐	☐	☐
3.	Amendment to the Company's Amended 2021 Incentive Plan to Increase Authorized Shares	☐	☐	☐
4.	Advisory (Non-binding) Vote on Compensation of Named Executive Officers	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
5.	Advisory (Non-binding) Vote on Frequency of Vote on Compensation of Named Executive Officers	☐	☐	☐	☐

		For	Against	Abstain
6.	Ratification of Appointment of Crowe LLP as Independent Auditor for 2025	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice & Proxy Statement and our 2024 Annual Report on Form 10-K are available at www.proxyvote.com.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

SEACOAST BANKING CORPORATION OF FLORIDA

FOR REGISTERED SHAREHOLDERS: The undersigned shareholder(s) hereby appoint(s) Tracey L. Dexter, as Proxy, and hereby authorize(s) her to represent and to vote all shares of common stock of Seacoast Banking Corporation of Florida ("Seacoast") that the undersigned may be entitled to vote at the 2025 Annual Meeting of Shareholders to be held at Hutchinson Shores Resort, 3793 NE Ocean Blvd., Jensen Beach, Florida, or by means of remote communication (a virtual-only Annual Meeting) on Monday, May 19, 2025, at 10:00 A.M., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), as designated on the reverse side of this ballot, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 7, 2025.

FOR PARTICIPANTS IN SEACOAST'S EMPLOYEE BENEFIT PLANS: This form provides voting instructions to the trustees for the shares of Seacoast common stock held in Seacoast's Employee Stock Purchase Plan and Retirement Savings Plan (collectively and individually, the "Employee Plans"). Please complete this form, sign your name exactly as it appears on the reverse side and return it in the enclosed envelope. To allow sufficient time for the trustees to tabulate and vote the plan shares, we must receive your voting instructions no later than 11:59 p.m. on May 15, 2025 (the "cut-off date") to be counted. As a participant in one or both of the Employee Plans, the undersigned authorizes One America as trustee of the Retirement Savings Plan for Employees of Seacoast National Bank and/or authorizes Seacoast National Bank as trustee of Seacoast's Employee Stock Purchase Plan to vote all shares of Seacoast common stock allocated to the undersigned's account under such plan(s) at the Annual Meeting as directed below upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 7, 2025. When this form is properly executed and received by the cut-off date, the shares in the Employee Plans will be voted as directed by you. Shares held in the Employee Stock Purchase Plan will not be voted if you do not give voting instructions on such shares. If you do not give voting instructions for the shares allocated to your account in the Retirement Savings Plan, the trustee may vote or not vote, in its sole discretion, your shares of Seacoast common stock.

When this proxy is properly executed, all shares will be voted in the manner directed herein. If no direction is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

(Continued, and to be marked, dated and signed, on the other side)

Your **Vote** Counts!

SEACOAST BANKING CORPORATION OF FLORIDA

2025 Annual Meeting

Vote by May 18, 2025 11:59 PM ET. For shares held in Seacoast's Employee Plans, vote by May 15, 2025 11:59 PM ET.

Seacoast
BANKING CORPORATION OF FLORIDA

815 COLORADO AVENUE
P.O. BOX 9012
STUART, FL 34995-9012
ATTN: KATHY HSU

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You invested in SEACOAST BANKING CORPORATION OF FLORIDA and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 19, 2025.**

Get informed before you vote

View the Notice & Proxy Statement and our 2024 Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 5, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 19, 2025
10:00 AM EDT

Hutchinson Shores Resort
3793 NE Ocean Blvd.
Jensen Beach, Florida 34957

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Elect Directors 01) Dennis J. Arczynski 02) Eduardo J. Arriola 03) Maryann Goebel 04) Robert J. Lipstein	For All
2.	Amendment to the Company's Amended and Restated Articles of Incorporation to Increase Authorized Common Stock	For
3.	Amendment to the Company's Amended 2021 Incentive Plan to Increase Authorized Shares	For
4.	Advisory (Non-binding) Vote on Compensation of Named Executive Officers	For
5.	Advisory (Non-binding) Vote on Frequency of Vote on Compensation of Named Executive Officers	1 Year
6.	Ratification of Appointment of Crowe LLP as Independent Auditor for 2025	For

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

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